Exhibit 2.1

SECOND AMENDED AND RESTATED

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

REG NEWCO, INC.,

REG DANVILLE, LLC,

BLACKHAWK BIOFUELS, LLC

AND

RENEWABLE ENERGY GROUP, INC.

EXECUTED NOVEMBER 21, 2009

i

EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit A	Certificate of Formation of MergerLLC

Exhibit B	Operating Agreement of MergerLLC

Exhibit C	Series A Preferred Stock Certificate of Designation

Exhibit D	Certificate of Incorporation of Parent

Exhibit E	Bylaws of Parent

Exhibit F	Rule 145 Affiliate Agreement

Exhibit G	Registration Rights Agreement

SCHEDULES

Company Disclosure Schedule:

Schedule 1.1	Permitted Exceptions
Schedule 3.3(b)	Company Warrants
Schedule 4.1(b)	Subsidiaries
Schedule 4.2	Capital Structure
Schedule 4.4(a)	Conflicts
Schedule 4.4(b)	Consents of Third Parties
Schedule 4.6	Undisclosed Liabilities
Schedule 4.7	SEC Documents
Schedule 4.9	Company Developments
Schedule 4.11(a)(i)(A)	Company Real Property
Schedule 4.11(a)(i)(B)	Excluded Properties
Schedule 4.11(a)(ii)	Owned Property Exceptions
Schedule 4.11(a)(iii)	Leased Property Exceptions
Schedule 4.11(b)	Real Property Leases
Schedule 4.11(f)	Rights of First Refusal
Schedule 4.12	Personal Property Leases
Schedule 4.13(a)	Intellectual Property
Schedule 4.13(b)	Intellectual Property Exceptions
Schedule 4.13(i)	Software
Schedule 4.14(a)	Material Contracts
Schedule 4.14(a)(xix)	Amounts Owed Professional Service Providers
Schedule 4.14(b)	Material Contracts Exceptions
Schedule 4.14(c)	Material Contract Consents
Schedule 4.15(a)	Employee Benefit Plans

Schedule 4.15(c)	Qualified Plan Exceptions
Schedule 4.15(k)	Amendments to Employee Benefit Plans
Schedule 4.15(p)	Employee Benefits
Schedule 4.16(a)	Labor Contracts
Schedule 4.16(b)	Labor Relations
Schedule 4.17	Litigation
Schedule 4.18(a)	Compliance with Laws
Schedule 4.18(b)	Permits
Schedule 4.19	Environmental Matters
Schedule 4.20	Insurance
Schedule 4.23	Related Party Transactions
Schedule 4.24	Product Warranty; Product Liability
Schedule 4.25	Banks
Schedule 4.27	Company Financial Advisors
Schedule 4.30	Company Financial Condition
Schedule 6.2.(a)(v)	Capital Expenditure Plan
Schedule 6.3	Consents
Schedule 6.11	Indebtedness
Schedule 6.20(a)	Indemnification Agreements
Schedule 7.1(m)	Incentives Consents

Parent Disclosure Schedule:

Schedule 5.1(b)	Subsidiaries
Schedule 5.2(i)	Parent Shareholders
Schedule 5.2(ii)	Parent Outstanding Shares
Schedule 5.2(iii)	Parent Pre-emptive and Similar Rights
Schedule 5.4	Conflicts
Schedule 5.6	Parent Financial Advisors

v

SECOND AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

THIS SECOND AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this “Agreement”) is executed this 21st day of November, 2009, but for all purposes is deemed made, entered into, dated and effective as of the 11th day of May, 2009, by and among REG Newco, Inc., a Delaware corporation (“Parent”), REG Danville, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“MergerLLC”), Blackhawk Biofuels, LLC, a Delaware limited liability company (the “Company”), and Renewable Energy Group, Inc., a Delaware corporation (“REG”), amending and restating that certain Amended and Restated Agreement and Plan of Merger dated August 7, 2009 by and among Newco, Purchaser, Company and REG and that certain Agreement and Plan of Merger dated May 11, 2009 by and among Parent, Merger LLC, Company and REG.

R E C I T A L S:

WHEREAS, the Company presently owns and operates a biodiesel production facility located at Danville, Illinois (the “Facility”);

WHEREAS, the parties desire that MergerLLC, upon the terms and subject to the conditions of this Agreement and in accordance with the provisions of the Limited Liability Company Act of the State of Delaware (“Delaware Law”), merge with and into the Company (the “Merger”);

WHEREAS, simultaneously with the execution of this Agreement, the Common Plan Agreements have been executed and true, correct and complete copies of the form of which have been delivered to the Company on or before the date of this Agreement;

WHEREAS, the Board of Managers of the Company (a) has unanimously (except for the director affiliated with REG) determined that the Merger is fair to and in the best interests of the Company and its unitholders, (b) has unanimously (except for the director affiliated with REG) approved this Agreement, the consummation of the transactions contemplated hereby and the execution and delivery of this Agreement by the Company, and (c) has unanimously (except for the director affiliated with REG) determined to recommend adoption of this Agreement and approval of the Merger on the terms and conditions set forth in this Agreement by the unitholders of the Company;

WHEREAS, the Boards of Directors of Parent and REG and the Board of Managers of MergerLLC (a) have unanimously determined that the Merger is fair to and in the best interests of the Parent and its stockholders, REG and its stockholders and MergerLLC and its sole member, respectively, (b) have unanimously approved this Agreement, the consummation of the transactions contemplated hereby and the execution and delivery of this Agreement by Parent, REG and MergerLLC, respectively, and (c) have unanimously determined to recommend adoption of this Agreement and approval of the Merger on the terms and conditions set forth in this Agreement by the stockholders of Parent and REG and member of MergerLLC;

WHEREAS, the Company, Parent, MergerLLC and REG desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND TERMS

Section 1.1                                      Certain Definitions.  As used in this Agreement, the following terms have the meanings set forth below:

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such other Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made.  For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Agreement” means this Agreement, together with all of the Schedules and Exhibits hereto, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

“Ancillary Agreements” means all other agreements, documents and instruments required to be delivered by any party pursuant to this Agreement, and any other agreements, documents or instruments entered into at or prior to Closing in connection with this Agreement or the transactions contemplated hereby.

“Antitrust Division” has the meaning set forth in the Section 6.4(a).

“Antitrust Laws” has the meaning set forth in the Section 6.4(b).

“Balance Sheet” has the meaning set forth in the Section 4.5(a).

“Balance Sheet Date” has the meaning set forth in the Section 4.5(a).

“Business” means the development and ownership of biodiesel production facilities and the production, storage, transport, marketing and sale of biodiesel and businesses thereto, and engaging in activities ancillary or incidental thereto.

“Business Day” means any day other than a Saturday, a Sunday, federal holiday or a day on which banks in the City of New York or the State of Delaware are authorized or obligated by Law to close.

“Certificate of Merger” has the meaning set forth in Section 2.3.

“Chosen Courts” has the meaning set forth in Section 10.10.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Code” means the Internal Revenue Code of 1986 and the regulations promulgated thereunder, as amended from time to time.

“Commercially Reasonable Efforts” means the efforts, time and costs a prudent person desirous of achieving a result would use, expend or incur in similar circumstances to achieve such results as expeditiously as possible; provided that such Person is not required to expend funds or assume liabilities beyond those that are (i) commercially reasonable in nature and amount in the context of the Merger or (ii) otherwise required to be expended or assumed pursuant to the terms of this Agreement.

“Common Plan Agreements” means (i) that certain Second Amended and Restated Agreement and Plan of Merger of even execution date herewith by and among Parent, REG Merger Sub, Inc. and REG (the “REG Merger Agreement”); (ii) that certain Second Amended and Restated Asset Purchase Agreement of even execution date herewith by and among Parent, REG Newton, LLC, REG and Central Iowa Energy, LLC; and (iii) that certain Second Amended and Restated Asset Purchase Agreement of even execution date herewith by and among Parent, REG Wall Lake, LLC, REG and Western Iowa Energy, LLC.

“Common Stock Per Unit Closing Merger Consideration” has the meaning set forth in Section 3.1(a)(i).

“Company” has the meaning set forth in the Preamble.

“Company Adverse Recommendation Change” has the meaning set forth in the Section 6.6(c).

“Company Adverse Recommendation Notice” has the meaning set forth in the Section 6.6(c).

“Company Assets” means all cash and cash equivalents, securities, vehicles, contracts, including, but not limited to, the Material Contracts, furniture, equipment, Intellectual Property,

Technology, Company Property, personal property, books and records, and other assets (including tax credits) owned, leased or licensed by the Company.

“Company Board Recommendation” has the meaning set forth in Section 6.14(b).

“Company Certificate” has the meaning set forth in Section 3.1(a)(iii).

“Company Disclosure Schedule” has the meaning set forth in the preamble to Article IV.

“Company Documents” has the meaning set forth in the Section 4.3(a).

“Company Monthly Financial Statements” has the meaning set forth in Section 6.11.

“Company Options” has the meaning set forth in Section 4.2.

“Company Permits” has the meaning set forth in the Section 4.18(b).

“Company Property” has the meaning set forth in Section 4.11(a).

“Company SEC Documents” has the meaning set forth in Section 4.7(a).

“Company Units” has the meaning set forth in Section 3.1(a)(iii).

“Company Unitholder Approval” has the meaning set forth in Section 4.3(b).

“Company Unitholders” means the unitholders of the Company.

“Company Unitholders Meeting” has the meaning set forth in Section 6.14(b).

“Company Warrants” has the meaning set forth in Section 3.3(b).

“Confidentiality Agreement” has the meaning set forth in Section 6.1.

“Contract” means any written or oral contract, agreement, indenture, note, bond, debenture, mortgage, loan, instrument, lease, license, commitment or other obligation.

“Copyrights” has the meaning set forth in the definition of Intellectual Property.

“Delaware Law” has the meaning set forth in the Recitals.

“Documents” means all files, documents, instruments, papers, books, reports, records, tapes, microfilms, photographs, letters, budgets, forecasts, ledgers, journals, title policies, lists of past, present and/or prospective customers, supplier lists, regulatory filings, operating data and plans, technical documentation (design specifications, functional requirements, operating instructions, logic manuals, flow charts, etc), user documentation (installation guides, user manuals, training materials, release notes, working papers, etc.), marketing documentation (sales brochures, flyers, pamphlets, web pages, etc.), and other similar materials related to the Business, in each case whether or not in electronic form.

“Effective Time” has the meaning set forth in Section 2.3.

“Employee” means all individuals (including common law employees, independent contractors and individual consultants), as of the date hereof, who are employed or engaged by the Company in connection with the Business, together with individuals who are hired in respect of the Business after the date hereof.

“Employee Benefit Plan” has the meaning set forth in Section 4.15(a).

“Environmental Costs and Liabilities” means, with respect to any Person, all Liabilities and Remedial Actions incurred as a result of any claim or demand by any other Person or in response to any violation of Environmental Law or to the extent based upon, related to, or arising under or pursuant to any Environmental Law, Environmental Permit, order or agreement with any Governmental Authority or other Person, or which relates to any environmental, health or safety condition, violation of Environmental Law or a Release or threatened Release of Hazardous Materials, whether known or unknown, accrued or contingent, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute.

“Environmental Law” means any foreign, federal, state or local law (including common law), statute, code, ordinance, rule, regulation or other legal requirement or obligation in any way relating to pollution, odors, noise, or the protection of human health and safety, the environment or natural resources, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), as each has been amended and the regulations promulgated pursuant thereto.

“Environmental Permit” means any Permit required by Environmental Laws for the operation of the Business.

“ERISA” means the Employment Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” has the meaning set forth in Section 4.15(a).

“ERISA Affiliate Plans” has the meaning set forth in Section 4.15(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agent” has the meaning set forth in Section 3.2(b)(i).

“Exchange Fund” has the meaning set forth in Section 3.2(b)(i).

“Excluded Units” has the meaning set forth in Section 3.1(a)(i).

“Facility” has the meaning set forth in the Recitals.

“Final Closing Balance Sheet” means the final Balance Sheet of the Company delivered to Parent or MergerLLC prior to the Closing Date.

“Financial Statements” has the meaning set forth in Section 4.5(a).

“Financing” has the meaning set forth in Section 7.1(j).

“Form S-4” has the meaning set forth in Section 4.29.

“Former Employee” means all individuals (including common law employees, independent contractors and individual consultants) who were employed or engaged by the Company in connection with the Business but who are no longer so employed or engaged on the date hereof.

“FTC” has the meaning set forth in Section 6.4(a).

“GAAP” means generally accepted accounting principles in the United States as of the date hereof.

“Governmental Authority” means any government or governmental or regulatory body thereof, or political subdivision thereof, whether foreign, federal, state, or local, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

“Hardware” means any and all computer and computer-related hardware, including, but not limited to, computers, file servers, facsimile servers, scanners, color printers, laser printers and networks.

“Hazardous Material” means any substance, material or waste that is regulated, classified, or otherwise characterized under or pursuant to any Environmental Law as “hazardous,” “toxic,” “pollutant,” “contaminant,” “radioactive,” or words of similar meaning or effect, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold or other fungi and urea formaldehyde insulation.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indebtedness” of any Person means, without duplication, (i) the principal, accreted value, accrued and unpaid interest, prepayment and redemption premiums or penalties (if any), unpaid fees or expenses and other monetary obligations in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the Ordinary Course of Business); (iii) all obligations of such Person under leases required to be capitalized in accordance with GAAP; (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction that has been drawn upon, including any fees related to such obligations whether or not drawn upon; (v) all obligations of such Person under interest rate or currency swap transactions (valued at the termination value thereof); (vi) the liquidation value, accrued and unpaid dividends and prepayment or redemption premiums and penalties (if any), unpaid fees or expense and other monetary obligations in respect of any and all redeemable preferred stock of such Person; (vii) all checks issued by the Company prior to the Closing Date that remain outstanding as of the Closing Date; (viii) all obligations of the type referred to in clauses (i) through (vii) of any Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations; and (ix) all obligations of the type referred to in clauses (i) through (viii) of other Persons secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person).

“Intellectual Property” means all right, title and interest in or relating to intellectual property, whether protected, created or arising under the laws of the United States or any other jurisdiction, including:  (i) all patents and applications therefor, including all continuations, divisionals and continuations-in-part and patents issuing thereon, along with all reissues, reexaminations, substitutions and extensions thereof (collectively, “Patents”); (ii) all trademarks, service marks, trade names, trade dress, logos, corporate names and other source or business identifiers, together with the goodwill associated with any of the foregoing, along with all applications, registrations, renewals and extensions thereof (collectively, “Marks”); (iii) all Internet domain names; (iv) all copyrights, works of authorship and moral rights, and all registrations, applications, renewals, extensions and reversions of any of the foregoing (collectively, “Copyrights”); (v) trade secrets (“Trade Secrets”); and (vi) all other intellectual property rights arising from or relating to Technology that is owned by the Company and related to the Business or (ii) used by the Company in connection with the Business.

“Intellectual Property Licenses” means (i) any grant by the Company to another Person of any right, permission, consent or non-assertion relating to or under any of the Purchased Intellectual Property and (ii) any grant by another Person to the Company of any right, permission, consent or non-assertion relating to or under any third Person’s Intellectual Property.

“IRS” means the United States Internal Revenue Service and, to the extent relevant, the United States Department of Treasury.

“Joint Proxy Statement” has the meaning set forth in Section 4.29.

“Knowledge” or any similar phrase means (i) with respect to the Company, the collective actual knowledge of Ronald L. Mapes, Ronald Fluegel and Brad Oeltjenbruns, and (ii) with respect to Parent, MergerLLC and REG, the collective actual knowledge of Jeffrey Stroburg, Daniel J. Oh, Nile Ramsbottom and Gus Baltabols.

“Labor Contracts” has the meaning set forth in Section 4.16(a).

“Law” means any federal, state or local law (including common law), statute, code, ordinance, rule, regulation or other legal requirement or obligation.

“Legal Proceeding” means any judicial, administrative or arbitral actions, suits, mediations, investigations, inquiries, proceedings or claims (including counterclaims) by or before a Governmental Authority.

“Liability” means any debt, loss, damage, adverse claim, fines, penalties, liability or obligation (whether direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, matured or unmatured, determined or determinable, disputed or undisputed, liquidated or unliquidated, or due or to become due, and whether in contract, tort, strict liability or otherwise), and including all costs and expenses relating thereto (including all fees, disbursements and expenses of legal counsel, experts, engineers and consultants and costs of investigation).

“Lien” means any lien, encumbrance, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, proxy, voting trust or agreement, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

“Marks” has the meaning set forth in the definition of Intellectual Property.

“Material Adverse Effect” means an effect, condition or change that is materially adverse to the business, assets, properties, financial condition, or results of operations of the Company, or of Parent and its Subsidiaries, taken as a whole, or of REG and its Subsidiaries, taken as a whole, or of any other party to the Common Plan Agreements and its Subsidiaries, taken as a whole; provided, however, that effects, conditions and changes relating to the following shall not constitute a Material Adverse Effect, and shall not be considered in determining whether a Material Adverse Effect has occurred:

(a)  changes in the economy or financial or commodities markets generally in the United States;

(b)  changes that are the result of factors generally affecting the industries in which the Company and REG and its Subsidiaries operate; or

(c)  changes proximately caused by the pendency or the announcement of this Agreement or the transactions contemplated hereby.

“Material Contracts” has the meaning set forth in Section 4.14(a).

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” has the meaning set forth in Section 3.1(a)(iv).

“MergerLLC” has the meaning set forth in the Recitals.

“MergerLLC Documents” has the meaning set forth in Section 5.3.

“MOSA” has the meaning set forth in Section 4.14(b).

“Network Plants” means Central Iowa Energy, LLC, an Iowa limited liability company and Western Iowa Energy, LLC, an Iowa limited liability company.

“Order” means any order, injunction, judgment, doctrine, decree, ruling, writ, assessment or arbitration award of a Governmental Authority.

“Ordinary Course” or “Ordinary Course of Business” means the conduct of the business of the Company, Parent and its Subsidiaries or REG and its Subsidiaries (as the case may be) in accordance with their normal day-to-day customs, practices and procedures as conducted from time to time prior to the date of this Agreement and shall include the activities of the Company, Parent and its Subsidiaries and REG and its Subsidiaries undertaken in connection with their respective obligations under this Agreement.

“Organizational Documents” means the certificate or articles of incorporation and bylaws of a corporation, the certificate of formation or organization and limited liability company or operating agreement of a limited liability company, or similar documents which constitute the fundamental organizational instruments and agreements of an entity.

“Owned Property” has the meaning set forth in Section 4.11(a).

“Parent” has the meaning set forth in the Preamble.

“Parent BCA Registration Rights Agreement” is the Registration Rights Agreement to be executed by Parent and Biofuels Company of America, LLC at or prior to Closing.

“Parent Common Stock” means shares of the common stock, par value $0.0001 per share, of Parent.

“Parent Disclosure Schedule” has the meaning set forth in the preamble to Article V.

“Parent’s Environmental Assessment” has the meaning set forth in Section 6.9.

“Parent Monthly Financial Statements” has the meaning set forth in Section 6.11.

“Parent Plans” has the meaning set forth in Section 6.17.

“Parent Preferred Stock” means shares of the preferred stock designated Series A Preferred Stock, par value $0.0001 per share, of Parent.

“Parent Registration Rights Agreement” means the Registration Rights Agreement in the form of Exhibit G hereto to be executed by Parent and the other parties thereto at or prior to Closing.

“Parent Shares” has the meaning set forth in Section 3.1(a)(iv).

“Parent Stockholder Agreement” means the Stockholder Agreement to be executed by Parent and the other parties thereto at or prior to Closing.

“Patents” has the meaning set forth in the definition of Intellectual Property.

“PBGC” has the meaning set forth in Section 4.15(e).

“Permits” means any approvals, authorizations, consents, licenses, permits or certificates of a Governmental Authority.

“Permitted Exceptions” means (i) those matters set forth on Company Disclosure Schedule 1.1; (ii) statutory liens for current Taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, provided an appropriate reserve has been established therefor in the Financial Statements in accordance with GAAP; (ii) mechanics’, carriers’, workers’ and repairers’ Liens that do not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company and which if filed are being contested in a timely manner pursuant to applicable Law and are properly reserved against in the Company’s books and records in accordance with GAAP; (iv) zoning, entitlement and other land use and environmental regulations by any Governmental Authority, provided that if such regulations have been violated, such violations, individually or in the aggregate, do not have a Material Adverse Effect with respect to the Company; and (iv) easements, covenants, restrictions and encumbrances which do not, individually or in the aggregate, have a Material Adverse Effect with respect to the Company; and (vi) rights of tenants in possession under existing written leases listed on Company Disclosure Schedule 1.1.

“Person” means any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity.

“Per Unit Total Merger Consideration” has the meaning set forth in Section 3.1(a)(iv).

“Preferred Stock Per Unit Closing Merger Consideration” has the meaning set forth in Section 3.1(a)(i).

“Professional Service Providers” has the meaning set forth in Section 4.14(a)(xix).

“Qualified Plans” has the meaning set forth in Section 4.15(c).

“Real Property Leases” has the meaning set forth in Section 4.11(a).

“REG” has the meaning set forth in the Preamble.

“REG Merger Agreement” has the meaning set forth in the definition of Common Plan Agreements.

“REG Stockholders” means all of the holders of common stock and preferred stock of Renewable Energy Group, Inc. eligible to vote on the REG Merger Agreement and the Related Transactions.

“REG Stockholders Meeting” means the special meeting of REG Stockholders held pursuant to the REG Merger Agreement for the purpose of approval of the REG Merger Agreement.

“Related Persons” has the meaning set forth in Section 4.23.

“Related Transactions” means those transactions contemplated by the Common Plan Agreements.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, deposit, dumping, emptying, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any property.

“Remedial Action” means all actions including any capital expenditures undertaken to (i) clean up, remove, treat or in any other way address any Hazardous Material; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care; or (iv) correct a condition of noncompliance with Environmental Laws.

“Representatives” has the meaning set forth in Section 6.6(a).

“Rule 145 Affiliates” has the meaning set forth in Section 6.15.

“Rule 145 Agreements” means the agreements in the form of Exhibit F to be executed at or prior to Closing pursuant to Section 6.15.

“Sarbanes Oxley Act” has the meaning set forth in Section 4.7(d).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senior Lender” has the meaning set forth in Section 7.1(k).

“Software” means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code; (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons; and (iv) all documentation, including user manuals and other training documentation, related to any of the foregoing.

“Subsidiary” means, with respect to any Person, any other Person of which (i) a majority of the outstanding share capital, voting securities or other equity interests are owned, directly or indirectly, by such Person or (ii) such Person is entitled, directly or indirectly, to appoint a majority of the board of directors or managers or comparable supervisory body of the other Person.

“Superior Proposal” has the meaning set forth in Section 6.6(d).

“Surviving Company” has the meaning set forth in Section 2.1.

“Takeover Proposal” has the meaning set forth in Section 6.6(d).

“Tax” or “Taxes” means (i) any and all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever; (ii) all interest, penalties, fines, additions to tax or additional amounts of any kind imposed by any Taxing Authority in connection with any item described in clause (i); and (iii) any liability in respect of any items described in clauses (i) and/or (ii) payable by reason of Contract, assumption, transferee liability, operation of law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under law) or otherwise.

“Taxing Authority” means the IRS and any other Governmental Authority responsible for the administration of any Tax.

“Tax Return” means any return, report or statement filed or required to be filed with respect to any Tax (including any elections, declarations, schedules or attachments thereto, and any amendment thereof), including any information return, claim for refund, amended return or declaration of estimated Tax, and including, where permitted or required, combined, consolidated or unitary returns for any group of entities that includes the Company or any of its Affiliates.

“Technology” means, collectively, all Software, information, designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development,

technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements, works of authorship and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein, and all related technology, that are used in, incorporated in, embodied in, displayed by or related to, or are used in connection with the foregoing that is (i) owned by the Company and related to the Business or (ii) used by the Company in connection with the Business, including, without limitation, all Software and other Technology developed by the Company and relating to employees and payroll.

“Termination Date” has the meaning set forth in Section 8.1.

“Termination Fee” has the meaning set forth in Section 8.4.

“Trade Secrets” has the meaning set forth in the definition of Intellectual Property.

“WARN” means the Worker Adjustment and Retraining Notification Act of 1988, as amended, and the rules and regulations promulgated thereunder.

Section 1.2                                      Other Terms.  Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

Section 1.3                                      Other Definitional Provisions.  Unless the express context otherwise requires:

(a)                                  the words “hereof”, “herein”, “hereunder”, “hereby” and “herewith” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b)                                 the terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

(c)                                  where a word or phrase is defined herein, each of its other grammatical forms will have a corresponding meaning;

(d)                                 any references herein to “Dollars” and “$” are to United States Dollars;

(e)                                  any references herein to a specific Article, Section, paragraph, Schedule or Exhibit shall refer, respectively, to Articles, Sections, paragraphs, Schedules or Exhibits of this Agreement;

(f)                                    any references herein to an agreement, instrument or document means such agreement, instrument or document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by this Agreement;

(g)                                 any references herein to a statute means such statute as amended as of the date of this Agreement and, for purposes of the Closing hereunder, shall include such statute as amended or successor thereto as of the Closing Date;

(h)                                 wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; and

(i)                                     references herein to any gender includes the other gender; and

(j)                                     references to any party to this Agreement or any other agreement or document will include each party’s predecessors, successors and permitted assigns.

Section 1.4                                      Interpretation. The headings and captions used in this Agreement and any Schedule or Exhibit hereto, in the table of contents or any index hereto are for convenience of reference only and do not a constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement or any Schedule or Exhibit hereto, and all provisions of this Agreement and the Schedules and Exhibits hereto shall be enforced and construed as if no caption or heading had been used herein or therein. Any capitalized terms used in any Schedule or Exhibit attached hereto and not otherwise defined therein shall have the meaning set forth in the Agreement (or, in the absence of any ascribed meaning, the meaning customarily ascribed to any such term in the Company’s industry or in general commercial usage). The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

ARTICLE II

THE MERGER

Section 2.1                                      The Merger.  Upon the terms and subject to the conditions set forth in this Agreement and in accordance with Delaware Law, (a) at the Effective Time, MergerLLC shall be merged with and into the Company, and (b) as a result of the Merger, the separate existence of MergerLLC shall cease.  The Company shall be the surviving company in the Merger (the “Surviving Company”) and the separate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in Section 2.4.

Section 2.2                                      Closing.  The closing of the Merger (the “Closing”) shall take place at (a) the offices of Nyemaster Goode, P.C., 700 Walnut Street, Suite 1600, Des Moines, IA 50309, at 9:00 A.M., CST, on the second (2nd) Business Day following the fulfillment or waiver of the conditions set forth in Article VII hereof (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) in accordance with this Agreement or (b) such other place and time and/or on such other date as the Company, Parent, MergerLLC and REG may agree in writing.  The actual date on which the Closing is held is referred to herein as the “Closing Date”.

Section 2.3                                      Effective Time. As soon as practicable following the Closing, Parent, MergerLLC and the Company shall cause the Merger to be consummated by filing a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware, executed in accordance with the relevant provisions of Delaware Law.  The term “Effective Time” means the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (or such later time as may be agreed by each of the parties hereto and specified in the Certificate of Merger in accordance with Delaware Law).

Section 2.4                                      Effect of the Merger.  At the Effective Time the Merger shall occur.  The effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and MergerLLC shall vest in the Surviving Company, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and MergerLLC shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Company.

Section 2.5                                      Certificate of Formation and Operating Agreement of the Surviving Company.

(a)                                  At the Effective Time, the Certificate of Formation of the Surviving Company shall be amended and restated to read as set forth hereto as Exhibit A (the “Certificate of Formation”), until thereafter amended in accordance with Delaware Law and such Certificate of Formation.

(b)                                 At the Effective Time, the Operating Agreement of the Surviving Company shall be amended and restated to read as set forth hereto as Exhibit B (the “Operating Agreement”), until thereafter amended in accordance with Delaware Law, the Certificate of Formation and such Operating Agreement.

Section 2.6                                      Managers and Officers of the Surviving Company.

(a)                                  The parties hereto shall take all actions necessary so that the Board of Managers of MergerLLC at the Effective Time shall, from and after the Effective Time, become and be the managers of the Surviving Company until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Formation and the Operating Agreement of the Surviving Company.

(b)                                 The parties hereto shall take all actions necessary so that the officers of MergerLLC at the Effective Time shall, from and after the Effective Time, become and be the officers of the Surviving Company until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Formation and the Operating Agreement of the Surviving Company.

Section 2.7                                      Subsequent Actions.  If, at any time after the Effective Time, the Surviving Company shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Company its right, title or interest in, to or under any of the rights, properties or assets of either the Company or MergerLLC to be retained or acquired by the Surviving Company as a result of or in connection with the Merger or to otherwise carry out this Agreement, the officers and managers of the Surviving Company shall be authorized to execute and deliver, in the name of and on behalf of either the Company or MergerLLC, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Company or to otherwise carry out this Agreement.

ARTICLE III

MERGER CONSIDERATION; EXCHANGE PROCEDURES; OPTIONS

Section 3.1                                      Effect on Capital Stock.  At the Effective Time, as a result of the Merger and without any action on the part of the Company, Parent, MergerLLC, REG or the holder of any membership or other equity interests of the Company:

(a)                                  Merger Consideration.

(i)                                     Company Membership Interests.  Each unit of membership interests of the Company issued and outstanding immediately prior to the Effective Time (other than (1) Company Units held by the Company in treasury, (2) Company Units held by REG or any Affiliate of REG, and (3) Company Units owned by the Company or any direct or indirect wholly-owned Subsidiary of the Company, and in each case not held on behalf of third parties (each, an “Excluded Unit” and collectively, “Excluded Units”)) shall be converted into the right to receive 0.4479 shares of Parent Common Stock (the “Common Stock Per Unit Closing Merger Consideration”) and 0.0088 shares of Parent Preferred Stock (the “Preferred Stock Per Unit Closing Merger Consideration”) with those certain preferred rights and designations as set forth in the Series A Preferred Stock Certificate of Designation, a copy of which is attached hereto as Exhibit C.

(ii)                                  Any fractional share of Parent Common Stock or of Parent Preferred Stock issuable to a holder of Company Units as a consequence of the determination of the Common Stock Per Unit Closing Merger Consideration or Preferred Stock Per Unit Closing Merger Consideration for such holder in accordance with Section 3.1(a)(i) shall be rounded up to the next full share of Parent Common Stock or Parent Preferred Stock, as the case may be, and the total number of shares of Parent Common Stock and Parent Preferred Stock issued as a consequence of such rounding up shall be considered part of the Per Unit Total Merger Consideration for purposes of this Section 3.1(a) and the transactions contemplated by this Agreement.

(iii)                               At the Effective Time, all of the Company Units outstanding immediately prior to the Effective Time, except for Company Units held by REG or any Affiliate of REG, shall cease to be outstanding, shall be cancelled and shall cease to exist, and each certificate (a “Company Certificate”) formerly representing any of the Company Units

(other than Excluded Units) shall thereafter represent only the right to receive the Per Unit Total Merger Consideration and any dividends or other distribution pursuant to Section 3.2(c).

(iv)                              The Common Stock Per Unit Closing Merger Consideration and the Preferred Stock Per Unit Closing Merger Consideration shall be collectively referred to herein as the “Per Unit Total Merger Consideration.”  The Per Unit Total Merger Consideration multiplied by the number of Company Units, plus any shares of Parent Common Stock and Parent Preferred Stock issuable in connection with fractional shares, shall be referred to herein as the “Merger Consideration.”  The units of membership interests of the Company immediately prior to the Effective Time shall be referred to herein individually as a “Company Unit” and collectively as the “Company Units.”  The shares of Parent Common Stock and Parent Preferred Stock shall be referred to herein individually as a “Parent Share” and collectively as the “Parent Shares.”

(b)                                 Cancellation of Excluded Units.  Except for Company Units held by REG or any Affiliate of REG, each Excluded Unit shall, by virtue of the Merger and without any action on the part of the holder of the Excluded Unit, cease to be outstanding, be cancelled without payment of any consideration therefor and shall cease to exist.  All Company Units held by REG or any Affiliate of REG shall remain outstanding.

(c)                                  MergerLLC Units.  At the Effective Time, the units of membership interests of MergerLLC shall be converted into units of membership interests of the Surviving Company and shall thereafter constitute the only outstanding units of membership interests of the Surviving Company.

Section 3.2                                      Exchange of Certificates.

(a)                                  Surrender of Company Certificates.  At the Effective Time, any member of the Company who surrenders Company Certificates (or affidavits of loss in lieu thereof as provided in Section 3.2(e)) representing Company Units to the Exchange Agent for cancellation together with any other related documentation reasonably requested by the Exchange Agent to be provided in connection therewith, shall have the right to payment in respect of such Company Certificates in accordance with paragraph (b) below.  After the Effective Time, each outstanding Company Certificate will be deemed for all corporate purposes to evidence only the right to receive the Per Unit Total Merger Consideration in accordance with the provisions of this Article III.

(b)                                 Exchange Procedures.

(i)                                     As of the Effective Time, Parent shall, with the Company’s prior approval, which shall not be unreasonably withheld, appoint an agent to act as an exchange agent (the “Exchange Agent”) for the purpose of issuing the Merger Consideration and any dividends or other distributions with respect to the Parent Shares to be issued or paid pursuant to Sections 3.1 and 3.2(c) (such certificates representing Parent Shares together with cash in the amount of any dividends or other distributions payable with respect thereto being hereafter referred to as the “Exchange Fund”).  At or prior to the Effective Time, Parent shall make available or cause to be made available the stock certificates representing the Parent Shares referred to in Section 3.1 to the Exchange Agent.  Promptly following the Effective Time, Parent shall cause to be made available to the Surviving Company all cash, if any, required for the Exchange Fund.

(ii)                                  At and following the Effective Time, upon surrender to the Exchange Agent of the Company Certificates (or affidavits of loss in lieu thereof as provided in Section 3.2(e)) by members of the Company, the Exchange Agent shall deliver or cause to be delivered upon such surrender to each such member the number of Parent Shares equal to (x) the number of Company Units represented by such Company Certificate (or affidavit of loss in lieu of the Company Certificate as provided in Section 3.2(e)) multiplied by (y) the appropriate Per Unit Closing Merger Consideration, to an address designated by such member in writing.  Any Company Certificate so surrendered shall forthwith be cancelled.  No interest will be paid or accrued on any amount payable upon due surrender of the Company Certificates.

(c)                                  Distributions with Respect to Unexchanged Company Units. Except REG and any Affiliate of REG, no Person holding a Company Certificate will be entitled after the Effective Time to receive any dividend or distribution that may be declared or paid in respect of Parent Shares receivable by such Person upon conversion of Company Units represented by such Company Certificate in the Merger until such Company Certificate is surrendered in exchange for the Merger Consideration as provided herein, at which time any dividends with the record date after the Effective Time with respect to Parent Shares shall, subject to applicable law, be paid without interest to such Person as though he had been a record holder of such Parent Shares at the time of such record date.

(d)                                 Transfers.  Except for Company Units held by REG or any Affiliate of REG, from and after the Effective Time, there shall be no transfers on the unit transfer books of the Company of the Company Units that were outstanding immediately prior to the Effective Time.  If, after the Effective Time, any Company Certificate is presented to the Surviving Company or Parent for transfer, it shall be cancelled and exchanged for the Parent Shares to which the holder of the Company Certificate is entitled pursuant to this Article III.  In the event of a transfer of ownership of Company Units that is not registered in the transfer records of the Company, a certificate for any Parent Shares to be exchanged upon due surrender of the Company Certificate may be issued to such transferee if the Company Certificate formerly representing such Shares is presented to the Surviving Company or Parent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable unit transfer taxes have been paid or are not applicable.

(e)                                  Lost, Stolen or Destroyed Certificates.  In the event any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Company Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in customary amount and upon such terms as may be required by Parent as indemnity against any claim that may be made against it or the

Surviving Company with respect to such Company Certificate, Parent will deliver or cause to be delivered the number of Parent Shares (after giving effect to any required tax withholdings) equal to the number of Company Units represented by such lost, stolen or destroyed Company Certificate multiplied by the Per Unit Closing Merger Consideration.

Section 3.3                                      Treatment of Company Options and Warrants.

(a)                                  Company Options.  Except as set forth in Section 3.3(b) below, all Company Options, including without limitation all Company Options held by REG or any Affiliate of REG, shall, by virtue of the Merger and without any action on the part of the holder of the Company Options, cease to be outstanding, be cancelled without payment of any consideration therefor and shall cease to exist; provided, however, that cancellation of Company Options hereunder shall not cancel any underlying debt owed by Company to REG or any Affiliate of REG except as to the convertibility thereof.  All such debt owed by Company to REG or any Affiliate of REG shall remain outstanding pursuant to the terms thereof.

(b)                                 Company Warrants.  All warrants of the Company constituting Company Options set forth on Company Disclosure Schedule 3.3(b) (excluding warrants and any other rights to acquire Company Units held by REG or any Affiliate of REG) (the “Company Warrants”) shall be assumed by Parent and will entitle the holder, upon exercise pursuant to the terms and conditions of the Company Warrant, to receive that amount of Parent Common Stock to which a holder of the Company Units purchasable upon exercise of the Company Warrant at the time of the Merger would have been entitled to receive upon the Merger and waiving the right to receive Parent Preferred Stock to which a holder of the Company Units purchasable upon exercise of the Company Warrant at the time of the Merger would have been entitled to receive upon the Merger, with the exercise price for such Parent Shares adjusted accordingly under the Company Warrant.  The exercise date for each of the Company Warrants upon assumption by Parent shall be extended to a date which is determined by adding to the expiration date of each Company Warrant that number of days from and including December 19, 2009 through the date immediately preceding the one year anniversary of the Closing Date.

Section 3.4                                      Adjustments to Prevent Dilution. In the event that the Company changes the number of Company Units or securities convertible or exchangeable into or exercisable for Company Units, or Parent changes the number of Parent Shares or securities convertible or exchangeable or into or exercisable for Parent Shares, issued and outstanding prior to the Effective Time as a result of a reclassification, stock split, share combination, stock dividend (other than a regular interim or final stock dividend) or distribution, recapitalization, merger, subdivision, issue or tender or exchange offer, or other similar transaction, the Per Unit Total Merger Consideration shall be equitably adjusted.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Parent and MergerLLC that, except as set forth in the disclosure schedule (with specific reference to the Section or subsection of this Agreement to which the information stated in such disclosure schedule relates) delivered by the

Company to Parent and MergerLLC simultaneously with the execution of this Agreement (the “Company Disclosure Schedule”); provided, however, all representations and warranties by the Company are subject to the qualification that it shall not be a breach of any such representation or warranty to the extent Parent, MergerLLC or REG has Knowledge of such breach on the date of this Agreement:

Section 4.1                                      Organization and Existence; No Subsidiaries.

(a)                                  The Company is a limited liability company duly organized and validly existing under the laws of the State of Delaware and has all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as now conducted and as currently proposed to be conducted.  The Company is duly qualified or authorized to do business under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified or authorized could not have or reasonably be expected to have a Material Adverse Effect with respect to the Company.  The Company has delivered to Parent true, complete and correct copies of its operating agreement as in effect on the date hereof.

(b)                                 Except as set forth on Company Disclosure Schedule 4.1(b), the Company does not, directly or indirectly, own any stock or other equity interest in any other Person.  The Company has never had any Subsidiaries.

Section 4.2                                      Capital Structure.  The authorized units of membership interests of the Company consist of an unlimited number of units.  At the close of business on the date of this Agreement 16,619,474 Company Units were issued and outstanding.  All of the Company Units are duly authorized and validly issued, were not issued in violation of any Person’s preemptive rights, and are fully paid and nonassessable.  Except for the Company Units and except as set forth on Company Disclosure Schedule 4.2, (a) there are no outstanding subscriptions, options, warrants, conversion rights or other rights, securities, agreements or commitments obligating the Company to issue, sell or otherwise dispose of units of membership interest of the Company, or any securities or obligations convertible into, or exercisable or exchangeable for, any units of such membership interests (collectively, “Company Options”), (b) there are no voting trusts or other agreements or understandings to which the Company or any other Person is a party with respect to voting of the Company Units, (c) the Company is not party to nor bound by any outstanding restrictions, options or other obligations, agreements or commitments to sell, repurchase, redeem or acquire any outstanding units of membership interests or other equity securities of the Company, and (d) to the extent not covered in subsection 4.2(a)-(c) above, there are no other agreements of any nature regarding the Company Units, including, without limitation, any registration rights agreements or members’ agreements.  The Company Units have been offered, sold and delivered by the Company in compliance with all applicable Laws.  The Company Units were not issued in breach or in violation of any rights, agreements, arrangements or commitments under any Law or the Company’s Organizational Documents.

Section 4.3                                      Authorization of Agreement.

(a)                                  The Company has full limited liability company power and authority to execute and deliver this Agreement and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by the Company in connection with the consummation of the transactions contemplated by this Agreement (the “Company Documents”), and, subject to obtaining the Company Unitholder Approval, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance by the Company of this Agreement and each of the Company Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by the Company’s Board of Managers, and except for obtaining the Company Unitholder Approval, no other action on the part of the Company as a Delaware limited liability company is necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.  This Agreement has been, and each of the Company Documents will be, at or prior to the Closing, duly executed and delivered by the Company and (assuming the due authorization, execution and delivery by Parent, MergerLLC and REG and receipt of the Company Unitholder Approval) this Agreement constitutes, and each of the Company Documents when so executed and delivered will constitute, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(b)                                 The affirmative vote (in person or by proxy) of the holders of a majority of the outstanding membership units of the Company in favor of the adoption of this Agreement, including the affirmative vote of the holders of a majority of the outstanding membership units of the Company (excluding units held by REG and its Affiliates) actually voting thereon (the “Company Unitholder Approval”), is the only vote or approval of the holders of any class or series of equity of the Company which is necessary and deemed appropriate by the Board of Managers of the Company to adopt this Agreement and approve the transactions contemplated hereby. None of the Organizational Documents of the Company, other Documents between the Company and holders of the outstanding membership units of the Company, or applicable Law grant, provide for, or establish dissenter’s appraisal rights with respect to the Merger.

Section 4.4                                      Conflicts; Consents of Third Parties.

(a)                                  Except as set forth on Company Disclosure Schedule 4.4(a), and assuming the Company Unitholder Approval is obtained and the filings and actions referred to in Sections 4.4(b)(ii)(A) & (B) are made to the extent necessary and the related regulatory requirements are satisfied, none of the execution and delivery by the Company of this Agreement or by the Company of the Company Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by the Company with any of the provisions hereof or thereof will conflict with, or result in any violation or breach of, or conflict with or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or give rise to any obligation of the Company to make any payment under, or to the increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Liens upon any of the properties or assets of the Company under, any provision of (i) the operating agreement of the Company; (ii) any Contract or Permit to which the Company is a party or by which any of the properties or assets of the Company are bound, except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to the Company; (iii) any Order applicable to the Company or by which any of the properties or assets of the Company are bound; or (iv) any applicable Law, except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to the Company.

(b)                                 No consent, waiver, approval, Permit or authorization of or filing with, or notification to, any Person or Governmental Authority is required on the part of the Company in connection with (i) the execution and delivery of this Agreement or the Company Documents, the compliance by the Company with any of the provisions hereof and thereof, the consummation of the transactions contemplated hereby and thereby or the taking by the Company of any other action contemplated hereby or thereby, or (ii) the continuing validity and effectiveness immediately following the Closing of any Contract or Permit of the Company, except (A) for the filing with the SEC of the Form S-4, the Joint Proxy Statement and other filings required under, and compliance with other applicable requirements of, the Securities Act and the Exchange Act, (B) for filings required under and compliance with the applicable requirements of the HSR Act, (C) as set forth on Company Disclosure Schedule 4.4(b) and (D) as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to the Company.

Section 4.5                                      Financial Statements.

(a)                                  The Company has delivered to MergerLLC copies of (i) the audited balance sheets of the Company as at December 31, 2008, December 31, 2007 and December 31, 2006 and the related audited statements of income and of cash flows of the Company for the years then ended and (ii) the unaudited balance sheet of the Company as at March 31, 2009 and the related statement of income and cash flows of the Company for the three (3) month period then ended (such audited and unaudited statements, including the related notes and schedules thereto, are referred to herein as the “Financial Statements”).  Each of the Financial Statements is complete and correct in all material respects, has been prepared in accordance with GAAP consistently applied (except with respect to the unaudited financial statements for normal recurring year-end adjustments that, individually or in the aggregate, would not be material) without modification of the accounting principles used in the preparation thereof throughout the periods presented and presents fairly in all material respects the consolidated financial position, results of operations and cash flows of the Company as at the dates and for the periods indicated. For the purposes hereof, the unaudited balance sheet of the Company as at March 31, 2009 is referred to as the “Balance Sheet” and March 31, 2009 is referred to as the “Balance Sheet Date.”

(b)                                 The Company makes and keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of its assets.  The Company maintains systems of internal accounting controls sufficient to provide reasonable assurances that:  (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the actual levels at reasonable intervals and appropriate action is taken with respect to any differences.

(c)                                  The Company’s principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to the Company’s auditors and the audit committee of the Board of Managers of the Company (i) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and have identified for the Company’s auditors any material weaknesses in internal controls and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(d)                                 The Company has established and maintains disclosure controls and procedures designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company; and, to the Knowledge of the Company, such disclosure controls and procedures are effective in timely alerting the Company’s principal executive officer and its principal financial officer to material information.

(e)                                  The Company’s records, systems, controls, data and information are recorded, stored, maintained and operated under the exclusive ownership and direct control of it and the Company’s accountants.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP.

Section 4.6                                      No Undisclosed Liabilities.  Except as set forth on Company Disclosure Schedule 4.6, the Company has no Indebtedness or Liabilities (whether or not required under GAAP to be reflected on a balance sheet or the notes thereto) other than those (i) specifically reflected in, fully reserved against or otherwise described in the Balance Sheet or the notes thereto, (ii) incurred in the Ordinary Course of Business since the Balance Sheet Date, or (iii) that are immaterial, individually or in the aggregate, to the Company.

Section 4.7                                      SEC Documents; Regulatory Reports; Sarbanes Oxley Act.

(a)                                  SEC Documents. The Company has filed or furnished all required reports, schedules, registration statements and other documents and exhibits thereto with or to the SEC since December 31, 2006 and through the Business Day prior to the date of this Agreement (the “Company SEC Documents”) except as set forth on Company Disclosure Schedule 4.7. As of their respective dates of filing with or publicly furnishing to the SEC (or, if amended or supplemented by a filing prior to the date hereof, as of the date of such latest filing), the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents when filed with or publicly furnished to the SEC (or, if amended or supplemented by a filing prior to the date hereof, as of the date of such latest filing) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company, included in the Company SEC Documents complied, as of their respective dates of filing with the SEC (or, if amended or supplemented by a filing prior to the date hereof, as of the date of such latest filing), in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by the requirements of Form 10-Q promulgated by the SEC and the requirements of Regulation S-X promulgated by the SEC) and fairly present in all material respects the consolidated financial position of the Company and the consolidated results of operations, changes in shareholder’s equity and cash flows of the Company as of the dates and for the periods shown (subject, in the case of any unaudited interim financial statements, to normal and recurring year-end adjustments as permitted by Form 10-Q and Regulation S-X or that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect with respect to the Company).

(b)                                 Regulatory Reports. Other than the Company SEC Documents above, the Company has timely filed (after taking into account all grace periods or extensions) all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since December 31, 2006 with any Governmental Authority, and has paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect with respect to the Company.

(c)                                  Except for (i) those liabilities that are fully reflected or reserved for in the consolidated financial statements of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC prior to the date of this Agreement, (ii) liabilities reflected on the Balance Sheet, (iii) liabilities incurred since the Balance Sheet Date in the Ordinary Course of Business consistent with past practice, (iv) liabilities incurred pursuant to this Agreement and the transactions contemplated hereby and (v) liabilities which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company, the Company does not have, and since the Balance Sheet Date, the Company has not incurred, any liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent or otherwise and whether or not required to be reflected in the Financial Statements in accordance with GAAP).

(d)                                 The Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated thereunder or under the Exchange Act (the “Sarbanes Oxley Act”), except where the failure to so comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect with respect to the Company. Except as permitted by the Exchange Act, including Section 13(k)(2) and (3), since the enactment of the Sarbanes-Oxley Act, neither the Company nor any of its Affiliates has made, arranged or modified (in any material way) personal loans to any executive officer or manager of the Company.

(e)                                  The principal executive officer and principal financial officer of the Company (or each former principal executive officer and principal financial officer of the Company, as applicable) have made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act or Sections 302 and 906 of the Sarbanes-Oxley Act and the rules and regulations of the SEC promulgated thereunder with respect to the Company SEC Documents.  The Company has made available to MergerLLC a summary of any disclosure made by the management of the Company to the Company’s independent auditors and the audit committee of the Board of Managers of the Company since December 31, 2006 referred to in such certificates.

(f)                                    The management of the Company has (i) designed and implemented disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act), or caused such disclosure controls and procedures to be designed and implemented under their supervision, to ensure that material information relating to the Company is made known to management of the Company by others within those entities and (ii) has disclosed, based on its most recent evaluation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act), to the Company’s outside auditors and the audit committee of the Board of Managers of the Company (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which could reasonably be expected to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Since December 31, 2006, any material change in internal control over financial report required to be disclosed in any Company SEC Documents has been so disclosed.

(g)                                 Since December 31, 2006 (i) neither the Company nor, to the Knowledge of the Company, any representative of the Company has received or otherwise obtained Knowledge of any material complaint, allegations, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or its internal accounting controls relating to periods after December 31, 2006, including any material complaint, allegation, assertion or claim that the Company has engaged in questionable accounting or auditing practices (except for any of the foregoing received after the date of this Agreement which have no reasonable basis), and (ii) to the Knowledge of the Company, no attorney representing the Company, whether or not employed by the Company, has reported evidence of a material violation of securities law, breach of fiduciary duty or similar violation, relating to periods after December 31, 2006, by the Company or its officers, managers, employees or agents of the Company to the Board of Managers of the Company or any committee thereof or to any manager or executive officer of the Company.

Section 4.8                                      Title to Company Assets; Sufficiency.  The Company owns and has good title to each of the Company Assets (except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to the Company) free and clear of all Liens other than Permitted Exceptions.  The Company Assets constitute all of the assets and properties used in or held for use in the Business and are sufficient for the Surviving Company to conduct the Business from and after the Closing Date without interruption and in the Ordinary Course of Business, as it has been conducted by the Company.

Section 4.9                                      Absence of Certain Developments.  Except as expressly contemplated by this Agreement or as set forth on Company Disclosure Schedule 4.9, since the Balance Sheet Date, (a) the Company has conducted the Business only in the Ordinary Course of Business and (b) there has not been any event, change, occurrence or circumstance that, individually or in the aggregate, with any other events, changes, occurrences or circumstances, has had or could reasonably be expected to have a Material Adverse Effect with respect to the Company.  Without limiting the generality of the foregoing, since the Balance Sheet Date or as set forth on Company Disclosure Schedule 4.9:

(a)                                  there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the Company Assets having a replacement cost of more than $10,000 for any single loss or $50,000 for all such losses except shrinkage of biodiesel inventory in the Ordinary Course of Business;

(b)                                 other than in the Ordinary Course of Business, the Company has not awarded or paid any bonuses to Former Employees or Employees of the Company, except to the extent accrued on the Balance Sheet, or entered into any employment, deferred compensation, long-term incentive, severance, stay bonus, bonus, or similar agreement (nor amended any such agreement) or agreed to increase the compensation payable or to become payable by it to any of the Company’s managers, officers, employees, agents or representatives or agreed to increase the coverage or benefits available under any severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with such managers, officers, employees, agents or representatives;

(c)                                  there has not been any change by the Company in accounting or Tax reporting principles, methods or policies;

(d)                                 the Company has not failed to promptly pay and discharge current Liabilities except for Liabilities not material in amount;

(e)                                  the Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person, other than advances to Employees in the Ordinary Course of Business;

(f)                                    the Company has not mortgaged, pledged or subjected to any Lien any of its assets, or acquired any assets or sold, assigned, transferred, conveyed, leased or otherwise disposed of any assets of the Company, except for assets acquired or sold, assigned, transferred, conveyed, subjected to any Lien or otherwise disposed of in the Ordinary Course of Business;

(g)                                 the Company has not discharged or satisfied any Lien, or paid any Liability, except in the Ordinary Course of Business;

(h)                                 the Company has not canceled or compromised any debt or claim or amended, modified, canceled, terminated, relinquished, waived or released any Contract or right except in the Ordinary Course of Business and which, in the aggregate, would not be material to the Company;

(i)                                     the Company has not issued, created, incurred, assumed or guaranteed any Indebtedness, except in the Ordinary Course of Business;

(j)                                     the Company has not made or committed to make any capital expenditures (a) in excess of planned capital expenditures budgeted for the current fiscal year and as reasonably deemed to be necessary by the Company for next fiscal year consistent with prior practice or (b) which require any payment that may or will extend beyond the Closing Date;

(k)                                  the Company has not instituted or settled any material Legal Proceeding resulting in or which may result in a loss of revenue in excess of $10,000 individually or in amounts exceeding $50,000 in the aggregate;

(l)                                     the Company has not granted any license or sublicense of any rights under or with respect to any Intellectual Property or Technology of the Company;

(m)                               the Company has not made any loan to, or entered into any other transaction with, any of its unitholders, Affiliates, officers, managers, partners or employees, except for any advances made to Employees in the Ordinary Course of Business; and

(n)                                 the Company has not agreed, committed, arranged or entered into any understanding to do anything set forth in this Section 4.9.

Section 4.10                                Taxes.

(a)                                  (i) All income, franchise and all other material Tax Returns required to be filed by or on behalf of the Company, or any affiliated, consolidated, combined or unitary group of which the Company is or was a member have been duly and timely filed with the appropriate Taxing Authority in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns are true, complete and correct in all material respects; and (ii) all income, franchise and other material Taxes payable by or on behalf of the Company or any affiliated, consolidated, combined or unitary group of which the Company is or was a member have been fully and timely paid.  With respect to any period for which Taxes are not yet due or owing, the Company has made due and sufficient accruals for such Taxes in the Financial Statements and its books and records.  All required estimated Tax payments sufficient to avoid any material underpayment penalties or interest have been made by or on behalf of the Company.

(b)                                 The Company has delivered to MergerLLC or REG complete copies of (i) all income, franchise and all other material Tax Returns of or including the Company relating to the taxable periods ending on or after December 31, 2006 and (ii) any audit report issued after December 31, 2006 relating to any Taxes due from or with respect to the Company.

(c)                                  No claim has been made by a Taxing Authority in a jurisdiction where the Company does not file Tax Returns such that it is or may be subject to taxation by that jurisdiction.

(d)                                 All deficiencies asserted or assessments made as a result of any examinations by any Taxing Authority of the Tax Returns of, or including, the Company have been fully paid, and there are no audits or investigations of the Company by any Taxing Authority in progress, nor has the Company received any written notice from any Taxing Authority that it intends to conduct such an audit or investigation.  No issue has been raised by a Taxing Authority in any prior examination of the Company that, by application of the same or similar principles, could reasonably be expected to result in a material proposed deficiency for any subsequent taxable period.

(e)                                  The Company has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes and has duly and timely withheld and paid over to the appropriate Taxing Authority all amounts required to be so withheld and paid under all applicable Laws.

(f)                                    Neither the Company nor any other Person on its behalf has (i) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of Law with respect to the Company that would be binding on Parent or the Surviving Company after the Closing Date, (ii) requested any extension of time within which to file any income, franchise or other material Tax Return, which Tax Return has since not been filed, (iii) granted any extension for the assessment or collection of any income, franchise or other material Taxes, which Taxes have not since been paid, or (iv) granted to any Person any power of attorney that is currently in force with respect to any Tax matter that would be binding on Parent or the Surviving Company after the Closing Date.

(g)                                 The Company is not a party to any tax sharing, allocation, indemnity or similar agreement or arrangement (whether or not written) pursuant to which it will have any obligation to make any payments after the Closing.

(h)                                 No Contract is a contract, agreement, plan or arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by Parent or MergerLLC, the Company or any of their respective Affiliates by reason of Section 280G of the Code or be subject to Section 4999 of the Code.

(i)                                     There are no Liens for Taxes upon the Company Assets, except for Permitted Exceptions.

(j)                                     Since its inception, the Company has (i) been properly treated as a partnership for Federal, state and local income Tax purposes, and has not made an election, by IRS Form 8832 or otherwise, to be treated as a corporation and (ii) has not been a “publicly traded partnership” within the meaning of Section 7704 of the Code.

(k)                                  The Company is not a “foreign person” within the meaning of Section 1445 of the Code.

(l)                                     The Company is not subject to any private letter ruling of the IRS or any comparable ruling of any Taxing Authority that would be binding on Parent or the Surviving Company after the Closing Date.

(m)                               None of the Company Assets is (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) “tax-exempt use property” within the meaning of Section 168(h)(1) of the Code, (iii) “tax-exempt bond financed property” within the meaning of Section 168(g) of the Code, (iv) “limited use property” within the meaning of Rev. Proc. 2001-28, (v) subject to Section 168(g)(1)(A) of the Code, or (vi) subject to any provision of state, local or foreign Law comparable to any of the provisions listed above.

(n)                                 The Company has never been a member of any consolidated, combined, affiliated or unitary group of corporations for any Tax purposes other than a group in which the Company is the common buyer.

(o)                                 The Company has not constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement or (B) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

(p)                                 The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to substantial understatement of federal income tax within the meaning of Section 6662 of the Code.

(q)                                 The Company does not have and has never had a permanent establishment in any jurisdiction other than the United States, and has not engaged in a trade or business in any jurisdiction other than the United States that subjected it to tax in such country.

(r)                                    The Company has not participated in any “reportable transaction” as defined in Treasury regulation Section 1.6011-4(b).

Notwithstanding the foregoing, for purposes of this Section 4.10, any reference to the Company shall be deemed to include any Person that merged with or was liquidated into the Company.

Section 4.11                                Real Property.

(a)                                  Company Disclosure Schedule 4.11(a)(i)(A) sets forth a complete list of (i) all real property and interests in real property, including easements appurtenant thereto, owned in fee by the Company (individually, an “Owned Property” and collectively, the “Owned Properties”), and (ii) all real property and interests in real property leased, licensed or subleased by the Company as lessee or lessor, licensee or licensor, including a description of each such Real Property Lease (including the name of the third party lessor or lessee, the date of the lease or sublease and all amendments thereto and the manner in which such interest is held) and the property encumbered thereby (individually, a “Real Property Lease” and collectively, the “Real Property Leases” and, together with the Owned Properties, being referred to herein individually as a “Company Property” and collectively as the “Company Properties”).  The properties listed on Company Disclosure Schedule 4.11(a)(i)(B) are referred to herein as the “Excluded Properties.”  The Company has good and marketable fee title to all Owned Property (other than the owned Excluded Properties), free and clear of all Liens of any nature whatsoever, except (A) those Liens set forth on Company Disclosure Schedule 4.11(a)(i)(A) and (B) Permitted Exceptions.  The Company Properties and the Excluded Properties constitute all interests in real property currently used, occupied or currently held for use in connection with the Business of the Company and which are necessary for the continued operation of the Business of the Company as the Business is currently conducted.  All of the Company Properties and buildings, fixtures and improvements thereon owned or leased by the Company taken as a whole are in reasonably good operating condition (ordinary wear and tear excepted), and all mechanical and other systems located thereon, taken as a whole, are in reasonably good operating condition, in each case in all material respects, except for repairs, maintenance and replacements necessary in the Ordinary Course of Business.  Except as set forth on Company Disclosure Schedule 4.11(a)(ii) and except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to the Company, none of the improvements located on the Company Properties constitute a legal non-conforming use or otherwise require any special dispensation, variance or special permit under any Laws.  The Company has delivered to MergerLLC true, correct and complete copies of (i) all deeds, title reports and surveys for the Owned Properties and (ii) the Real Property Leases, together with all amendments, modifications or supplements, if any, thereto.  The Company Properties are not subject to any leases, rights of first refusal, options to purchase or rights of occupancy, except the Real Property Leases and those set forth on Company Disclosure Schedule 4.11(a)(iii).

(b)                                 Except as set forth on Company Disclosure Schedule 4.11(b), (i) the Company has a valid, binding and enforceable leasehold interest or license under each of the Real Property Leases (other than the leased Excluded Properties) under which it is a lessee or licensee, free and clear of all Liens other than Permitted Exceptions, (ii) each of the Real Property Leases is in full force and effect, (iii) the Company is not in default under any Real Property Lease, and no event has occurred and no circumstance exists which, if not remedied, and whether with or without notice or the passage of time or both, would result in such a default, and (iv) the Company has not received or given any notice of any default or event that with notice or lapse of time, or both, would constitute a default by the Company under any of the Real Property Leases and, to the Knowledge of the Company, no other party is in default thereof, and no party to any Real Property Lease has exercised any termination rights with respect thereto.

(c)                                  The Company has all material certificates of occupancy and Permits of any Governmental Authority necessary or useful for the current use and operation of each Company Property, and the Company has fully complied with all material conditions of the Permits applicable to them.  No material default or violation, or event that with the lapse of time or giving of notice or both would become a material default or violation, has occurred in the due observance of any Permit.  The Company has not received any notice that any certificate of occupancy or Permit will not be renewed at the end of its current term, and the Company is not aware of any facts that would cause a denial of any renewal application.

(d)                                 There does not exist any actual or, to the Knowledge of the Company, threatened or contemplated condemnation or eminent domain proceedings that affect any Company Property or any part thereof, and the Company has not received any notice, oral or written, of the intention of any Governmental Authority or other Person to take or use all or any part thereof.

(e)                                  The Company has not received any notice from any insurance company that has issued a policy with respect to any Company Property requiring performance of any structural or other repairs or alterations to such Company Property.

(f)                                    Except as set forth on Company Disclosure Schedule 4.11(f), (i) the Company does not own, hold, and is not obligated under and is not a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any real estate or any portion thereof or interest therein, and (ii) none of the Company Properties is subject to any option, right of first refusal or other contractual right to purchase, acquire, sell or dispose of same.

(g)                                 Except as set forth on Company Disclosure Schedule 1.1, with respect to each parcel of the Company Property and the buildings, structures, improvements and fixtures thereon:

(i)                                     Except for assessments occurring on a regular basis in accordance with applicable Legal Requirements, there is no pending or, to the Knowledge of the Company, contemplated reassessment of any parcel included in the Company Property that is reasonably expected to increase the real estate tax assessment for such properties.

(ii)                                  There is no pending, or to the Knowledge of the Company, contemplated proceeding to rezone any parcel of the Company Property.  The uses for which each parcel of the Company Property is zoned do not restrict, or in any manner impair, the current use of the Company Property.  The Company has not received notice of any violation of any applicable zoning law, regulation or other Legal Requirement, related to or affecting the Company Property.

(iii)                               All buildings, structures and other improvements on the Company Property, including but not limited to driveways, out-buildings, landscaped areas and sewer systems, and all means of access to the Company Property, are located completely within the boundary lines of the Company Property and do not encroach upon or under the property of any other Person or entity.  No buildings, structures or improvements constructed on the property of any other Person encroach upon or under the Company Property.

(iv)                              The use of the Company Properties, or any portion thereof, in the Business does not violate or conflict with (A) any covenants, conditions or restrictions applicable thereto or (B) the terms and provisions of any contractual obligations relating thereto.

(v)                                 The Company has good and valid rights of ingress and egress to and from all of the Company Property (including between separate parcels included within the Company Property) from and to any rail lines, rail spurs, pipelines and the public street systems for all usual street, road, shipping, transport, storage, docking and utility purposes and other purposes necessary or incidental to the operation of the Business.

(vi)                              All utilities required for or useful in the operation of the Business either enter the Company Property through adjoining streets and roads, or if they pass through adjoining private land, they do so in accordance with valid easements.  All necessary utilities (including without limitation, water, sewer, electricity and telephone facilities) are available to the Company Property and there exists, to the Knowledge of the Company, no proposed limitation in or reduction of the quality or quantity of utility services to be furnished to the Company Property.  Adequate sewage and water systems and connections are available to the Company Property as currently operated.

Section 4.12                                Tangible Personal Property.

(a)                                  The Company has good and marketable title to all of the items of tangible personal property used in the Business by the Company (except as sold or disposed of subsequent to the date hereof in the Ordinary Course of Business and not in violation of this Agreement), free and clear of any and all Liens, other than Permitted Exceptions.  All such items of tangible personal property taken as a whole are in reasonably good operating condition (ordinary wear and tear excepted) and are suitable for the purposes used, in each case in all materials respects, except for repairs, maintenance and replacements necessary in the Ordinary Course of Business.

(b)                                 Company Disclosure Schedule 4.12 sets forth all leases of personal property (“Personal Property Leases”) involving annual payments in excess of $10,000 relating to personal property used by the Company in the Business or to which the Company is a party or by which the properties or assets of the Company is bound.  All of the items of personal property under the Personal Property Leases taken as a whole are in reasonably good operating condition and repair (ordinary wear and tear excepted) and are suitable for the purposes used, and such property is in all material respects in the condition required of such property by the terms of the lease applicable thereto during the term of the lease, in each case, except for repairs, maintenance and replacements necessary in the Ordinary Course of Business.  The Company has delivered to MergerLLC true, correct and complete copies of the Personal Property Leases, together with all amendments, modifications or supplements thereto.

(c)                                  Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to the Company, (i) the Company has a valid, binding and enforceable leasehold interest under each of the Personal Property Leases under which it is a lessee and (ii) each of the Personal Property Leases is in full force and effect and the Company has not received or given any notice of any default or event that with notice or lapse of time, or both, would constitute a default by the Company under any of the Personal Property Leases.  To the Knowledge of the Company, no other party is in default under any of the Personal Property Leases, and no party to any of the Personal Property Leases has exercised any termination rights with respect thereto.

Section 4.13                                Intellectual Property.

(a)                                  Company Disclosure Schedule 4.13(a) sets forth an accurate and complete list of all Patents, registered Marks, pending applications for registration of Marks, unregistered Marks, registered Copyrights, pending applications for registration of Copyrights and Internet domain names owned or registered to the Company and included in the Intellectual Property.  Company Disclosure Schedule 4.13(a) lists (i) the record owner of each such item of Intellectual Property, (ii) the jurisdictions in which each such item of Intellectual Property has been issued or registered or in which any such application for issuance or registration has been filed and (iii) the registration or application date, as applicable.

(b)                                 Except as disclosed in Company Disclosure Schedule 4.13(b), the Company is the sole and exclusive owner of all right, title and interest in and to, or has the valid and continuing right to use, all of the Intellectual Property listed in Company Disclosure Schedule 4.13(a).  To the Knowledge of the Company, the Company is the sole and exclusive owner of, or has valid and continuing rights to use, sell, license and otherwise commercially exploit, as the case may be, all other Intellectual Property and all Technology as the same are used, sold, licensed and otherwise commercially exploited in the Business as presently conducted, free and clear of all Liens or obligations to others (except for those specified Intellectual Property Licenses included in Company Disclosure Schedules 4.13(a) or 4.14(a) and except for Permitted Exceptions).

(c)                                  The Intellectual Property, the Technology, the manufacturing, licensing, marketing, importation, offer for sale, sale or use of any products and services in connection with the Business as presently conducted, and the present business practices, methods and operations of the Company do not infringe, constitute an unauthorized use or misappropriation of, dilute or violate any intellectual property, proprietary or other right of any Person.  The Intellectual Property, the Technology and the Intellectual Property Licenses include all of the Intellectual Property and Technology necessary and sufficient to enable the Company to conduct the Business in the manner in which such Business is currently being conducted.

(d)                                 To the Knowledge of the Company, no Person is infringing, violating, misusing, diluting or misappropriating any Intellectual Property or Technology of the Company. No such claims have been made against any Person by the Company.

(e)                                  The Company has taken adequate security measures to protect the confidentiality and value of all the material Trade Secrets included in the Intellectual Property and any other non-public, proprietary information included in the Technology, which measures are reasonable in the industry in which the Business operates.

(f)                                    As of the date hereof, the Company is not the subject of any pending or, to the Knowledge of the Company, threatened Legal Proceedings which involve a claim of infringement, unauthorized use, misappropriation, dilution or violation by any Person against the Company or challenging the ownership, use, validity or enforceability of any Intellectual Property or Technology.  The Company has not received written (including by electronic mail) notice of any such threatened claim and, to the Knowledge of the Company, there are no facts or circumstances that would form the basis for any such claim or challenge.  To the Knowledge of the Company, the Intellectual Property and Technology, and all of the Company’s rights in and to the Intellectual Property and Technology, are valid and enforceable.

(g)                                 The consummation of the transactions contemplated hereby will not result in the loss or impairment of Parent or the Surviving Company’s right to own or use any of the Intellectual Property or Technology.

(h)                                 Neither this Agreement nor any transaction contemplated by this Agreement will result in the grant of any license with respect to any Intellectual Property or Technology of the Company to any third Person pursuant to any Contract to which the Company is a party or by which any assets or properties of the Company is bound.

(i)                                     Company Disclosure Schedule 4.13(i) sets forth a complete and accurate list of (i) all Software included in the Technology developed by or for the Company, (ii) all Software exclusively owned by the Company that is not included in the Technology but is incorporated, embedded or bundled with any Software listed in subclause (i) above and (iii) all Software not exclusively owned by the Company and incorporated, embedded or bundled with any Software listed in subclause (i) above (excluding such Software licensed to the Company under a shrink-wrap or click-through agreement on reasonable terms through commercial distributors or in consumer retail stores for a license fee of no more than $1,000).  The Company has not incorporated any “open source,” “freeware,” “shareware” or other Software having similar licensing or distribution models in any Software developed, licensed, distributed or otherwise exploited by or for the Company and included in the Technology.

(j)                                     The Company has not licensed or provided to any third Person, or otherwise permitted any third Person to access or use, any source code or related materials for any Software developed by or for the Company and included in the Technology of the Company.  The Company is not currently a party to any source code escrow agreement or any other agreement (or a party to any agreement obligating the Company to enter into a source code escrow agreement or other agreement) requiring the deposit of source code or related materials for any such Software.

Section 4.14                                Material Contracts.

(a)                                  Company Disclosure Schedule 4.14(a) sets forth, by reference to the applicable subsection of this Section 4.14(a), all of the following Contracts to which the Company is a party or by which it or its assets or properties are bound (collectively, the “Material Contracts”):

(i)                                     Contracts with any current or former officer, manager, member or Affiliate of the Company;

(ii)                                  Contracts with any labor union or association representing any Employee of the Company;

(iii)                               Contracts for the sale of any of the Company Assets other than in the Ordinary Course of Business or for the grant to any Person of any preferential rights to purchase any of its assets;

(iv)                              Contracts for joint ventures, strategic alliances, partnerships, or sharing of profits or proprietary information;

(v)                                 Contracts containing covenants of the Company not to compete in any line of business or with any Person in any geographical area or not to solicit or hire any Person with respect to employment or covenants of any other Person not to compete with the Company in any line of business or in any geographical area or not to solicit or hire any Person with respect to employment;

(vi)                              Contracts relating to the acquisition (by merger, purchase of stock or assets or otherwise) by the Company of any operating business or material assets or the capital stock of any other Person;

(vii)                           Contracts relating to the incurrence, assumption or guarantee of any Indebtedness or imposing a Lien on any of the assets of the Company, including indentures, guarantees, loan or credit agreements, sale and leaseback agreements, purchase money obligations incurred in connection with the acquisition of property, mortgages, pledge agreements, security agreements, or conditional sale or title retention agreements;

(viii)                        each purchase Contract giving rise to Liabilities of the Company in excess of $25,000;

(ix)                                each Contract providing for payments by or to the Company in excess of  $25,000 in any fiscal year or $50,000 in the aggregate during the term thereof;

(x)                                   all Contracts obligating the Company to provide or obtain products or services for a period of one year or more or requiring the Company to purchase or sell a stated portion of its requirements or outputs;

(xi)                                Contracts under which the Company has made advances or loans to any other Person, except advances to Employees of the Company in the Ordinary Course of Business;

(xii)                             Contracts providing for severance, retention, change in control or other similar payments;

(xiii)                          Contracts for the employment of any individual on a full-time, part-time or consulting or other basis providing annual compensation in excess of $50,000;

(xiv)                         management Contracts and Contracts with independent contractors or consultants (or similar arrangements) in excess of $50,000 that are not cancelable without penalty or further payment and without more than thirty (30) days’ notice;

(xv)                            outstanding Contracts of guaranty, surety or indemnification, direct or indirect, by the Company;

(xvi)                         Contracts (or group of related contracts) which involve the expenditure of more than $25,000 annually or $100,000 in the aggregate or require performance by any party more than one year from the date hereof unless in the Ordinary Course of Business;

(xvii)                      all Intellectual Property Licenses, royalty Contracts and other Contracts relating to any Intellectual Property (except licenses pertaining to “off-the-shelf” commercially available Software used pursuant to shrink-wrap or click-through license grants on reasonable terms for a license fee of no more than $1,000);

(xviii)                   incentives, grants or other agreements from or with any Governmental Authority;

(xix)                           Contracts for services from lawyers, accountants, financial advisors and consultants (“Professional Service Providers”); and

(xx)                              Contracts that are otherwise material to the Company.

(b)                                 Each of the Material Contracts is in full force and effect and is the legal, valid and binding obligation of the Company, and of the other parties thereto, enforceable against each of them in accordance with its terms and, upon consummation of the transactions contemplated by this Agreement, shall, except as otherwise stated in Company Disclosure Schedule 4.14(b), continue in full force and effect without penalty or other adverse consequence.  The Company is not in material default under any Material Contract, nor, to the Knowledge of the Company, is any other party to any Material Contract in breach of or default thereunder, and, to the Knowledge of the Company, no event has occurred that with the lapse of time or the giving of notice or both would constitute a material breach or default by the Company or any other party thereunder.  Notwithstanding the generality of the foregoing, the Company is not in material default under the Management and Operational Services Agreement dated May 9, 2008 by and between the Company, REG Services Group, LLC, a Subsidiary of REG, and REG Marketing & Logistics Group, LLC, a Subsidiary of REG (the “MOSA”), and, to the Knowledge of the

Company, no event has occurred that with the lapse of time or the giving of notice or both would constitute a material breach or default by the Company thereunder.  No party to any of the Material Contracts has exercised any termination rights with respect thereto, and no such party has given notice of any significant dispute with respect to any Material Contract.  The Company has, and will have at the Closing, good and valid title to the Material Contracts, free and clear of all Liens other than Permitted Exceptions.  The Company has delivered to MergerLLC true, correct and complete copies of all of the Material Contracts, together with all amendments, modifications or supplements thereto.  The Company is not and at Closing shall not be, obligated to make any payments to Professional Service Providers related to the Merger other than as set forth on Company Disclosure Schedule 4.14(a)(xix) or as approved by Parent.

(c)                                  Company Disclosure Schedule 4.14(c) sets forth a complete and accurate list of all consents, waivers, approvals or authorizations of any Person required to transfer the Material Contracts.

Section 4.15                                Employee Benefits.

(a)                                  Company Disclosure Schedule 4.15(a) sets forth a complete and correct list of:  (i) all “employee benefit plans”, as defined in Section 3(3) of ERISA, and all other employee benefit arrangements or payroll practices, including bonus plans, consulting or other compensation agreements, incentive, equity or equity-based compensation, or deferred compensation arrangements, stock purchase, severance pay, sick leave, vacation pay, salary continuation, disability, hospitalization, medical insurance, life insurance, scholarship programs maintained by the Company or to which the Company contributed or is obligated to contribute thereunder for current or former employees of the Company or that cover Employees of the Company (the “Employee Benefit Plans”), and (ii) all “employee pension plans”, as defined in Section 3(2) of ERISA, subject to Title IV of ERISA or Section 412 of the Code, maintained by the Company and any trade or business (whether or not incorporated) which are or have ever been under common control, or which are or have ever been treated as a single employer, with the Company under Sections 414(b), (c), (m) or (o) of the Code (“ERISA Affiliate”) or to which the Company and any ERISA Affiliate contributed or has ever been obligated to contribute thereunder (the “ERISA Affiliate Plans”).  Neither the Company nor any ERISA Affiliate is a party to or bound by any multiemployer plan as defined in Section 3(37) of ERISA, or has been subject to Sections 4063 or 4064 of ERISA.

(b)                                 True, correct and complete copies of the following documents, with respect to each of the Employee Benefit Plans and ERISA Affiliate Plans (as applicable), have been delivered to MergerLLC: (A) any plans and related trust documents, and all amendments thereto, (B) the most recent Forms 5500 for the past three (3) years and schedules thereto, (C) the most recent financial statements and actuarial valuations for the past three (3) years, (D) the most recent IRS determination letter, (E) the most recent summary plan descriptions (including letters or other documents updating such descriptions) and (F) written descriptions of all non-written agreements relating to the Employee Benefit Plans and ERISA Affiliate Plans.

(c)                                  Each of the Employee Benefit Plans and ERISA Affiliate Plans intended to qualify under Section 401 of the Code (“Qualified Plans”) so qualify and the trusts maintained thereto are exempt from federal income taxation under Section 501 of the Code, and, except as disclosed on Company Disclosure Schedule 4.15(c), nothing has occurred with respect to the operation of any such plan which could cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code.

(d)                                 Except as reserved against or accrued on the Balance Sheet, all contributions and premiums required by Law or by the terms of any Employee Benefit Plan or ERISA Affiliate Plan or any agreement relating thereto have been timely made (without regard to any waivers granted with respect thereto) to any funds or trusts established thereunder or in connection therewith, and no accumulated funding deficiencies exist in any of such plans subject to Section 412 of the Code, which are single employer plans, and all contributions for any period ending on or before the Closing Date which are not yet due will have been paid on or before the Closing Date.

(e)                                  The benefit liabilities, as defined in Section 4001(a)(16) of ERISA, of each of the Employee Benefit Plans and ERISA Affiliate Plans subject to Title IV of ERISA using the actuarial assumptions that would be used by the Pension Benefit Guaranty Corporation (the “PBGC”) in the event it terminated each such plan, do not exceed the combination of the fair market value of the assets of each such plan plus the liabilities accrued on the Balance Sheet.  The liabilities of each Employee Benefit Plan that has been terminated or otherwise wound up have been fully discharged in full compliance with applicable Law.

(f)                                    There has been no “reportable event” as that term is defined in Section 4043 of ERISA and the regulations thereunder with respect to any of the Employee Benefit Plans or ERISA Affiliate Plans subject to Title IV of ERISA which would require the giving of notice, or any event requiring notice to be provided under Section 4041(c)(3)(C) or 4063(a) of ERISA.

(g)                                 Neither the Company nor any ERISA Affiliate or any organization to which the Company or any ERISA Affiliate is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, has engaged in any transaction, within the meaning of Section 4069 of ERISA.

(h)                                 None of the Employee Benefit Plans which are “welfare benefit plans” within the meaning of Section 3(1) of ERISA provide for continuing benefits or coverage for any participant or any beneficiary of a participant post-termination of employment except as may be required under COBRA and at the expense of the participant or the participant’s beneficiary (subject to COBRA subsidy requirements).

(i)                                     There has been no violation of ERISA or the Code with respect to the filing of applicable returns, reports, documents and notices regarding any of the Employee Benefit Plans or ERISA Affiliate Plans with the Secretary of Labor or the Secretary of the Treasury or the furnishing of such notices or documents to the participants or beneficiaries of the Employee Benefit Plans or ERISA Affiliate Plans.

(j)                                     There are no pending Legal Proceedings which have been asserted or instituted against any of the Employee Benefit Plans or ERISA Affiliate Plans, the assets of any such plans or the Company, or the plan administrator or any fiduciary of the Employee Benefit Plans or ERISA Affiliate Plans with respect to the operation of such plans (other than routine, uncontested benefit claims), and, to the Knowledge of the Company, there are no facts or circumstances which could form the basis for any such Legal Proceeding.

(k)                                  Each of the Employee Benefit Plans and ERISA Affiliate Plans has been maintained, in all material respects, in accordance with its terms and all provisions of applicable Law.  All amendments and actions required to bring each of the Employee Benefit Plans and ERISA Affiliate Plans into conformity in all material respects with all of the applicable provisions of ERISA and other applicable Laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Closing Date and are disclosed on Company Disclosure Schedule 4.15(k).

(l)                                     The Company and any ERISA Affiliate which maintains a “group health plan” within the meaning of Section 5000(b)(1) of the Code, have complied with the notice and continuation requirements of Section 4980B of the Code or Part 6 of Title I of ERISA and the applicable regulations thereunder.

(m)                               Neither the Company nor any ERISA Affiliate or any organization to which any is a successor or parent corporation, has divested any business or entity maintaining or sponsoring a defined benefit pension plan having unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA) or transferred any such plan to any person other than the Company or any ERISA Affiliate during the five-year period ending on the Closing Date.

(n)                                 Neither the Company, any ERISA Affiliate nor any “party in interest” or “disqualified person” with respect to the Employee Benefit Plans or ERISA Affiliate Plans has engaged in a non-exempt “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 of ERISA.

(o)                                 Neither the Company nor any ERISA Affiliate has terminated any Employee Benefit Plan or ERISA Affiliate Plan subject to Title IV of ERISA, or incurred any outstanding liability under Section 4062 of ERISA to the Pension Benefit Guaranty Corporation or to a trustee appointed under Section 4042 of ERISA.

(p)                                 Except as set forth on Company Disclosure Schedule 4.15(p), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any Employee of the Company; (ii) increase the amount of compensation or benefits otherwise payable under any Employee Benefit Plan or ERISA Affiliate Plan; or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

(q)                                 The Company is not a party to any contract, plan or commitment, whether legally binding or not, to create any additional Employee Benefit Plan or ERISA Affiliate Plan, or to modify any existing Employee Benefit Plan or Pension Plan.

(r)                                    No stock or other security issued by the Company forms or has formed a part of the assets of any Employee Benefit Plan or ERISA Affiliate Plan.

(s)                                  Any individual who performs services for the Company (other than through a contract with an organization other than such individual) and who is not treated as an employee for federal income tax purposes by the Company is not an employee.

Section 4.16                                Labor.

(a)                                  Except as set forth on Company Disclosure Schedule 4.16(a) (the “Labor Contracts”), the Company is not a party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to Employees of the Company.  The Company has delivered or otherwise made available to MergerLLC true, correct and complete copies of the labor or collective bargaining agreements listed on Company Disclosure Schedule 4.16(a), together with all amendments, modifications or supplements thereto.

(b)                                 Except as set forth on Company Disclosure Schedule 4.16(b), no Employees are represented by any labor organization.  No labor organization or group of Employees of the Company has made a pending demand for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of the Company, threatened to be brought or filed, with the National Labor Relations Board or other labor relations tribunal.  There is no organizing activity involving the Company pending or, to the Knowledge of the Company, threatened by any labor organization or group of Employees.

(c)                                  There are no (i) strikes, work stoppages, slowdowns, lockouts or arbitrations or (ii) material grievances or other labor disputes pending or, to the Knowledge of the Company, threatened against or involving the Company involving any Employee.  There are no unfair labor practice charges, grievances or complaints pending or, to the Knowledge of the Company, threatened by or on behalf of any Employee or Former Employee.

(d)                                 There are no complaints, charges or claims against the Company pending or, to Knowledge of the Company, threatened that could be brought or filed with any Governmental Authority or based on, arising out of, in connection with or otherwise relating to, the employment or termination of employment or failure to employ any individual by the Company.  The Company is in compliance with all Laws relating to the employment of labor, including all such Laws relating to wages, hours, WARN and any similar state or local “mass layoff” or “plant closing” Law, collective bargaining, discrimination, civil rights, safety and health, workers’ compensation and the collection and payment of withholding and/or social security taxes and any similar tax except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to the Company.  There has been no “mass layoff” or “plant closing” (as defined by WARN) with respect to the Company within the six months prior to Closing.

Section 4.17                                Litigation.  Except as set forth in Company Disclosure Schedule 4.17, there is no Legal Proceeding pending or, to the Knowledge of the Company, threatened against the Company (or to the Knowledge of the Company, pending or threatened against any of the officers, managers or key Employees of the Company with respect to their business activities on behalf of the Company), or to which the Company is otherwise a party, before any Governmental Authority; nor to the Knowledge of the Company is there any reasonable basis for any such Legal Proceeding.  Except as set forth on Company Disclosure Schedule 4.17, the Company is not subject to any Order, settlement agreement or stipulation and the Company is not in breach or violation of any Order, settlement agreement or stipulation.  Except as set forth on Company Disclosure Schedule 4.17, the Company is not engaged in any legal action to recover monies due it or for damages sustained by it.  There are no Legal Proceedings pending or, to the Knowledge of the Company, threatened against the Company or to which the Company is otherwise a party relating to this Agreement or any Company Document or the transactions contemplated hereby or thereby.

Section 4.18                                Compliance with Laws; Permits.

(a)                                  Except as set forth on Company Disclosure Schedule 4.18(a), the Company is in compliance in all material respects with all Laws applicable to its operations or assets or the Business.  Except as set forth on Company Disclosure Schedule 4.18(a), the Company has not received any written or other notice of or been charged with the violation of any Laws.  To the Knowledge of the Company, the Company is not under investigation with respect to the violation of any Laws and there are no facts or circumstances which could form the basis for any such violation.

(b)                                 Company Disclosure Schedule 4.18(b) contains a list of all material Permits which are required for the operation of the Business as presently conducted and as presently intended to be conducted (the “Company Permits”) as kept by the Company’s general manager and produced to the Company.  The Company currently has all material Permits that are required for the operation of the Business as presently conducted.  The Company is not in default or violation, and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation, in any material respect of any term, condition or provision of any Company Permit and, to the Knowledge of the Company, there are no facts or circumstances which could form the basis for any such default or violation.  There are no Legal Proceedings pending or, to the Knowledge of the Company, threatened, relating to the suspension, revocation or modification of any of the Company Permits.

Section 4.19                                Environmental Matters.  Except as set forth on Company Disclosure Schedule 4.19 hereto and except as could not reasonably be expected to have a Material Adverse Effect with respect to the Company:

(a)                                  the operations of the Company, with respect to the Business, are and have been in compliance in all material respects with all applicable Environmental Laws, which compliance includes obtaining, maintaining in good standing and complying with all Environmental Permits necessary to operate the Business, except for non-compliance that would not reasonably be expected to result in the Business incurring material Environmental Costs and Liabilities, and no action or proceeding is pending or, to the Knowledge of the Company, threatened to revoke, modify or terminate any such Environmental Permit, which is necessary and material to the operation of the Business, and, to the Knowledge of the Company, no facts, circumstances or conditions currently exist that could adversely affect such continued material compliance with Environmental Laws and Environmental Permits or require currently unbudgeted capital expenditures to achieve or maintain such continued material compliance with Environmental Laws and Environmental Permits;

(b)                                 with respect to the Business, the Company is not the subject of any outstanding written Order or Contract with any Governmental Authority or Person respecting (i) Environmental Laws, (ii) Remedial Action or (iii) any Release or threatened Release of a Hazardous Material;

(c)                                  no claim is pending or to the Knowledge of the Company, threatened against the Company, alleging, with respect to the Business, that the Company may be in violation of any Environmental Law or any Environmental Permit or may have any Liability under any Environmental Law including, but not limited to, claims relating to noise or odors, other than such claims that are routine in nature and would not, individually or in the aggregate, result in the Business incurring material Environmental Costs and Liabilities;

(d)                                 to the Knowledge of the Company, no facts, circumstances or conditions exist with respect to the Business or any property currently or formerly owned, operated or leased by the Company or any property to which the Company arranged for the disposal or treatment of Hazardous Materials that could reasonably be expected to result in the Business incurring unbudgeted material Environmental Costs or Liabilities;

(e)                                  to the Knowledge of the Company, there are no investigations of the Business, or currently or previously owned, operated or leased property of the Company, pending or threatened, which could reasonably be expected to lead to the imposition of any material Environmental Costs or Liabilities or Liens under Environmental Law;

(f)                                    the transactions contemplated hereunder do not require the consent of or filings with any Governmental Authority with jurisdiction over the Company and environmental matters;

(g)                                 there is not located at any of the Owned Property or Real Property Leases, or at any property previously owned, operated or leased by the Company during the Company’s ownership, operation or lease, any (i) underground storage tanks, (ii) landfill, (iii) surface impoundment, (iv) asbestos-containing material or (v) equipment containing polychlorinated biphenyls;

(h)                                 the Company with respect to the Business has no residual liability with respect to abandoned or former properties, including any obligation to remove or demolish on-site structures or close wastewater lagoons or ponds, and, to the Knowledge of the Company, no Owned Property or Real Property Leases have any structures or features, including abandoned buildings or wastewater lagoons or ponds (other than those being used in compliance with Environmental Laws) requiring removal, demolition, or closure; and

(i)                                     the Company has made available to MergerLLC all material environmentally related audits, studies, reports, analyses and results of investigations that have been performed with respect to any currently or previously owned, leased or operated properties of the Company or material documentation relating to pending or threatened claims or investigations pursuant to Environmental Laws, to the extent such materials are in the possession, custody or control of the Company.

Section 4.20                                Insurance.  The Company has insurance policies in full force and effect (a) for such amounts as are sufficient for all requirements of Law and all agreements to which the Company is a party or by which it is bound and (b) which are in such amounts, with such deductibles and against such risks and losses, as are customary in the biodiesel production industry for the business, assets and properties of the Company.  Set forth in Company Disclosure Schedule 4.20 is a list of all insurance policies and all fidelity bonds held by or applicable to the Company setting forth, in respect of each such policy, the policy name, policy number, carrier, term, type and amount of coverage, annual premium, and deductibles, whether the policies may be terminated upon consummation of the transactions contemplated hereby and if and to what extent events being notified to the insurer after the Closing Date are generally excluded from the scope of the respective policy.  Except as set forth on Company Disclosure Schedule 4.20, no event relating to the Company has occurred which could reasonably be expected to result in a retroactive upward adjustment in premiums under any such insurance policies or which could reasonably be expected to result in a prospective upward adjustment in such premiums.  Excluding insurance policies that have expired and been replaced in the Ordinary Course of Business, no insurance policy has been cancelled within the last two years and, to the Knowledge of the Company, no threat has been made to cancel any insurance policy of the Company during such period.  Except as noted on Company Disclosure Schedule 4.20, all such insurance will remain in full force and effect with the Surviving Company following the Merger.  No event has occurred, including the failure by the Company to give any notice or information, or the Company giving any inaccurate or erroneous notice or information, which limits or impairs the rights of the Company under any such insurance policies.

Section 4.21                                Inventories.  The inventories of the Company reflected on the Balance Sheet or acquired since the Balance Sheet Date are in all material respects in good and marketable condition, and are saleable in the Ordinary Course of Business.  The inventories of the Company set forth in the Balance Sheet were valued at the lower of cost or market and were properly stated therein in accordance with GAAP consistently applied.  Adequate reserves have been reflected in the Balance Sheet for excess, damaged, or other inventory not readily marketable in the Ordinary Course of Business, which reserves were calculated in a manner consistent with past practice and in accordance with GAAP consistently applied.

Section 4.22                                Accounts and Notes Receivable and Payable.

(a)                                  All accounts and notes receivable of the Company have arisen from bona fide transactions in the Ordinary Course of Business and are payable on ordinary trade terms.  All accounts and notes receivable of the Company reflected on the Balance Sheet are in all material respects good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts reflected thereon, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with GAAP.  All accounts and notes receivable arising after the Balance Sheet Date are in all material respects good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts, which reserves are adequate and were calculated in a manner consistent with past practice and in accordance with GAAP.  None of the accounts or the notes receivable of the Company (i) are subject to any setoffs or counterclaims in any material respect or (ii) represent obligations for goods sold on consignment or on sale-or-return basis or subject to any other repurchase or return arrangement.

(b)                                 All accounts payable of the Company reflected in the Balance Sheet or arising after the date thereof are the result of bona fide transactions in the Ordinary Course of Business.

Section 4.23                                Related Party Transactions.  Except as set forth on Company Disclosure Schedule 4.23, no Employee, officer, unitholder or member of the Board of Managers of the Company, any member of his or her immediate family or any of their respective Affiliates (“Related Persons”) (i) owes any amount to the Company nor does the Company owe any amount to, or has the Company committed to make any loan or extend or guarantee credit to or for the benefit of, any Related Person, (ii) is involved in any business arrangement or other relationship with the Company (whether written or oral), (iii) owns any property or right, tangible or intangible, that is used by the Company, (iv) to the Knowledge of the Company, has any claim or cause of action against the Company or (v) to the Knowledge of the Company, owns any direct or indirect interest of any kind in, or controls or is a manager, officer, employee or partner of, or consultant to, or lender to or borrower from, or has the right to participate in the profits of, any Person which is a competitor, supplier, customer, landlord, tenant, creditor or debtor of the Company.

Section 4.24                                Product Warranty; Product Liability.

(a)                                  Except as set forth on Company Disclosure Schedule 4.24, the products produced, sold or delivered by the Company in conducting the Business have been in all material respects in conformity with all product specifications and all applicable Laws.  To the Company’s Knowledge, the Company has no material Liability for damages in connection therewith or any other customer or product obligations not reserved against on the Balance Sheet.

(b)                                 The Company has no material Liability arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product produced, delivered or sold, or services rendered, by or on behalf of the Company.  The Company has not committed any act or failed to commit any act which would result in, and there has been no occurrence which would give rise to or form the basis of, any material product liability or material liability for breach of warranty (whether covered by insurance or not) on the part of the Company with respect to products produced or delivered, sold or installed or services rendered by or on behalf of the Company.

Section 4.25                                Banks.  Company Disclosure Schedule 4.25 contains a complete and correct list of (a) the names and locations of all banks in which the Company has accounts or safe deposit boxes, (b) the account numbers of all such accounts and (c) the names of all persons authorized to draw thereon or to have access thereto.  Except as set forth on Company Disclosure Schedule 4.25, no person holds a power of attorney to act on behalf of the Company.

Section 4.26                                Full Disclosure.  No representation or warranty of the Company contained in this Agreement or any of the Company Documents and no written statement made by or on behalf of the Company to Parent, MergerLLC, or REG pursuant to this Agreement or any of the Company Documents contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.  There is no fact or circumstance that the Company has not disclosed to Parent or MergerLLC in writing which could reasonably be expected to lead Parent or MergerLLC to conclude that a Material Adverse Effect with respect to the Company had occurred or was imminent.

Section 4.27                                Financial Advisors.  Except as set forth on Company Disclosure Schedule 4.27, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Company in connection with the transactions contemplated by this Agreement and no Person is or will be entitled to any fee or commission or like payment in respect thereof.  Any fees and expenses payable to Persons listed on Company Disclosure Schedule 4.27 shall be paid by the Company.

Section 4.28                                Certain Payments.  Neither the Company nor, to the Knowledge of the Company, any manager, officer, employee, or other Person associated with or acting on behalf of the Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business for the Company, (ii) to pay for favorable treatment for business secured by the Company, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company, or (iv) in violation of any Law, or (b) established or maintained any fund or asset with respect to the Company that has not be recorded in the books and records of the Company.

Section 4.29                                Information Supplied.  Subject to the accuracy of the representations and warranties of Parent, REG and MergerLLC set forth in Section 5.9, none of the information related to the Company supplied (or to be supplied) in writing by or on behalf of the Company specifically for inclusion in (a) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock and Parent Preferred Stock hereunder (as amended or supplemented from time to time, the “Form S-4”) will, at the time the Form S-4, or any amendments or supplements thereto, are filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, and (b) the joint proxy statement relating to the Company Unitholders Meeting (as amended or supplemented from time to time, the “Joint Proxy Statement”) will, on the date it is first mailed to unitholders of the Company, and at the time of the Company Unitholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.  The Company shall cooperate with Parent in order that the Joint Proxy Statement will comply as to form in all material respects with the applicable requirements of the Exchange Act.  Notwithstanding the foregoing, the Company makes no representation or warranty with respect to information supplied by or on behalf of Parent, MergerLLC and/or REG for inclusion or incorporation by reference in any of the foregoing documents.

Section 4.30                                The Company’s Financial Condition.  Except as set forth on Company Disclosure Schedule 4.30, no insolvency proceedings of any character, including, without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, in respect of the Company or any of its assets or properties are pending, or to the Knowledge of the Company, threatened, and the Company has not made any assignment for the benefit of creditors, nor taken any action with a view to the institution of any such insolvency proceedings.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PARENT, REG AND MERGERLLC

Each of Parent, REG and MergerLLC hereby represents and warrants to the Company that, except as set forth in the disclosure schedule (with specific reference to the Section or subsection of this Agreement to which the information stated in such disclosure schedule relates) delivered by Parent, REG and MergerLLC to the Company simultaneously with the execution of this Agreement (the “Parent Disclosure Schedule”):

Section 5.1                                      Organization and Good Standing.  Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted and as currently proposed to be conducted.  MergerLLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as now conducted and as currently proposed to be conducted.  Each of Parent and MergerLLC is duly qualified or authorized to do business and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified or authorized could not have, or reasonably be expected to have, a Material Adverse Effect with respect to Parent or MergerLLC.  Attached hereto as exhibits are true, correct and complete copies of (i) the Certificate of Incorporation of Parent, a copy of which is attached hereto as Exhibit D, (ii) the Preferred Stock Certificate of Designation of Parent (Exhibit C), and (iii) Bylaws of Parent, a copy of which is attached hereto as Exhibit E, each as in effect on the date of this Agreement. MergerLLC has delivered to the Company true, complete and correct copies of its operating agreement as in effect on the date hereof.  Between the date hereof and the Closing, without the prior consent of the Company (i) Parent shall not amend its Certificate of Incorporation, Preferred Stock Certificate of Designation or Bylaws, and (ii) MergerLLC shall not amend the operating agreement of MergerLLC.

(b)                                 Parent is the owner of all of the issued and outstanding membership/equity interests of MergerLLC.  Other than the foregoing and except as set forth on Parent Disclosure Schedule 5.1(b), neither Parent nor MergerLLC, directly or indirectly, own any stock or other equity interest in any other Person.  No former Subsidiary of Parent or MergerLLC had any operations, business, Liabilities or other activities that would create a Liability on the part of the Parent or MergerLLC.

Section 5.2                                      Capital Structure.  The authorized capital stock of Parent consists of 140,000,000 shares of Parent Common Stock and 60,000,000 shares of Parent Preferred Stock, 14,000,000 shares of which have been designated Series A Preferred Stock.  At the close of business on the date of this Agreement and immediately prior to Closing, (i) 100 shares of Parent Common Stock were issued and outstanding, and (ii) no shares of Parent Preferred Stock were issued or outstanding.  Parent Disclosure Schedule 5.2(i) sets forth the name of each shareholder of Parent and the number of shares of Parent Common Stock and the number of shares of Parent Preferred Stock held by each shareholder as of the date of this Agreement and as anticipated as of the Closing Date assuming the Closing of each of the Common Plan Agreements and further referencing that, immediately prior to the Closing of the REG Merger Agreement, the USBG Shares (as defined in the REG Merger Agreement) shall be exchanged for 700,000 shares of

REG Series BB Preferred Stock in consideration of the modification as a result of the transactions contemplated by the REG Merger Agreement of the terms of the REG Series AA Preferred Stock and REG Series BB Preferred Stock held by the USBG Group (as defined in the REG Merger Agreement) and the waiver of the accrued dividend thereon.  All shares of Parent Common Stock deliverable pursuant to this Agreement have been duly authorized and, when issued as contemplated by this Agreement, will be validly issued, fully paid, nonassessable and free and clear of any lien, pledge, charge, security interest, restriction, adverse claim, proxy or option (except as provided in the Certificate of Incorporation of Parent and this Agreement and under applicable federal and state securities laws) and free of preemptive rights, and all shares of Parent Preferred Stock deliverable pursuant to this Agreement have been duly authorized and, when issued as contemplated by this Agreement, will be validly issued, fully paid, nonassessable and free and clear of any lien, pledge, charge, security interest, restriction, adverse claim, proxy or option (except as provided in the Certificate of Incorporation of Parent and this Agreement and under applicable federal and state securities laws) and free of preemptive rights.  Except as set forth on Parent Disclosure Schedule 5.2(ii), as of the date of this Agreement and as of the Closing Date there are not any shares of capital stock, voting securities or equity interests of Parent or MergerLLC issued and outstanding or any subscriptions, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance of any shares of capital stock, voting securities or equity interests of Parent or MergerLLC, including any representing the right to purchase or otherwise receive any Parent Common Stock or Parent Preferred Stock.  Except as provided on Parent Disclosure Schedule 5.2(iii), as of the date of this Agreement and as of the Closing Date, (i) there are no pre-emptive rights or other similar agreements or understandings for the purchase or acquisition of any securities of Parent or MergerLLC, (ii) there are no registration rights agreements or similar understanding regarding the registration of any securities of Parent or MergerLLC, and (iii) the Parent Common Stock, the Parent Preferred Stock, and the membership/ownership interests of MergerLLC are not subject to any voting trusts, voting agreements or other similar agreements or understandings.

Section 5.3                                      Authorization of Agreement.  Each of Parent, REG and MergerLLC has full corporate or limited liability company power and authority, as the case may be, to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by Parent, REG or MergerLLC in connection with the consummation of the transactions contemplated hereby and thereby (the “MergerLLC Documents”), and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance by Parent, REG and MergerLLC of this Agreement and each MergerLLC Document and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by the Board of Directors of each of Parent, REG and MergerLLC, and no other corporate action on behalf of Parent, REG or MergerLLC is necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.  This Agreement has been, and each MergerLLC Document will be at or prior to the Closing, duly executed and delivered by Parent, REG and MergerLLC, as applicable, and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each MergerLLC Document when so executed and delivered will constitute, the legal, valid and binding obligations of Parent, REG and MergerLLC, as applicable, enforceable against them in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 5.4                                      Conflicts; Consents of Third Parties.

(a)                                  Except as set forth on Parent Disclosure Schedule 5.4, and assuming the filings referred to in Sections 5.4(b)(i) & (ii) are made, none of the execution and delivery by Parent, REG or MergerLLC of this Agreement and of the MergerLLC Documents, the consummation of the transactions contemplated hereby or thereby, or the compliance by Parent, REG and MergerLLC with any of the provisions hereof or thereof will conflict with, or result in violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or give rise to any obligation of Parent, REG or MergerLLC to make any payment under, or to the increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in creation of any Liens upon any of the properties or assets of Parent, REG or MergerLLC under any provision of (i) the Organizational Documents of Parent, REG or MergerLLC; (ii) any Contract or Permit to which Parent, REG or MergerLLC is a party or by which any of the properties or assets of Parent, REG or MergerLLC are bound; (iii) any Order of any Governmental Authority applicable to Parent, REG or MergerLLC or by which any of the properties or assets of Parent, REG or MergerLLC are bound; or (iv) any applicable Law.

(b)                                 No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Authority is required on the part of Parent, REG or MergerLLC in connection with (i) the execution and delivery of this Agreement or the MergerLLC Documents, the compliance by Parent, REG or MergerLLC with any of the provisions hereof or thereof, (ii) the consummation of the transactions contemplated hereby and thereby or the taking by Parent, REG or MergerLLC of any other action contemplated hereby or thereby, or (iii) the continuing validity and effectiveness immediately following the Closing of any Contract or Permit of Parent, REG or MergerLLC, except for (a) the filing with the SEC of the Form S-4 and other filings required under, and compliance with other applicable requirements, of the Securities Act and the Exchange Act and applicable state securities laws and regulations, (b) filings which may be required under and compliance with the applicable requirements of the HSR Act and (c) such other consents, waivers, approvals, Orders, Permits, authorizations, declarations, filings or notifications that, if not obtained, made or given, would not, individually or in the aggregate, have a Material Adverse Effect with respect to Parent, REG or MergerLLC.

Section 5.5                                      Litigation.  There are no Legal Proceedings pending or, to the Knowledge of Parent, REG and MergerLLC, threatened against Parent, REG or MergerLLC (or to the Knowledge of Parent, REG and MergerLLC, pending or threatened against any of the officers, directors or key employees of Parent, REG or MergerLLC with respect to their business activities on behalf of Parent, REG or MergerLLC), or to which Parent, REG or MergerLLC are otherwise a party, before any Governmental Authority; nor to the Knowledge of Parent, REG

and MergerLLC is there any reasonable basis for any such Legal Proceeding.  Neither Parent, REG nor MergerLLC is subject to any Order, settlement agreement or stipulation nor are any of the foregoing in breach or violation of any Order, settlement agreement or stipulation.  There are no Legal Proceedings pending or, to the Knowledge of Parent, REG and MergerLLC, threatened against Parent, REG or MergerLLC or to which any of the foregoing is otherwise a party relating to this Agreement or any MergerLLC Document, or that are reasonably likely to prohibit or restrain the ability of Parent, REG or MergerLLC to enter into this Agreement or consummate the transactions contemplated hereby.

Section 5.6                                      Financial Advisors.  Except as set forth on Parent Disclosure Schedule 5.6 (whose fees and expenses shall be paid by Parent), no Person has acted, directly or indirectly, as a broker, finder or financial advisor for Parent, REG or MergerLLC in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

Section 5.7                                      Voting Requirements.  No vote of stockholders of Parent or the holders of the membership/ownership interests of MergerLLC is necessary to approve the transactions contemplated hereby.

Section 5.8                                      Information Supplied.  Subject to the accuracy of the representations and warranties of the Company set forth in Section 4.26, none of the information supplied (or to be supplied) in writing by or on behalf of Parent, REG or MergerLLC specifically for inclusion or incorporation by reference in (a) the Form S-4 will, at the time the Form S-4 or any amendments or supplements thereto are filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading, and (b) the Joint Proxy Statement will, on the date it is first mailed to unitholders of the Company, and at the time of the Company Unitholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.  The Form S-4 and the Joint Proxy Statement will comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.  Notwithstanding the foregoing, neither Parent, REG nor MergerLLC makes any representation or warranty with respect to any information supplied by or on behalf of the Company for inclusion in any of the foregoing documents.

Section 5.9                                      Full Disclosure.  No representation or warranty of Parent, REG or MergerLLC contained in this Agreement or any of the MergerLLC Documents and no written statement made by or on behalf of Parent, REG or MergerLLC to the Company pursuant to this Agreement or any of the MergerLLC Documents contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.  There is no fact or circumstance which Parent, REG or MergerLLC has not disclosed to the Company in writing which could reasonably be expected to lead the Company to conclude that a Material Adverse Effect with respect to Parent, REG or MergerLLC had occurred or was imminent.

Section 5.10                                REG Representations.  REG hereby makes and restates for the benefit of the Company the representations and warranties of REG, including the related deliveries described therein, set forth in Sections 4.1 through 4.29 of the REG Merger Agreement, subject to Section 10.1 hereof.  The Company Disclosure Schedules, as defined in the REG Merger Agreement, provided in connection with such representations and warranties shall be delivered by REG to the Company and shall be applicable to such representations and warranties upon the execution of this Agreement.  No amendment, waiver or consent relating to such representations and warranties shall be effective for any purpose under this Agreement unless such amendment, waiver or consent is in writing and signed by the Company.

ARTICLE VI
COVENANTS

Section 6.1                                      Access to Information.  The Company shall afford to Parent, MergerLLC and REG and its and their accountants, counsel, financial advisors, environmental consultants and other representatives, and to prospective lenders, placement agents and other financing sources and each of their respective representatives, reasonable access, during normal business hours upon reasonable notice throughout the period prior to the Closing, to their respective properties and facilities (including all real property and the buildings, structures, fixtures, appurtenances and improvements erected, attached or located thereon), books, financial information (including working papers and data in the possession of the Company or its independent public accountants, internal audit reports, and “management letters” from such accountants with respect to the Company’s systems of internal control), Contracts, commitments and records and, during such period, shall furnish promptly such information concerning its businesses, properties and personnel of the Company as Parent, MergerLLC or REG shall reasonably request in connection with the transactions contemplated herein, including preparation of the Form S-4; provided, however, such investigation shall not unreasonably disrupt the Company’s operations.  Similarly, Parent, MergerLLC and REG shall afford to the Company and its and their accountants, counsel, financial advisors, environmental consultants and other representatives reasonable access, during normal business hours upon reasonable notice throughout the period prior to Closing, to their respective properties and facilities, books, financial information, Contracts, commitments and records and, during such period, shall furnish promptly such information concerning its businesses, properties and personnel of Parent, MergerLLC and REG as the Company shall reasonably request in connection with the transactions contemplated herein; provided, however, such investigation shall not unreasonably disrupt the operations of Parent, MergerLLC or REG.  Prior to the Closing, each party hereto shall generally keep the other parties informed as to all material matters involving the operations and businesses of each other.  The Company shall authorize and direct the appropriate managers, officers and employees of the Company to discuss matters involving the operations and business of the Company with representatives of Parent, MergerLLC and REG and their prospective lenders or placement agents and other financial sources. Parent, MergerLLC and REG shall authorize and direct the appropriate directors, officers and employees of Parent, MergerLLC and REG to discuss matters involving the operations and business of Parent, MergerLLC and REG with representatives of the Company and its prospective lenders or placement agents and other financial sources.  All nonpublic information provided to, or obtained by, any party hereto in connection with the transactions contemplated hereby shall be “Confidential Information” for purposes of the Confidentiality Agreement dated November 13, 2008 by and among REG and the Company and the Addendum to Confidentiality Agreement dated November 13, 2008 by and among REG and the Company  (collectively the “Confidentiality Agreement”), which Confidentiality Agreement shall survive the Closing pursuant to the terms thereof; provided that Parent, MergerLLC, REG and the Company may disclose such information as may be necessary in connection with seeking necessary consents and approvals as contemplated hereby and in connection with the Financing.  Notwithstanding the foregoing, the Company shall not be required to disclose any information if such disclosure would contravene any applicable Law or any Contract which may restrict the Company’s disclosure.  Parent, MergerLLC and REG shall arrange with the parties to the Common Plan Agreements (other than REG) to provide the Company access to information regarding such parties on terms substantially similar to those relating to the Company’s access to information regarding Parent, MergerLLC and REG provided by this Section 6.1.

Section 6.2                                      Conduct of the Business Pending the Closing.

(a)                                  Except as otherwise expressly provided by this Agreement or with the prior written consent of Parent, between the date hereof and the Closing, the Company shall:

(i)                                     conduct the Business only in the Ordinary Course of Business;

(ii)                                  use its commercially reasonable efforts to (A) preserve the present business operations, organization (including officers and Employees) and goodwill of the Company and (B) preserve the present relationships with Persons having business dealings with the Company (including customers and suppliers);

(iii)                               maintain (A) all of the assets and properties of, or used by, the Company consistent with past practice, and (B) insurance upon all of the assets and properties of the Company in such amounts and of such kinds comparable to that in effect on the date of this Agreement;

(iv)                              (A) maintain the books, accounts and records of the Company in the Ordinary Course of Business, (B) continue to collect accounts receivable and pay accounts payable and other Liabilities set forth on the Balance Sheet in the Ordinary Course of Business utilizing normal procedures and without discounting or accelerating payment of such accounts or Liabilities utilizing all available cash and any available line of credit, and (C) comply with all contractual and other obligations of the Company;

(v)                                 comply with the capital expenditure plan of the Company for 2009 set forth on Company Disclosure Schedule 6.2(a)(v), including making such capital expenditures in the amounts and at the times set forth in such plan;

(vi)                              comply in all material respects with all applicable Laws;

(vii)                           take steps to renew all Permits in a timely manner prior to their lapse; and

(viii)                        pay all maintenance and similar fees and take all other appropriate actions as necessary to prevent the abandonment, loss or impairment of all Intellectual Property of the Company.

(b)                                 Without limiting the generality of the foregoing, except as otherwise expressly provided by this Agreement or with the prior written consent of Parent, the Company shall not:

(i)                                     (A) increase the salary or other compensation of any manager or Employee of the Company except for normal year-end increases in the Ordinary Course of Business, (B) grant any bonus, benefit or other direct or indirect compensation to any Employee or manager, (C) increase the coverage or benefits available under any (or create any new) severance pay, termination pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other employee benefit plan or arrangement made to, for, or with any of the managers, officers, Employees, agents or representatives of the Company or otherwise modify or amend or terminate any such plan or arrangement or (D) enter into any employment, deferred compensation, stay bonus, severance, special pay, consulting, non-competition or similar agreement or arrangement with any managers or officers of the Company (or amend any such agreement) to which the Company is a party;

(ii)                                  (A) create, incur, assume, guarantee, endorse or otherwise become liable or responsible with respect to (whether directly, contingently or otherwise) any Indebtedness except (u) the Indebtedness related to the Permitted Exceptions, (x) the Indebtedness reflected in the Balance Sheet, (y) the Indebtedness incurred in the Ordinary Course of Business since the Balance Sheet Date, or (z) the Indebtedness set forth on Company Disclosure Schedule 4.6; (B) except in the Ordinary Course of Business, pay, prepay, accelerate, discharge, purchase, repurchase or satisfy any Indebtedness issued or guaranteed by the Company; (C) materially modify the terms of any Indebtedness or other Liability; (D) make any loans, advances of capital contributions to, or investments in, any other Person; or (E) pay or make any dividend or distribution of cash or other property with respect to the Company Units or other equity securities of the Company;

(iii)                               subject to any Lien or otherwise encumber or, except for Permitted Exceptions, permit, allow or suffer to be subjected to any Lien or otherwise encumbered, any of the Company Assets;

(iv)                              acquire any material properties or assets or sell, assign, license, transfer, convey, lease or otherwise dispose of any of the Company Assets (except for fair consideration in the Ordinary Course of Business) of the Company;

(v)                                 except as provided by Section 6.6 hereof, enter into or agree to enter into any merger or consolidation with any Person, and not engage in any new business or invest in, make a loan, advance or capital contribution to, or otherwise acquire the securities of any Person;

(vi)                              cancel or compromise any debt or claim, or waive or release any material right of the Company except in the Ordinary Course of Business;

(vii)                           enter into, modify or terminate any labor or collective bargaining agreement or, through negotiation or otherwise, make any commitment or incur any Liability to any labor organization with respect to any Employee;

(viii)                        introduce any material change with respect to the operation of the Business, including any material change in the types, nature, composition or quality of products or services, or, other than in the Ordinary Course of Business, make any change in product specifications or prices or terms of distributions of such products;

(ix)                                enter into any transaction or enter into, modify or renew any contract which by reason of its size or otherwise is not in the Ordinary Course of Business;

(x)                                   enter into any contract, understanding or commitment that restrains, restricts, limits or impedes the ability of the Business, or the ability of Parent or MergerLLC, to compete with or conduct any business or line of business in any geographic area or solicit the employment of any persons;

(xi)                                terminate, amend, restate, supplement or waive any rights under any (A) Material Contract, Real Property Lease, Personal Property Lease or Intellectual Property License, other than in the Ordinary Course of Business or (B) Permit;

(xii)                             settle or compromise any pending or threatened Legal Proceeding or any claim or claims for, or that would result in a loss of revenue of, an amount that could, individually or in the aggregate, reasonably be expected to be greater than $50,000;

(xiii)                          change or modify its credit, collection or payment policies, procedures or practices, including acceleration of collections or receivables (whether or not past due) or fail to pay or delay payment of payables or other liabilities;

(xiv)                         take any action which would adversely affect the ability of the parties to consummate the transactions contemplated by this Agreement;

(xv)                            amend the operating agreement of the Company;

(xvi)                         agree to materially increase Liabilities from the amounts set forth on the Balance Sheet except in the Ordinary Course of Business under loan or credit agreements or arrangements up to the maximum amounts provided therein as are in effect on the date of this Agreement and upon such other terms as are in effect on the date of this Agreement; or

(xvii)                      agree to do anything (A) prohibited by this Section 6.2, (B) that would make any of the representations and warranties of the Company in this Agreement or any of the Company Documents untrue or incorrect in any material respect or could result in any of the conditions to the Closing not being satisfied or (C) that could be reasonably expected to have a Material Adverse Effect with respect to the Company.

Section 6.3                                      Consents.  Parent, MergerLLC, REG and the Company shall each use its commercially reasonable efforts to obtain at the earliest practicable date all consents, waivers, approvals and notices that are required to consummate, or in connection with, the transactions contemplated by this Agreement as set forth on Company Disclosure Schedule 6.3, including the consents, waivers, approvals and notices referred to in Sections 4.4(b) and 5.4(b) hereof (except for such matters covered by Section 6.4, which are covered in that Section).  All such consents, waivers, approvals and notices shall be in writing and in form and substance reasonably satisfactory to each party hereto, and executed counterparts of such consents, waivers and approvals shall be delivered to each party hereto promptly after receipt thereof, and copies of such notices shall be delivered to each party hereto promptly after the making thereof.

Section 6.4                                      Regulatory Approvals.

(a)                                  Each of Parent, MergerLLC, REG and the Company shall use their respective commercially reasonable efforts to (i) make or cause to be made all filings required of each of them or any of their respective Subsidiaries or Affiliates under the HSR Act or other Antitrust Laws with respect to the transactions contemplated hereby and by the Common Plan Agreements, as appropriate, as promptly as practicable, including seeking early termination, and, in any event, within ten (10) Business Days after the date of this Agreement in the case of all filings required under the HSR Act and within four (4) weeks in the case of all other filings required by other Antitrust Laws, (ii) comply at the earliest practicable date with any request under the HSR Act or other Antitrust Laws for additional information, documents, or other materials received by either of them or any of their respective Subsidiaries or Affiliates from the U.S. Federal Trade Commission (“FTC”), the Antitrust Division of the U.S. Department of Justice (the “Antitrust Division”) or any other Governmental Authority in respect of such filings or such transactions, and (iii) cooperate with each other in connection with any such filing (including, to the extent permitted by applicable law, providing copies of all such documents to the non-filing parties prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith) and in connection with resolving any investigation or other inquiry of any of the FTC, the Antitrust Division or other Governmental Authority under any Antitrust Laws with respect to any such filing or any such transaction.  Parent shall be responsible for all filing fees and expenses associated with the required filings under the HSR Act and all responses to any request by the FTC, the Antitrust Division or any other Governmental Authority.  Each such party shall use commercially reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to any applicable law in connection with the transactions contemplated by this Agreement.  Each such party shall promptly inform the other parties hereto of any oral communication with, and provide copies of written communications with, any Governmental Authority regarding any such filings or any such transaction and permit the other party to review in advance any proposed communication by such party to any Governmental Authority.  No party hereto shall independently participate in any formal meeting with any Governmental Authority in respect of any such filings, investigation, or other inquiry without giving the other parties hereto prior notice of the meeting and, to the extent permitted by such Governmental Authority, the opportunity to attend and/or participate.  Subject to applicable Law, the parties hereto shall consult and cooperate with one another in connection with the matters described in this Section 6.4, including in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto relating to proceedings under the HSR Act or other Antitrust Laws.

(b)                                 Each of Parent, MergerLLC, REG and the Company shall use commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental

Authority with respect to the transactions contemplated by this Agreement under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, the “Antitrust Laws”).  In connection therewith, if any Legal Proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as in violation of any Antitrust Law, Parent, MergerLLC, REG and the Company shall use commercially reasonable efforts to contest and resist any such Legal Proceeding, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement, including by pursuing all available avenues of administrative and judicial appeal, unless, by mutual agreement, Parent and the Company decide that litigation is not in their respective best interests.  Each of Parent, MergerLLC, REG and the Company shall use commercially reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.  Notwithstanding anything to the contrary provided herein, neither Parent, MergerLLC, REG or the Company nor any of their respective Affiliates shall be required, in connection with the matters covered by this Section 6.4, (i) to pay any amounts (other than the payment of filing fees and expenses and fees of counsel), (ii) to commence litigation (as opposed to defend litigation), (iii) to hold separate (including by trust or otherwise) or divest any of its or its Affiliates’ businesses, product lines or assets, or any of the Purchased Assets, (iv) to agree to any limitation on the operation or conduct of the Business, or (v) to waive any of the conditions to this Agreement set forth in Section 7.1 or 7.2.

Section 6.5                                      Further Assurances.  Subject to, and not in limitation of, Section 6.4, each of the Company, Parent, REG and MergerLLC shall use its commercially reasonable efforts to take, or cause to be taken, all actions necessary or appropriate to fulfill its obligations under this Agreement.

Section 6.6                                      No Solicitation by the Company; Etc.

(a)                                  The Company shall, and shall cause its managers, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives (collectively, “Representatives”) to, immediately cease and cause to be terminated any discussions or negotiations with any Person conducted heretofore with respect to a Takeover Proposal, and shall use commercially reasonable efforts to obtain the return from all such Persons or cause the destruction of all copies of confidential information previously provided to such parties by the Company or its Representatives.  The Company shall not, and shall cause its Representatives not to, directly or indirectly (i) solicit, initiate, cause, facilitate or encourage (including by way of furnishing information) any inquiries or proposals that constitute, or may reasonably be expected to lead to, any Takeover Proposal, (ii) participate in any discussions or negotiations with any third party regarding any Takeover Proposal or (iii) enter into any agreement related to any Takeover Proposal; provided, however, that if after the date hereof the Board of Managers of the Company receives an unsolicited, bona fide written Takeover Proposal made after the date hereof in circumstances not involving a breach of this Agreement, and the Board of Managers of the Company reasonably determines in good faith that such Takeover Proposal constitutes or is reasonably likely to lead to a Superior Proposal, and with respect to which such Board determines in good faith, after considering applicable provisions of state law and after consulting with and receiving the advice of outside counsel, that the taking of such action is necessary in order for such Board to comply with its fiduciary duties to the Company’s unitholders under Delaware law, then the Company may, at any time prior to obtaining the Company Unitholder Approval (but in no event after obtaining the Company Unitholder Approval) and after providing Parent not less than two (2) Business Days written notice of its intention to take such actions (A) furnish information with respect to the Company to the Person making such Takeover Proposal, but only after such Person enters into a customary confidentiality agreement with the Company (which confidentiality agreement must be no less favorable to the Company (i.e., no less restrictive with respect to the conduct of such Person) than the Confidentiality Agreement), provided that (1) such confidentiality agreement may not include any provision calling for an exclusive right to negotiate with the Company and (2) the Company advises Parent of all such non-public information delivered to such Person concurrently with its delivery to such Person and concurrently with its delivery to such Person the Company delivers to Parent all such information not previously provided to Parent, and (B) participate in discussions and negotiations with such Person regarding such Takeover Proposal.  Without limiting the foregoing, it is understood that any violation of the foregoing restrictions by the Company’s Representatives shall be deemed to be a breach of this Section 6.6 by the Company.  The Company shall provide Parent with a correct and complete copy of any confidentiality agreement entered into pursuant to this paragraph within 48 hours after the execution thereof.

(b)                                 In addition to the other obligations of the Company set forth in this Section 6.6, the Company shall promptly advise Parent orally, and within 48 hours advise Parent in writing after receipt, if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company in respect of any Takeover Proposal, and shall, in any such notice to Parent, indicate the identity of the Person making such proposal, offer, inquiry or other contact and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts (and shall include with such notice copies of any written materials received from or on behalf of such Person relating to such proposal, offer, inquiry or request), and thereafter shall promptly keep Parent fully informed of all material developments affecting the status and terms of any such proposals, offers, inquiries or requests (and the Company shall provide Parent with copies of any additional written materials received that relate to such proposals, offers, inquiries or requests) and of the status of any such discussions or negotiations.

(c)                                  Except as expressly permitted by this Section 6.6(c), neither the Board of Managers of the Company nor any committee thereof shall (i)(A) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent or MergerLLC, the Company Board Recommendation or the approval or declaration of advisability by such Board of Managers of this Agreement and the transactions contemplated hereby or (B) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal (any action described in this clause (i) being referred to as a “Company Adverse Recommendation Change”) or (ii) approve or recommend, or propose publicly to approve or recommend, or cause or authorize the Company to enter into, any letter of intent, agreement in principle, memorandum of understanding, merger, acquisition, purchase or joint venture agreement or other agreement related to any Takeover Proposal (other than a confidentiality agreement in accordance with Section 6.6(a)).  Notwithstanding the foregoing, the Board of Managers of the Company may withdraw or modify the Company Board Recommendation if they determine such withdrawal or modification is necessary in the exercise of their fiduciary duties, or recommend a Takeover Proposal, if such Board determines in good faith that such Takeover Proposal is a Superior Proposal; provided, however, that no Company Adverse Recommendation Change may be made in response to a Superior Proposal until after the fifth (5th) Business Day following Parent’s receipt of written notice (unless at the time such notice is otherwise required to be given there are less than five (5) Business Days prior to the Company Unitholders Meeting, in which case the Company shall provide as much notice as is reasonably practicable) from the Company (a “Company Adverse Recommendation Notice”) advising Parent that the Board of Managers of the Company intends to make such Company Adverse Recommendation Change and specifying the terms and conditions of such Superior Proposal (it being understood and agreed that any material amendment to the financial terms or other material terms of such Superior Proposal shall require a new Company Adverse Recommendation Notice and a new five (5) Business Day period (unless at the time such notice is otherwise required to be given there are less than five (5) Business Days prior to the Company Unitholders Meeting, in which case the Company shall provide as much notice as is reasonably practicable)).  In determining whether to make a Company Adverse Recommendation Change in response to a Superior Proposal, the Board of Managers of the Company shall take into account (i) any changes to the terms of this Agreement proposed by Parent in writing (in response to a Company Adverse Recommendation Notice or otherwise) and (ii) the amount of the Termination Fee payable to Parent hereunder in determining whether such third party Takeover Proposal still constitutes a Superior Proposal.

(d)                                 For purposes of this Agreement:

“Takeover Proposal” means any inquiry, proposal or offer from any Person or “group” (as defined in Section 13(d) of the Exchange Act), other than Parent and its Subsidiaries or REG and its Subsidiaries, relating to any (i) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of assets of the Company equal to 15% or more of the Company’s assets or to which fifteen percent (15%) or more of the Company’s revenues or earnings are attributable, (ii) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of fifteen percent (15%) or more of any class of equity securities of the Company, (iii) tender offer or exchange offer that if consummated would result in any Person or “group” (as defined in Section 13(d) of the Exchange Act) beneficially owning fifteen percent (15%) or more of any class of equity securities of the Company or (iv) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company; in each case, other than the transactions contemplated by this Agreement.

“Superior Proposal” means a bona fide written offer, obtained after the date hereof and not in breach of this Agreement, to acquire, directly or indirectly, for consideration consisting of cash and/or securities, all of the equity securities of the Company or all or substantially all of the assets of the Company, or to merge or consolidate with the Company, made by a third party, which is otherwise on terms and conditions which the Board of Managers of the Company determines in its good faith and reasonable judgment (after consultation with outside counsel and a financial advisor) to be more favorable to the Company’s unitholders than the transactions contemplated by this Agreement, taking into account at the time of determination any changes to the terms of this Agreement that as of that time had been proposed by Parent in writing and the ability of the Person making such proposal to consummate the transactions contemplated by such proposal (based upon, among other things, the availability of financing and the expectation of obtaining required approvals).

Section 6.7                                      Preservation of Records.  Parent agrees that it shall preserve and keep the records held by it or its Affiliates relating to the Business for a period equal to the same period as it determines to be prudent for its own records of a similar type, but in no event less than the applicable statutes of limitation for federal and state income tax purposes with respect to tax records used or useful for tax and accounting purposes, and shall make such records and personnel available to the Company or its members as may be reasonably required by the Company or its members in connection with, among other things, preparation and filing of tax returns and related matters, any insurance claims by, legal proceedings against or governmental investigations of the Company or any of its Affiliates or members or in order to enable the Company to comply with its obligations under this Agreement and each other agreement, document or instrument contemplated hereby or thereby.

Section 6.8                                      Publicity.  None of the Company, REG, Parent or MergerLLC shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other parties hereto, which approval will not be unreasonably withheld or delayed, unless, in the sole judgment of REG, Parent, MergerLLC or the Company, as applicable, disclosure is otherwise required by applicable Law or by the applicable rules of any stock exchange on which Parent or the Company lists securities; provided that, to the extent required by applicable Law, the party intending to make such release shall use its commercially reasonable efforts consistent with such applicable Law to consult with the other party with respect to the timing and content thereof.

Section 6.9                                      Environmental Matters.

(a)                                  The Company shall permit, at Parent’s expense, Parent and Parent’s environmental consultant to conduct such investigations (including investigations known as “Phase I” Environmental Site Assessments and, only if mutually agreed to by the Company and Parent, “Phase II” Environmental Site Assessments) of the environmental conditions of any real property owned, operated or leased by or for the Company and the operations thereat (subject to any limitations contained in valid, previously executed leases) as Parent, in its reasonable discretion, shall deem necessary or prudent (“Parent’s Environmental Assessment”).  Parent’s Environmental Assessment shall be conducted, at Parent’s expense, by a qualified environmental consulting firm, possessing reasonable levels of insurance, in compliance with applicable Laws and in a manner that minimizes the disruption of the operations of the Company.  Parent shall provide to the Company copies of reports and results of all investigations conducted by or on behalf of Parent promptly after receipt thereof.  Parent shall be responsible for the repair of any damage (except as a result of any pre-existing contamination caused by the Company) caused by such investigations and shall restore the affected property or reimburse the Company for such damage and the repair and restoration thereof as reasonably determined by the Company.  Parent shall indemnify the Company for any loss (except as a result of any pre-existing contamination caused by the Company), including claims of lessors and other parties, resulting from such investigations.

(b)                                 The Company shall promptly file or cooperate with Parent in filing all materials required by Environmental Laws as a result of, or in furtherance of, the transactions contemplated hereunder, including, but not limited to any notifications or approvals required under environmental property transfer laws, and all requests required or necessary for the transfer or re-issuance of Environmental Permits required to conduct the Business after the Closing Date.  Parent shall cooperate in all reasonable respects with the Company with respect to such filings and Environmental permit activities.

Section 6.10                                Cooperation with Indebtedness Renegotiation.  The terms and conditions of the Indebtedness of the Company set forth on Company Disclosure Schedule 6.10 shall be renegotiated on terms and conditions deemed acceptable to REG in its sole discretion, and all such Indebtedness shall be retained or assumed by the Surviving Company and not by Parent.  The Company shall provide such assistance and cooperation as REG, Parent and their Affiliates may reasonably request in connection with the renegotiation of the Indebtedness of the Company, including (a) making senior management of the Company reasonably available for customary syndication presentations and meetings and presentations with rating agencies and lenders or other proposed financing sources and (b) cooperating with prospective lenders or other proposed financing sources in performing their due diligence.

Section 6.11                                Monthly Financial Statements.  As soon as reasonably practicable, but in no event later than forty-five (45) days after the end of each calendar month during the period from the date hereof to the Closing, the Company shall provide Parent with (a) unaudited monthly financial statements, including the balance sheet and related statement of income and cash flows, of the Company (such statements to be prepared by the Company in accordance with GAAP consistent with past practice in each case without footnotes) and (b) operating or management reports (such reports to be in the form prepared by the Company in the Ordinary Course of Business) for such preceding month (such financial statements, the “Company Monthly Financial Statements”).  At or as close to reasonably practicable prior to Closing, Company shall provide Parent with the Final Closing Balance Sheet.  As soon as reasonably practicable, but in no event later than forty-five (45) days after the end of each calendar month (or as soon as practicable if and when such financial statements are received by REG or Parent from the parties to the Common Plan Agreements other than REG) during the period from the date hereof to the Closing, REG and Parent shall provide the Company with unaudited monthly financial statements, including the balance sheet and related statement of income and cash flows, of Parent, MergerLLC, REG and the other respective parties to the Common Plan Agreements (such statements to be prepared in accordance with GAAP consistent with past practice in each case without footnotes) (such financial statements, the “Parent Monthly Financial Statements”); provided, however, the monthly financials for Parent, MergerLLC and REG for the months of February and March, 2009 shall not be required to be delivered until May 26, 2009.

Section 6.12                                Notification of Certain Matters.  The Company shall give notice to Parent, and Parent and REG shall give notice to the Company, as promptly as reasonably practicable, upon becoming aware of (a) any fact, change, condition, circumstance, event, occurrence or non-occurrence that has caused or is reasonably likely to cause any representation or warranty in this Agreement made by it or under any of the Common Plan Agreements by any of the other parties thereto to be untrue or inaccurate in any respect at any time after the date hereof and prior to the Closing, (b) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or any of the other parties under any of the other Common Plan Agreements or (c) the institution of or the threat of institution of any Legal Proceeding against the Company, Parent, MergerLLC or REG or any of the other parties under any of the other Common Plan Agreements related to this Agreement or the transactions contemplated hereby; provided, that the delivery of any notice pursuant to this Section 6.12 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice, or the representations or warranties of, or the conditions to the obligations of, the parties hereto.

Section 6.13                                Parent Board of Directors.  On the Closing Date, Parent shall take such actions as are reasonably necessary to elect Ronald L. Mapes as nominee of the Company, to Parent’s Board of Directors, to serve until the expiration of the restrictions set forth in Article X of the Certificate of Incorporation and until his successor is elected and qualified, or if earlier, until his earlier death, resignation or removal.

Section 6.14                                Preparation of the Form S-4 and the Joint Proxy Statement; Unitholder and Stockholder Meetings.

(a)                                  As soon as practicable following the date of this Agreement, the Company, Parent, REG and the other parties to the Common Plan Agreements shall prepare and file with the SEC the Joint Proxy Statement and Parent shall prepare, with the cooperation of the Company, REG and the other parties to the Common Plan Agreements, and file with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus.  Each of the Company, REG and Parent shall, and shall cause their accountants and lawyers to use its commercially reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing and keep the Form S-4 effective for so long as necessary to consummate the transactions contemplated by this Agreement, including causing their accountants to deliver necessary or required instruments such as opinions, consents, certificates and comfort letters, each in customary form and covering such matters of the type customarily covered by such documents.  The Company shall use its commercially reasonable efforts to cause the Joint Proxy Statement to be mailed to the unitholders of the Company and REG shall use its reasonable best efforts to cause the Joint Proxy Statement to be mailed or otherwise delivered in accordance with Law to the stockholders of REG, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act.  Parent shall also, at Parent’s expense, take any action (other than qualifying to do business in any jurisdiction, other than the state of Illinois, in which it is not now so qualified or filing a general consent to service of process) required to be taken under any applicable state securities Laws in connection with the issuance of shares of Parent Common Stock and Parent Preferred Stock, and the Company shall furnish all information concerning the Company and the unitholders of the

Company as may be reasonably requested by Parent in connection with any such action.  No filing of, or amendment or supplement to, the Form S-4 will be made by Parent, and no filing of, or amendment or supplement to, the Joint Proxy Statement will be made by the Company, REG or Parent, in each case without providing the other parties a reasonable opportunity to review and comment thereon.  If at any time prior to the time the Form S-4 is declared effective under the Securities Act any information relating to the Company, REG or Parent, or any of their respective Affiliates, directors or officers, should be discovered by the Company, REG or Parent which should be set forth in an amendment or supplement to either the Form S-4 or the Joint Proxy Statement, so that either such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the unitholders of the Company and the stockholders of REG.  The parties shall notify each other promptly of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Joint Proxy Statement or the Form S-4 or for additional information and shall supply each other with copies of (i) all correspondence between it or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Joint Proxy Statement, the Form S-4 or the transactions contemplated by this Agreement and (ii) all orders of the SEC relating to the Form S-4.  Preparation of the Form S-4 and the Joint Proxy Statement under this Agreement shall be effectuated in conjunction with the required S-4 and Joint Proxy Statement required under the Related Transactions.

(b)                                 The Company shall, as soon as practicable following the date of this Agreement subject to compliance with SEC requirements and compliance with the requirements of the Company’s operating agreement and applicable Law, establish a record date for, duly call, give notice of, convene and hold a special meeting of its unitholders (the “Company Unitholders Meeting”) for the purpose of obtaining the Company Unitholder Approval.  Subject to Section 6.6(c) hereof, the Company shall, through its Board of Managers, recommend to its unitholders adoption of this Agreement (the “Company Board Recommendation”).  The Joint Proxy Statement shall include a copy of the Company Board Recommendation.  Without limiting the generality of the foregoing, the Company’s obligations pursuant to the first sentence of this Section 6.14(b) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal or (ii) the withdrawal or modification by the Board of Managers of the Company or any committee thereof of the Company Board Recommendation or such Board of Managers’ or such committee’s approval of this Agreement; provided, further, however, that if the Board of Managers of the Company withdraws or modifies such recommendation due to any reason other than a reason or reasons arising from a Material Adverse Effect with respect to Parent, MergerLLC or REG, the Company shall pay Parent a Termination Fee to the extent provided for in Sections 8.4.

Section 6.15                                Agreements of Rule 145 Affiliates.  At least five (5) Business Days prior to the Closing Date, the Company shall cause to be prepared and delivered to Parent a list identifying all persons who it believes may be deemed to be “affiliates” of the Company, as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the “Rule 145 Affiliates”).  The Company shall use its commercially reasonable efforts to cause each person who is identified as its Rule 145 Affiliate in such list to deliver to Parent, at or prior to the Closing Date, a written agreement, in substantially the form attached hereto as Exhibit F.  Parent shall be entitled to place restrictive legends on any shares of Parent Common Stock or Parent Preferred Stock issued (i) to such Rule 145 Affiliates and (ii) to any other Persons who it reasonably believes may be deemed to be “affiliates” of the Company, as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act, pursuant to the Transaction.

Section 6.16                                Legend.

The Company understands and agrees that each of the certificates evidencing Parent Common Stock and Parent Preferred Stock to be acquired hereunder may bear the following legends:

“THE SALE OR TRANSFER OF SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE RESTRICTIONS IN ARTICLE X OF THE CERTIFICATE OF INCORPORATION OF REG NEWCO, INC. (THE “CORPORATION”), AND ANY AMENDMENTS THERETO, COPIES OF WHICH ARE AVAILABLE WITHOUT CHARGE UPON REQUEST TO THE CORPORATION. THE CORPORATION WILL FURNISH TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON REQUEST A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS, AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS OF SHARES AUTHORIZED TO BE ISSUED BY THE CORPORATION.”

Section 6.17                                Employee Benefits.  Parent agrees that, commencing at the Effective Time, the employees of the Company will be provided with benefits under Parent’s then existing employee benefit plans that are comparable, in the aggregate, to the benefits, policies and procedures provided by REG immediately prior to the Closing or employee benefit plans of REG that are assumed by Parent pursuant to the Merger Agreement (collectively, the “Parent Plans”).  Parent will cause any employee benefit plans which the employees of the Company are eligible to participate in to take into account for purposes of eligibility, vesting and benefit accrual thereunder (except for benefit accrual under defined benefit pension plans, for purposes of qualifying for subsidized early retirement benefits or to the extent it would result in a duplication of benefits) service by employees of the Company as if such service were with MergerLLC or Parent, to the same extent such service was credited under a comparable plan of the Company.  Parent shall, and shall cause the Surviving Company to, honor all employee benefit obligations to current and former Employees under the Employee Benefit Plans. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall be construed as requiring any compensation or employee benefit plans, programs or arrangements to continue to be maintained by Parent with respect to Employees for any specified period after the Closing Date.

Section 6.18                                Updating of Schedules.  From time to time prior to the Closing Date, Parent, MergerLLC, REG and the Company shall promptly amend or supplement the Disclosure

Schedules to reflect any events or circumstances that occur or arise between the date hereof and the Closing Date and that, if existing or occurring on the date of this Agreement, would have been required to be disclosed on such Schedule in order to make the representations and warranties of the respective party true and correct; provided, however, that no such amendment or supplement made by a party shall have any effect for the purpose of determining the satisfaction of the conditions to the obligations of the other party hereunder or excuse the breach of a covenant by a party hereunder.

Section 6.19                                REG Covenants.  In addition to the covenants made by REG in this Article VI, REG hereby makes and restates herein for the benefit of the Company the covenants and agreements of REG set forth in Sections 6.2 through 6.6, 6.10, 6.11 and 6.14(b) of the REG Merger Agreement.  The Company Disclosure Schedules, as defined in the REG Merger Agreement, provided in connection with such covenants and agreements, shall be delivered by REG to the Company and shall be applicable to such covenants and agreements upon the execution of this Agreement.  No amendment, waiver or consent relating to such covenants and agreements shall be effective for any purpose under this Agreement unless such amendment, waiver or consent is in writing and signed by the Company.

6.20                           Managers’ and Officers’ Indemnification and Insurance.

(a)                                  From and after the Effective Time, the Surviving Company shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless, and provide advancement of expenses to, each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a manager, officer or employee of the Company (the “Indemnified Parties”) against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation to the extent based on or arising out of the fact that such person is or was a manager or officer of the Company, and pertaining to any matter existing or occurring, or any acts or omissions occurring, at or prior to the Effective Time, whether asserted or claimed prior to, or at or after, the Effective Time (including matters, acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby) (“Indemnified Liabilities”) to the same extent such persons are indemnified and have the right to advancement of expenses as of the date of this Agreement by the Company pursuant to the Company’s Certificate of Formation, Operating Agreement and indemnification agreements, if any, in existence on the date hereof with any managers or officers of the Company, but only to the extent such agreements are listed on Company Disclosure Schedule 6.20(a) (provided that any Person to whom expenses are advanced shall have provided an undertaking to repay such advances if it is ultimately and finally determined after all appeals are exhausted that such Person is not entitled to indemnification).

(b)                                 The Company shall, prior to the Effective Time, purchase a continuation policy for the current policy of managers’ and officers’ liability insurance maintained by the Company on the date of this Agreement, or a substantially similar continuation policy with a substantially comparable insurer at the discretion of the Company, with respect to claims arising from facts or events which occurred at or before the Effective Time.  Such continuation policy shall be effective for a period of five (5) years after the Effective Time, shall be in the amount of $10,000,000, shall provide substantially the same coverage, amounts, retentions, terms and conditions as the Company’s current policy, and shall be purchased at an expense to the Company not to exceed $91,000.  The Surviving Company and Parent shall take no action which would terminate or compromise the continuation of such policy during the term thereof; provided, however, the Surviving Company shall have no obligation to purchase such policy if it is not purchased prior to the Effective Time.

(c)                              The Indemnified Liabilities shall include all expenses, including reasonable fees and expenses of counsel, that an Indemnified Person may incur in enforcing the indemnity and other obligations provided for in this Section 6.20.

(d)                                 The Certificate of Formation and Operating Agreement of the Surviving Company shall contain provisions no less favorable with respect to indemnification and exculpation of individuals who were mangers and officers of the Company prior to the Effective Time than are set forth in the Company’s Certificate of Formation and Operating Agreement as in effect on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of any such individuals, unless such a modification is required by applicable law.  If the Surviving Company or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Surviving Company, as the case may be, shall assume the obligations set forth in this Section 6.20.

(e)                                  The provisions of this Section 6.20: (i) are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have or contract or otherwise.

6.21                           Tax Returns.  Parent shall have the exclusive obligation and authority to prepare or cause to be prepared and shall file or cause to be filed all Tax Returns that are required to be filed by the Company after the Closing that include transactions for the period prior to the Closing.  Parent shall prepare or cause to be prepared all such Tax Returns in accordance with past practice except to the extent necessary to comply with the requirements of applicable law.  Parent shall not cause or permit the Company to, and the Company shall not, amend any Tax Return of the Company or any tax election made by the Company that was filed or made before the Closing, or make any election that would change previously filed Tax Returns except as required by applicable law.

ARTICLE VII
CONDITIONS TO CLOSING

Section 7.1                                      Conditions Precedent to Obligations of Parent and MergerLLC.  The obligations of Parent and MergerLLC to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by Parent and MergerLLC in whole or in part to the extent permitted by applicable Law):

(a)                                  the representations and warranties of the Company set forth in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing as though made at and as of the Closing, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date); provided, however, in the event of any breach of a representation or warranty of the Company set forth in this Agreement, the condition set forth in this Section 7.1(a) shall be deemed satisfied unless the effect of all such breaches of representations and warranties taken together could reasonably be expected to have a Material Adverse Effect on the Company;

(b)                                 the Company shall have performed and complied in all material respects with all obligations and agreements required in this Agreement to be performed or complied with by it on or prior to the Closing Date;

(c)                                  there shall not have been or occurred any event, change, occurrence or circumstance that, individually or in the aggregate, with any other events, changes, occurrences or circumstances, has had or which could reasonably be expected to have a Material Adverse Effect on the Company;

(d)                                 Parent shall have received a certificate signed by the principal executive officer of the Company, in form and substance reasonably satisfactory to Parent, dated the Closing Date, to the effect that each of the conditions specified above in Sections 7.1(a)-(c) have been satisfied in all respects;

(e)                                  With respect to each Owned Property, Parent shall have received a bring down of the title commitment from the date last issued, which shall show title thereto to be in the condition represented by the Company herein, shall contain exceptions only for Permitted Exceptions and shall show no other matters which could reasonably be expected to have a Material Adverse Effect on the Company;

(f)                                    there shall not be in effect any Order by a Governmental Authority of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

(g)                                 (i) if applicable, the waiting period under the HSR Act shall have expired and the Company shall have obtained any consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority set forth on Company Disclosure Schedule 4.4(b) required to be obtained or made in connection with the execution and delivery of this Agreement or the performance of the transactions contemplated hereby and (ii) Parent, MergerLLC, REG and the Company shall have obtained all consents waivers and approvals under all Antitrust Laws and those consents, waivers and approvals referred to in Section 4.4(b) hereof in a form satisfactory to Parent;

(h)                                 the Form S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and all approvals, registrations or qualifications required under state securities laws for issuance of Parent Shares shall have been received;

(i)                                     the Company Unitholder Approval shall have been obtained in accordance with applicable Law and Certificate of Formation and Operating Agreement of the Company and the Company Stockholder Approval (as defined in the REG Merger Agreement) of REG shall have been obtained in accordance with applicable law and the Organizational Documents of REG;

(j)                                     Parent shall have obtained working capital financing for the operation of the Facility and Parent shall have obtained a senior credit facility or other working capital lending arrangement, in each case in such amounts and on the terms and conditions reasonably satisfactory to Parent (together such Facility financing and senior credit facility or working capital lending arrangement, the “Financing”);

(k)                                  the Indebtedness of the Company shall have been renegotiated on terms and conditions deemed acceptable by Parent in its sole discretion and Fifth Third Bank, a Michigan banking corporation, and the Illinois Finance Authority (together, the “Senior Lender”) shall have consented to the Merger and the transactions contemplated hereby with respect to Indebtedness of the Company to the Senior Lender;

(l)                                 the Company shall have obtained the issuance or reissuance in the name of the Surviving Company of all Permits (including Environmental Permits) set forth on Company Disclosure Schedule 4.18(b) which are potentially obtainable prior to the Closing for the Surviving Company to conduct the operations of Business as of the Closing Date, and the Company shall have satisfied all requirements arising under Law to confirm the rights of the Surviving Company in the real property of the Company, including any deemed transfer provisions of Environmental Laws;

(m)                               the Company shall have obtained the appropriate consents required under incentives from Governmental Authorities related to the Facility which are set forth on Company Disclosure Schedule 7.1(m) and REG shall have obtained the appropriate consents under incentives from Governmental Authorities related to its facilities;

(n)                             the Company shall have delivered, or caused to be delivered, to Parent an opinion of Lindquist & Vennum PLLP,  counsel to the Company, in form and content reasonably satisfactory to Parent;

(o)                             the Company shall have delivered, or caused to be delivered, to Parent an opinion of Lindquist & Vennum PLLP, counsel to the Company, that the Company has (i) been properly treated as a partnership for Federal tax purposes, and has not made an election to be treated as a corporation and (ii) has not been a “publicly traded partnership” within the meaning of Section 7704 of the Code in form and content reasonably satisfactory to Parent;

(p)                                 REG shall have received terminations of the existing REG stockholder and registration rights agreements as set forth in Section 7.1(l) of the REG Merger Agreement;

(q)                                 REG shall have received written consent from the holders of REG preferred stock waiving all Accrued Dividends (as defined in the respective certificates of designation for such REG preferred stock) as of the Closing Date pursuant to the respective certificates of designation for each series of REG preferred stock;

(r)                                the Company shall have delivered, or caused to be delivered, to Parent copies of all consents, waivers and approvals referred to in Section 7.1(g)(ii);

(s)                              Parent shall have received fully executed originals of the Parent Registration Rights Agreement, Parent BCA Registration Rights Agreement, Parent Stockholder Agreement and the Rule 145 Affiliate Agreements required by 6.16 hereof and such other documents as Parent may reasonably request;

(t)                                    the Company shall have delivered, or caused to be delivered, to Parent a written instrument from each of the holders of the Company Warrants agreeing to the changes and assumption by Parent of the Company Warrants as set forth in Section 3.3(b) hereof and waiving such holder’s right to receive Parent Preferred Stock, or Parent Common Stock in lieu thereof, upon exercise of the Company Warrant;

(u)                                 Parent shall have approved in writing any material increase in the Company’s Liabilities from those reflected on the Balance Sheet to those reflected in the Final Closing Balance Sheet other than Liabilities incurred under loan or credit agreements or arrangements in effect on the date of this Agreement and otherwise in the Ordinary Course of Business; and

(v)                                 not more than one percent (1%) of the outstanding shares of REG immediately prior to the Effective Time shall have exercised appraisal rights unless such exercise has been properly denied, withdrawn or lost under Delaware Law.

Section 7.2                                      Conditions Precedent to Obligations of the Company.  The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by the Company in whole or in part to the extent permitted by applicable Law):

(a)                                  the representations and warranties of Parent, MergerLLC and REG set forth in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the

Closing as though made at and as of the Closing, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date); provided, however, in the event of any breach of a representation or warranty of Parent, MergerLLC or REG set forth in this Agreement, the condition set forth in this Section 7.2(a) shall be deemed satisfied unless the effect of all such breaches of representations and warranties taken together could reasonably be expected to have a Material Adverse Effect on Parent, MergerLLC or REG;

(b)                                 the representations and warranties of the parties to the other Common Plan Agreements (other than REG) qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing as though made at and as of the Closing, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date); provided, however, that in the event of any breach of a representation or warranty of any party to the Common Plan Agreements (other than REG) as set forth in the Common Plan Agreements on the date of this Agreement, the conditions set forth in this Section 7.2(b) shall be deemed satisfied unless the effect of all such breaches of representations and warranties taken together could reasonably be expected to have a Material Adverse Effect on the party making such representation or warranty; and provided further that such condition shall not apply if the transaction contemplated by the Common Plan Agreement under which such breach occurs does not close and such Common Plan Agreement has been irrevocably terminated by REG and Newco;

(c)                                  Parent, MergerLLC and REG shall have performed and complied in all material respects with all obligations and agreements required by this Agreement and in the REG Merger Agreement to be performed or complied with by Parent, MergerLLC and REG on or prior to the Closing Date, and the parties to the Common Plan Agreements (other than REG) shall have performed and complied in all material respects with all obligations and agreements required by the Common Plan Agreements to be performed or complied with by such parties on or prior to the Closing Date; provided, however, that in the event of any failure to perform or comply by any party to the Common Plan Agreements (other than REG) as set forth in the Common Plan Agreements on the date of this Agreement, the conditions set forth in this Section 7.2(c) shall be deemed satisfied unless the effect of all such failures to perform or comply taken together could reasonably be expected to have a Material Adverse Effect on the party so failing to perform or comply; and provided further that such condition shall not apply if the transaction contemplated by the Common Plan Agreement under which such failure occurs does not close and such Common Plan Agreement has been irrevocably terminated by REG and Newco;

(d)                                 there shall not have occurred any event, change, occurrence or circumstance that, individually or in the aggregate with any other events, changes, occurrences or circumstances, has had or which could reasonably be expected to have a Material Adverse Effect on Parent, MergerLLC or REG; provided, however, the failure to close of any of the other Common Plan

Agreements other than the REG Merger Agreement shall not be deemed a Material Adverse Effect on Parent, MergerLLC or REG;

(e)                                  the Company shall have received certificates signed by the Chief Executive Officer of each of REG, Parent and MergerLLC, in form and substance reasonably satisfactory to the Company, dated the Closing Date, to the effect that each of the conditions specified above in Sections 7.2(a) and (d) and the conditions specified above in Section 7.2(b)-(c) specifically applicable to REG, Parent or MergerLLC have been satisfied in all respects;

(f)                                    there shall not be in effect any Order by a Governmental Authority of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

(g)                                 if applicable, the waiting period under the HSR Act shall have expired and Parent shall have obtained any consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority set forth on Parent Disclosure Schedule 5.4 required to be obtained or made by it in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, and Parent, MergerLLC, REG and the Company shall have obtained all consents, waivers and approvals under all Antitrust Laws and those consents, waivers and approvals referred to in Section 5.4(b) hereof in a form satisfactory to the Company;

(h)                                 the Form S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and all approvals, registrations or qualifications required under state securities laws for issuance of Parent Shares shall have been received and Parent shall have the authority and unrestricted right to issue, and shall have issued, the Parent Common Stock and the Parent Preferred Stock to the Company as contemplated by this Agreement;

(i)                                     the Company Unitholder Approval shall have been obtained in accordance with applicable Law and the Certificate of Formation and Operating Agreement of the Company and the Company Stockholder Approval (as defined in the REG Merger Agreement) of REG shall have been obtained in accordance with applicable law and the Organizational Documents of REG;

(j)                                     the closing of the REG Merger Agreement shall have been effectuated contemporaneously with or prior to the Closing of this Agreement;

(k)                                  Parent, MergerLLC and REG shall have delivered, or caused to be delivered, to the Company an opinion of Nyemaster, Goode, West, Hansell & O’Brien, P.C., counsel to Parent, MergerLLC and REG, in form and content reasonably satisfactory to the Company;

(l)                                     Parent, MergerLLC and REG shall have delivered, or caused to be delivered, to the Company an opinion of Nyemaster, Goode, West, Hansell & O’Brien, P.C., counsel to Parent, MergerLLC and REG, that neither the Company nor its unitholders receiving Parent

Shares hereunder will recognize gain or loss for federal income tax purposes as a result of the Merger except to the extent that a unitholder’s proportionate share of Company liabilities exceeds the unitholder’s basis in his or her units, in form and content reasonably satisfactory to the Company;

(m)          the Company shall have received the written consent and agreement of the Senior Lender to the Merger and the transactions contemplated thereby and shall have received the appropriate consents required from any other party holding Indebtedness of the Company to the Merger and the transactions contemplated thereby

(n)          Parent and MergerLLC shall have obtained the Financing in such amounts and on terms and conditions reasonably satisfactory to the Company;

(o)           Parent shall have delivered to each of the holders of the Company Warrants the written instrument of assumption of or substitution for the Company Warrants as required by the terms and conditions of such Company Warrants and satisfactory to the Company;

(p)           Parent shall have delivered, or caused to be delivered, to the Company copies of all consents, waivers and approvals referred to in Section 7.2(g);

(q)           Parent shall have executed and delivered to the Company the Registration Rights Agreement;

(r)            REG shall have obtained the issuance or reissuance of all Permits (including Environmental Permits) set forth on REG’s Company Disclosure Schedule 4.18(b) which are potentially obtainable prior to the Closing for REG to continue to conduct its business and operations as of the Closing Date;

(s)           REG shall have obtained the appropriate consents required under incentives from Governmental Authorities which are set forth on REG’s Company Disclosure Schedule 7.1(j), as referenced in Section 7.1(j) of the REG Merger Agreement and provided by REG to the Company prior to the Closing, and the Company shall have obtained the appropriate consents required under incentives from Governmental Authorities related to the Facility which are set forth on Company Disclosure Schedule 7.1(m);

(t)            the Company shall have approved in writing any material increase in REG’s and Parent’s Liabilities from those reflected on REG’s Balance Sheet, as delivered in response to Section 4.5 of the REG Merger Agreement and Section 5.10 of this Agreement, to those reflected in REG’s Final Closing Balance Sheet, as defined in the REG Merger Agreement and provided by REG to the Company prior to the Closing, and other than Liabilities incurred under loan or credit agreements or arrangements in effect on the date of this Agreement and otherwise in the Ordinary Course of Business;

(u)           REG shall have delivered audited financial statements for the fiscal year ended December 31, 2008 to the Company on or before May 31, 2009; provided, however, in the event such audited financial statements, including, without limitation, the balance sheet, income statement, cash position and notes thereto, reflect any material adverse change, in the sole judgment of the Company, from the draft financial statements provided to the Company on or prior to the date of this Agreement, or in the event REG fails to deliver such audited financial statements on or before May 31, 2009, the Company shall have seven (7) days from delivery of such audited financial statements, or failure to deliver such statements, to exercise its right to terminate for failure to meet the condition set forth in this Section 7.2(u); and further provided that the Company’s failure to exercise its rights to terminate within the applicable time frame in this Section 7.2(u) shall be deemed a waiver of this condition; and

(v)           The number of shares of Parent Common Stock and the number of shares of Parent Preferred Stock held by each shareholder of Parent immediately following the closing of each of the Common Plan Agreements shall be as set forth on Parent Disclosure Schedule 5.2(i) to the extent such closings of the Common Plan Agreements occur.

ARTICLE VIII
TERMINATION

Section 8.1             Termination of Agreement.  This Agreement may be terminated prior to the Closing as follows:

(a)           At the election of Parent, REG or the Company on or after February 28, 2010 (such date, as it may be extended under this Section 8.1(a), the “Termination Date”) if the Closing shall not have occurred by the close of business on such date; provided, that the terminating party is not in material default of any of its obligations hereunder; and provided further, that (A) either Parent, REG or the Company shall have the option to extend, from time to time, the Termination Date for additional periods of time, not to exceed sixty (60) days in the aggregate (or such longer period as Parent, REG and the Company may mutually agree) if all other conditions to the Closing are satisfied or capable of then being satisfied and the sole reason that the Closing has not been consummated is that the condition set forth in Section 6.4 has not been satisfied due to the failure to obtain the necessary consents and approvals under applicable Laws or an Order of a Governmental Authority of competent jurisdiction shall be in effect and Parent, MergerLLC, REG and/or the Company are still attempting to obtain such necessary consents and approvals under applicable Laws, or are contesting (x) the refusal of the relevant Governmental Authority to give such consents or approvals, or (y) the entry of any such Order, in court or through other applicable proceedings; and (B) the right to terminate this Agreement pursuant to this Section 8.1(a) shall not be available to any party whose breach of any provision of this Agreement has been the cause of, or resulted, directly or indirectly, in, the failure of the Closing to be consummated by the Termination Date;

(b)           by mutual written consent of Parent, MergerLLC, REG and the Company;

(c)           by written notice (i) from Parent, MergerLLC and REG to the Company that there has been an event, change, occurrence or circumstance that, individually or in the aggregate, with any other events, changes, occurrences or circumstances, has had or could reasonably be expected to have a Material Adverse Effect on the Company or (ii) from the Company to Parent, MergerLLC and REG that there has been an event, change, occurrence or circumstance that, individually or in the aggregate, with any other events, changes, occurrences or circumstances, has had or could reasonably be expected to have a Material Adverse Effect on Parent, MergerLLC or REG; provided, however, the failure to close of any of the other Common Plan Agreements other than the REG Merger Agreement shall not be deemed a Material Adverse Effect on Parent, MergerLLC or REG;

(d)           by Parent, MergerLLC, REG or the Company if there shall be in effect a final nonappealable Order of a Governmental Authority of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; provided, however, that the right to terminate this Agreement under this Section 8.1(d) shall not be available to a party if such Order was primarily due to the failure of such party to perform any of its obligations under this Agreement;

(e)           by Parent, MergerLLC or REG, if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 7.1(a) or 7.1(b) would not be satisfied and such breach is incapable of being cured or, if capable of being cured, shall not have been cured within fifteen (15) days following receipt by the Company of notice of such breach from Parent, MergerLLC or REG;

(f)            by the Company, if REG, Parent or MergerLLC shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, or if any representation or warranty of REG, Parent or MergerLLC shall have become untrue, or if any of the other parties to the Common Plan Agreements (other than REG) shall have breached its representations, warranties, covenants or agreements or if any representation or warranty of any of the other parties to the Common Plan Agreements (other than REG) shall have become untrue, in any case such that the conditions set forth in Sections 7.2(a), 7.2(b) or 7.2(c) would not be satisfied and such breach is incapable of being cured or, if capable of being cured, shall not have been cured within fifteen (15) days following receipt by Parent, MergerLLC or REG of notice of such breach from the Company;

(g)           by Parent, MergerLLC or REG, if (i) a Company Adverse Recommendation Change shall have occurred or (ii) the Board of Managers of the Company or any committee thereof (x) shall not have rejected any Takeover Proposal within fifteen (15) Business Days of the making thereof (including, for these purposes, by taking no position with respect to the acceptance by the Company’s unitholders of a tender offer or exchange offer, which shall constitute a failure to reject such Takeover Proposal) or (y) shall have failed to publicly reconfirm the Company Board Recommendation within fifteen (15) Business Days after receipt of a written request from Parent or REG that it do so if such request is made following the making by any Person of a Takeover Proposal; or if (iii) a voluntary or involuntary bankruptcy petition shall have been filed by or against the Company and is not discharged within sixty (60) days of the filing thereof;

(h)           by the Company if (i) the Board of Directors of REG withdraws its favorable recommendation as to the Transaction, this Agreement, the REG Merger or the REG Merger Agreement or (ii) a voluntary or involuntary bankruptcy petition shall have been filed by or against REG, Parent or MergerLLC and is not discharged within sixty (60) days of the filing thereof;

(i)            by Parent, MergerLLC, REG or the Company if the Company Unitholder Approval shall not have been obtained at the Company Unitholders Meeting duly convened therefor or at any adjournment or postponement thereof; provided, however, that the right of the Company to terminate this Agreement under this Section 8.1(i) shall not be available to it if it has failed to comply in all material respects with its obligations under Section 6.6 or 6.14(b);

(j)            by Parent, MergerLLC, REG or the Company if the Company Stockholder Approval (as defined in the REG Merger Agreement) of the REG Merger Agreement shall not have been obtained at the REG Stockholders Meeting or at any adjournment or postponement thereof; provided, however, that the right of either Parent, MergerLLC or REG to terminate this Agreement under this Section 8.1(j) shall not be available to it if it has failed to comply in all material respects with its obligations under Section 6.14(a) or (b) of the REG Merger Agreement; or

(k)           by Parent, MergerLLC or REG on or before June 15, 2009, if Parent’s Environmental Assessment (as defined in Section 6.9(a)) at the Company’s properties shall have revealed any circumstances that could reasonably be expected to result in (A) the criminal prosecution of the Company or any manager, officer or employee of the Company under Environmental Laws, (B) any suspension or closure of operations at the Company’s properties or facilities or the revocation or termination of any Environmental Permits which has a Material Adverse Effect on the Company or (C) any Environmental Costs and Liabilities that, individually or in the aggregate, will or could reasonably be expected to result in expenditures to cure in excess of the amounts reserved therefor on the Balance Sheet by at least $50,000.

Section 8.2             Procedure upon Termination.  In the event of termination and abandonment by Parent, MergerLLC, REG or the Company, or all, pursuant to Section 8.1 hereof, written notice thereof shall forthwith be given to the other party or parties, and this Agreement shall terminate, and the purchase of the Purchased Assets hereunder shall be abandoned, without further action by Parent, MergerLLC, REG or the Company.

Section 8.3             Effect of Termination.  In the event that this Agreement is validly terminated as provided herein, then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to Parent, MergerLLC, REG or the Company; provided, however, that:

(a) the obligations of the parties set forth in Section 8.4 and Article X hereof shall survive any such termination and shall be enforceable hereunder; and

(b) nothing in this Section 8.3 shall relieve Parent, MergerLLC, REG or the Company of any Liability for a willful breach of this Agreement prior to the effective date of such termination.

Section 8.4             Termination Fee.

(a)           In the event that this Agreement is terminated by Parent, MergerLLC or REG pursuant to Section 8.1(g), then the Company shall pay to REG a termination fee of $1,500,000 in cash.  In the event that this Agreement is terminated by Parent, MergerLLC, REG or the Company pursuant to Section 8.1(i) and (i) the Company agrees to a sale to a third party within twelve (12) months of the Company Unitholder Meeting with such alternative sale proposal generally known to the Company Unitholders prior to the Company Unitholder Meeting, then the Company shall pay to REG a termination fee of $1,500,000 in cash; or (ii) the Company agrees to a sale to a third party within twelve (12) months of the Company Unitholder Meeting, but such alternative sale proposal is not generally known to the Company Unitholders prior to the Company Unitholder Meeting, then the Company shall pay to REG a termination fee of $500,000 in cash.  In the event that this Agreement is terminated by the Company pursuant to Section 8.1(h), then REG shall pay to the Company a termination fee of $1,500,000 in cash, and in the event that this Agreement is terminated by Parent, MergerLLC, REG or the Company pursuant to Section 8.1(j) and (i) REG agrees to a sale to a third party within twelve (12) months of the REG Stockholder Meeting with such alternative sale proposal generally known to the REG stockholders prior to the REG Stockholder Meeting, then REG shall pay to the Company a termination fee of $1,500,000 in cash or (ii) REG agrees to a sale to a third party within twelve (12) months of the REG Stockholder Meeting, but such alternative sale proposal is not generally known to the REG stockholders prior to the REG Stockholder Meeting, then REG shall pay to the Company a termination fee of $500,000 in cash.  Each of the foregoing fees shall herein be referred to as a “Termination Fee.”

(b)           Any payment required to be made pursuant to Section 8.4(a) shall be made promptly following termination of this Agreement (and in any event not later than ten (10) Business Days after delivery of notice of demand for payment).  Any such payments shall be made by wire transfer of immediately available funds to an account to be designated by the receiving party.

(c)           In the event that a party shall fail to pay the Termination Fee required pursuant to Section 8.4 when due, such Termination Fee shall accrue interest for the period commencing on the date such Termination Fee became due, at a rate equal to the rate of interest publicly announced by Citibank, in the City of New York, from time to time during such period, as such bank’s Prime Lending Rate, plus 2%.  In addition, if a party fails to pay such Termination Fee when due, that party shall also pay all of costs and expenses (including attorneys’ fees and related charges) in connection with efforts to collect such Termination Fee.  Each of the parties acknowledges that the Termination Fee and the other provisions of this Article VIII are an integral part of this Agreement and that, without these agreements, the parties would not enter into this Agreement.

(d)           Each of Parent, MergerLLC, REG and the Company acknowledges and agrees that in the event of a breach of this Agreement, the payment of the Termination Fee shall not constitute the exclusive remedy available, and that the parties shall be entitled to the remedies set forth in Section 10.3, including injunction and specific performance, and all additional and other remedies available at law or in equity to which such party may be entitled.

ARTICLE IX
RISK OF LOSS

The risk of loss, damage or destruction to the Company Assets from fire or other casualty or cause, shall be borne by the Company at all times up to the Closing.  It shall be the responsibility of the Company prior to the Closing to use reasonable commercial efforts to repair or cause to be repaired and to restore the affected property to its condition prior to any such loss, damage or destruction.  In the event of any such loss, damage or destruction, subject to the consent of the Company’s Senior Lender, the proceeds of any claim for any loss payable under any insurance policy with respect thereto shall be used to repair, replace or restore any such property to its former condition subject to the conditions stated below.  In the event that property reasonably required for the normal operation of the Business is not repaired, replaced, or restored prior to the Closing, MergerLLC, at its sole option, and as MergerLLC’s sole remedy with respect to any of the foregoing, upon written notice to the Company:  (a) may elect to postpone Closing until such time as the property has been repaired, replaced, or restored, or (b) may elect to consummate the Closing and accept the property in its then condition, together with all proceeds of insurance therefor, covering the property involved; and if MergerLLC shall extend the time for Closing pursuant to clause (a) above, and the repairs, replacements, or restorations are not completed within sixty (60) days after the date on which all of the conditions set forth in Article VII have been satisfied or waived (other than conditions by their nature are to be satisfied at Closing), MergerLLC may, as its sole right and remedy, terminate this Agreement by giving written notice thereof to the Company, without any party having any Liability or obligation under or in respect of this Agreement.

ARTICLE X
MISCELLANEOUS

Section 10.1           No Survival of Representations and Warranties.  Except for the survival of the representations made by Parent in Section 5.2, which representations in Section 5.2 shall survive the Closing (but not the Termination) of this Agreement indefinitely, the representations and warranties of the parties contained in this Agreement, any certificate delivered pursuant hereto or any Company Document or MergerLLC Document shall not survive the Closing or the Termination of this Agreement.

Section 10.2           Notices.  All notices and communications hereunder shall be deemed to have been duly given, delivered or made if in writing and if served by personal delivery upon the party for whom it is intended or delivered by registered or certified mail, return receipt requested, or if sent by telecopier or email; provided that the telecopy or email is promptly confirmed by telephone confirmation thereof, to the Person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such Person:

To Parent or
MergerLLC:	REG Newco, Inc.
416 S. Bell Avenue, P.O. Box 888
Ames, Iowa 50010
Telephone: 515-239-8000
Facsimile: 515-239-8009
Attn: Jeffery Stroburg

With a copy to:	Wilcox, Polking, Gerken, Schwarzkopf & Copeland, P.C.
115 E. Lincolnway Street, Suite 200

Jefferson, Iowa 50129
Telephone: 515-386-3158
Facsimile: 515-386-8531
Attn: John A. Gerken

To the Company:	Blackhawk Biofuels, LLC
210 W. Spring Street
Freeport, Illinois 61032
Telephone: 815-235-2461
Facsimile: 815-235-4727
Attn: Ronald L. Mapes, Chair

With a copy to:	Lindquist & Vennum PLLP
4200 IDS Center
80 South 8th Street
Minneapolis, MN 55402
Telephone: 612-371-3211
Facsimile: 612-371-3207
Attn: Dean R. Edstrom

To REG:	Renewable Energy Group, Inc.
416 S. Bell Avenue, P.O. Box 888
Ames, Iowa 50010
Telephone: 515-239-8000
Facsimile: 515-239-8009
Attn: Jeffery Stroburg

With a copy to:	Wilcox, Polking, Gerken, Schwarzkopf & Copeland, P.C.
115 E. Lincolnway Street, Suite 200
Jefferson, Iowa 50129
Telephone: 515-386-3158
Facsimile: 515-386-8531
Attn: John A. Gerken

Section 10.3           Remedies.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.  The parties hereto agree that irreparable harm for which monetary damages would not be an adequate remedy would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  The parties accordingly agree that, in addition to other remedies to which they are entitled at Law or in equity, each party shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction without the necessity of proving the inadequacy of monetary damages as a remedy.

In the event of any breach of this Agreement (other than a breach of a representation or warranty), the non-breaching party shall be entitled to recover reasonable attorneys’ fees and legal expenses incurred by it in connection with any litigation with respect to such breach.

Section 10.4           Amendment; Waiver.  Any provision of this Agreement may be amended if, and only if, such amendment is in writing and signed by Parent, MergerLLC, REG and the Company; provided, however, that after the Company Unitholder Approval has been obtained, no amendment shall be made which pursuant to applicable Law requires further approval by the Company’s unitholders without such further approval.  Any provision of this Agreement may be waived if, and only if, such waiver is in writing and signed by the party against whom the waiver is to be effective.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

Section 10.5           No Third Party Beneficiaries.  Except after Closing for the Company Unitholders immediately prior to the Effective Time and except as provided in Section 6.20(e), the representations, warranties and covenants set forth herein are solely for the benefit of the parties hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including, without limitation, the right to rely upon the representations and warranties set forth herein.

Section 10.6           Successors and Assigns.  This Agreement may not be assigned by any party hereto without the prior written consent of the other parties.  Subject to the foregoing, all of the terms and provisions of this Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

Section 10.7           Entire Agreement.  This Agreement (including all recitals, Schedules and Exhibits hereto) and the Ancillary Agreements contain the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior or contemporaneous agreements and understandings, oral or written, with respect to such matters, except for the Confidentiality Agreement, which shall remain in full force and effect after the Closing according to its terms.

Section 10.8           Public Disclosure.  Notwithstanding anything to the contrary contained herein, except as may be required to comply with the requirements of any applicable Law and the rules and regulations of any Government Entity, from and after the date hereof, no press release or similar public announcement or communication shall be made or caused to be made relating to this Agreement unless specifically approved in advance by each of Parent, MergerLLC, REG and the Company.

Section 10.9           Expenses.  Except as otherwise expressly provided in this Agreement or the Ancillary Agreements, whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the

Ancillary Agreements and the transactions contemplated hereby or thereby shall be borne by the party incurring such costs and expenses, including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties.

Section 10.10         Governing Law; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury.  THE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE LAWS OF ANY OTHER JURISDICTION THAT MIGHT BE APPLIED BECAUSE OF THE CONFLICTS OF LAWS PRINCIPLES OF THE STATE OF DELAWARE.  Each party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contained in or contemplated by this Agreement, exclusively in the United States District Court for the Southern District of Iowa or any Iowa state court (the “Chosen Courts”), and solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto and (iv) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 10.2 of this Agreement.  EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.11         Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

Section 10.12         Headings.  The heading references herein and the table of contents hereof are for convenience purposes only, and shall not be deemed to limit or affect any of the provisions hereof.

Section 10.13         Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.  If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 10.14         Joint Authorship.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party by virtue of the authorship of this Agreement will not apply to the construction and interpretation hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the date first written above.

REG NEWCO, INC.		RENEWABLE ENERGY GROUP, INC.

By:	/s/ Jeffrey Stroburg	By:	/s/ Jeffrey Stroburg
Name:	Jeffrey Stroburg	Name:	Jeffrey Stroburg
Title:	CEO	Title:	CEO

REG DANVILLE, LLC		BLACKHAWK BIOFUELS, LLC

By:	/s/ Daniel J. Oh	By:	/s/ Ronald L. Mapes
Name:	Daniel J. Oh	Name:	Ronald L. Mapes
Title:	President	Title:	Chair

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

Exhibit A

AMENDED AND RESTATED

CERTIFICATE OF FORMATION

OF

BLACKHAWK BIOFUELS, LLC

The company, originally organized as Blackhawk Biofuels, LLC by the original certificate of formation filed with the Secretary of State on April 28, 2005, existing under and by virtue of the Delaware Limited Liability Company Act, does hereby certify that the following Amended and Restated Certificate of Formation was duly adopted in accordance with Section 18-208 of the Delaware Limited Liability Company Act.

ARTICLE I

The name of the limited liability company is Blackhawk Biofuels, LLC.

ARTICLE II

The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400 in the City of Wilmington, zip code 19808. The name of its registered agent at such address is Corporation Service Company.

IN WITNESS WHEREOF, the company has caused this certificate to be signed by an authorized officer this           day of                        , 2009.

Daniel J. Oh, President

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Exhibit B

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

BLACKHAWK BIOFUELS, LLC

B-1

TABLE OF CONTENTS

Article I	Definitions	1
1.1	Definitions	1
	(a) “Additional Member”	1
	(b) “Capital Account”	2
	(c) “Capital Contribution”	2
	(d) “Certificate”	2
	(e) “Code”	2
	(f) “Delaware Act	2
	(g) “Distribution”	2
	(h) “Fiscal Year”	2
	(i) “Initial Member”	2
	(j) “Managers”	2
	(k) “Members”	2
	(l) “Membership Interest”	2
	(m) “Net Profits”	3
	(n) “Net Losses”	3
	(o) “Person”	3
	(p) “Substitute Member”	3
	(q) “Transferrable Interest”	3
	(r) “Transferee”	3
	(s) “Treasury Regulations”	3
	(t) “Units”	3

Article II	Purpose and Operation of the Company	4
2.1	Purpose	4
2.2	Duration	4
2.3	Manager-Managed Company	4
2.4	Operating Agreement; Entire Agreement	4

Article III	Authorized Units; Units of Initial Members; Certificates	4
3.1	Authorized Units	4
3.2	Units and Capital Contributions of Initial Member	4
3.3	Certificates; Transferable Interest	4
3.4	Execution of Certificates	5
3.5	Cancellation	5
3.6	Lost, Destroyed, or Mutilated Certificates	5
3.7	Unit Record and Ownership	5
3.8	Transfers of Units	5
3.9	Regulations	5
3.10	Article 8 Election; Legend	6

Article IV	Meetings of Members; Manner of Acting of Members	6
4.1	Power and Authority Reserved to Members	6
4.2	Annual and Special Meetings of the Members	7

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4.3	RESERVED	7
4.4	RESERVED	7
4.5	Meeting of all Members	7
4.6	Record of Date	8
4.7	Voting Rights of Members	8
4.8	Quorum	8
4.9	Manner of Acting	8
4.10	Proxies	8
4.11	Action by Members Without a Meeting; Telephonic Meetings	8
4.12	Member Representative	9
4.13	Waiver of Notice	9

Article V	Rights and Duties of Members	9
5.1	No Liability	9
5.2	Members Have No Exclusive Duty to Company	9
5.3	Company Books	9
5.4	Priority and Return of Capital	10
5.5	Resignation of a Member	10
5.6	Binding the Company; Delegation of Authority	10

Article VI	Rights and Duties of Board of Managers	10
6.1	General Powers and Qualifications of the Managers	10
6.2	Number of and Election of Managers; Tenure	11
6.3	Quorum and Manner of Acting	11
6.4	Meetings of Managers; Place of Meetings	11
6.5	Powers of Board of Managers	12
6.6	No Liability	12
6.7	Managers Have No Exclusive Duty to Company	12
6.8	Fiduciary Duty and Duty of Good Faith	12
6.9	Resignation	13
6.10	Removal	13
6.11	Vacancy	13
6.12	Salary	13
6.13	Officers	13
6.14	Execution of Documents	14

Article VII	Contributions to the Company; Units; and Capital Accounts	14
7.1	Issuance of Units to Members	14
7.2	Capital Accounts	15
7.3	No Demand of Member Capital	15
7.4	RESERVED	15

Article VIII	Allocations and Income Tax; Distributions	15
8.1	RESERVED	15
8.2	Distributions	15
8.3	Limitation Upon Distributions	16
8.4	Interest on and Return of Capital Contributions	16
8.5	Loans to Company	16

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8.6	Returns and Other Elections	16
8.7	RESERVED	16

Article IX	Transferability of Units; Substitute Members; Additional Members	16
9.1	Assignment of Units	16
9.2	Right of Assignee to Become a Member	17
9.3	Assignments Not in Compliance with this Agreement	18
9.3.	Allocations to Assignees and to Additional Members and Substitute Members	18

Article X	Dissolution and Termination	18
10.1	Dissolution	18
10.2	Distribution of Assets Upon Dissolution	18
10.3	Statement of Dissolution	19
10.4	Winding Up	19

Article XI	Limitation on Liability; Indemnification	19

Article XII	Miscellaneous Provisions	22
12.1	Notices	22
12.2	Application of Delaware Law	22
12.3	Waiver of Action for Partition	23
12.4	Execution of Additional Instruments and Voting	23
12.5	Construction	23
12.6	Headings and Captions	23
12.7	No Waiver	23
12.8	Severability	23
12.9	Binding Effect on Heirs, Successors and Assigns	23
12.10	Creditors	24
12.11	Counterparts	24
12.12	Entire Agreement	24
12.13	Amendments	24
12.14	RESERVED	24
12.15	Indemnification	24
12.16	Arbitration	24
12.17	Waiver of Jury Trial	25

Schedule 1		1

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THE SECURITIES TO BE ISSUED PURSUANT TO THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND HAVE BEEN ACQUIRED PURSUANT TO AN INVESTMENT REPRESENTATION ON THE PART OF THE REGISTERED HOLDER HEREOF FOR THE REGISTERED HOLDER’S OWN ACCOUNT FOR INVESTMENT, AND SUCH SECURITIES SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED BY THE REGISTERED HOLDER EXCEPT UPON THE ISSUANCE OF A FAVORABLE OPINION OF COUNSEL FOR THE COMPANY OR SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT TRANSFER OF SUCH SECURITIES WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY RULE OR REGULATION PROMULGATED THEREUNDER, AND APPLICABLE STATE SECURITIES LAWS.

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

BLACKHAWK BIOFUELS, LLC

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (“Agreement”) is entered into effective as of the          day of                          2009, by and among the “Initial Member” (as defined below) and each “Person” (as defined below) who may hereafter become a “Member” (as defined below) of Blackhawk Biofuels, LLC, a Delaware limited liability company (the “Company”); and each Person who may hereafter become a Transferee of a Transferable Interest of the Company.

WHEREAS, the Initial Member desires to adopt and enter into this Agreement to regulate the affairs of the Company, the conduct of its business, and the relations of its Members.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth below, the Members agree as follows:

ARTICLE I

DEFINITIONS

1.1          Definitions.  The following terms shall have the following meanings for purposes of this Agreement (unless otherwise expressly provided herein):

(a)           “Additional Member” shall mean any Person who or which is issued Units and is admitted as a Member of the Company pursuant to the procedures set forth in Section 7.1 of this Agreement at any time after the date of this Agreement, other than the Initial Member and any “Substitute Members” (as defined below).

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(b)           “Capital Account” shall mean, with respect to each Member, the “Capital Contributions” (as defined below) to the Company by the Member as of a given date, as adjusted up to the date in question pursuant to Article VII below.

(c)           “Capital Contribution” shall mean any cash, property, or services rendered, or a promissory note or other binding obligation to contribute cash or property or to perform services, which a Member contributes to the capital of the Company in the capacity of a Member, whenever the same be made.

(d)           “Certificate” shall mean the certificate of formation of the Company, as the same may be amended from time to time, as required by Section 18-201 of the Delaware Act.

(e)           “Code” shall mean the United States Internal Revenue Code of 1986, as amended from time to time, or corresponding provisions of subsequent superseding United States federal revenue laws.

(f)            “Delaware Act” shall mean the Limited Liability Company Act, currently at Title 6, Subtitle II, Chapter 18 of the Delaware Code, as amended from time to time.

(g)           “Distribution” shall mean a transfer of money or other property from the Company to another Person on account of a Transferable Interest; provided that, a Distribution shall not include amounts constituting reasonable compensation for present or past services or reasonable payments made in the ordinary course of business under a bona fide retirement plan or other benefits program.

(h)           “Fiscal Year” shall mean the Company’s fiscal year, which shall be from the first day of January to the last day of December.

(i)            “Initial Member” shall mean REG Newco, Inc., a Delaware corporation.

(j)            “Managers” shall mean, collectively, the managers elected or appointed from time to time in the manner provided in this Agreement, and “Manager” shall mean any one of such Managers.

(k)           “Members” shall mean, collectively, the Initial Members, Additional Members and Substitute Members who are, as of a given time, a member of the Company, and “Member” shall mean any one of them.

(l)            “Membership Interest” shall mean, collectively, all of the rights of a Member as a Member in and to the Company, as defined in this Agreement and otherwise under the Delaware Act. “Membership Interest” shall generally include, but be severable from, the associated “Transferable Interest.”

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(m)          “Net Profits” shall mean, for each Fiscal Year, the income and gains of the Company determined in accordance with generally accepted accounting principles consistently applied from year to year employed under the accrual method of accounting and as reported, separately or in the aggregate, as appropriate, on the Company’s information tax return filed for federal income tax purposes, plus any income exempt from federal income tax under the Code.

(n)           “Net Losses” shall mean, for each Fiscal Year, the losses and deductions of the Company determined in accordance with generally accepted accounting principles consistently applied from year to year employed under the accrual method of accounting and as reported, separately or in the aggregate, as appropriate, on the Company’s information tax return filed for federal income tax purposes, plus any expenditures not deductible in computing its taxable income and not properly chargeable to Capital Accounts under the Code.

(o)           “Person” shall mean and include any firm, general partnership, limited partnership, limited liability company, corporation, joint venture, trust, cooperative, association and any other legal entity of whatever nature, including public or governmental bodies, agencies or instrumentalities, as well as natural persons.

(p)           “Substitute Member” shall mean any Person who or which is an assignee of a Unit or Units and who or which has been admitted as a Member of the Company with respect to such Unit or Units pursuant to the procedures set forth in Section 9.2 of this Agreement.

(q)           “Transferable Interest” shall mean the right, as originally associated with a Person’s capacity as a Member, to receive Distributions from the Company in accordance with this Agreement, whether or not the person remains a Member or continues to own any part of the right.

(r)            “Transferee” shall mean a Person to whom all or part of a Transferable Interest has been transferred.

(s)           “Treasury Regulations” shall mean the income tax regulations, including temporary regulations, promulgated under the Code as such regulations may be amended from time to time.

(t)            “Units” shall mean the capital units issued by the Company to its Members in return for Capital Contributions.

Other terms may be defined in other sections of this Agreement.

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ARTICLE II

PURPOSE AND OPERATION OF THE COMPANY

2.1          Purpose.  The Company shall have the authority to engage in any lawful business or businesses, and to engage in all other activities necessary, customary, convenient, or incident thereto, including, but not limited to designing, constructing or operating biodiesel facilities, manufacturing, selling or marketing biodiesel fuels, or performing related services in the biodiesel industry.

2.2          Duration.  The Company has perpetual duration and shall continue in existence until terminated pursuant to this Agreement.

2.3          Manager-Managed Company.  The Company shall be manager-managed, with the management of the Company vested in the Managers as provided in this agreement.

2.4          Operating Agreement; Entire Agreement. The Certificate, this Agreement and all exhibits and schedules attached hereto, are intended to comprise the entire “operating agreement” of the Company, as such term is defined in the Delaware Act, and supersede all negotiations, preliminary agreements and all prior or contemporaneous discussions, understandings or agreements in connection with the subject matters hereof and thereof.  No other agreement between or amongst the Members and/or the Company pertaining to such matters shall constitute a portion of the Company’s Operating Agreement.  This Agreement and the exhibits and schedules attached hereto may not be modified or rescinded except in a signed, written record and otherwise in accordance with this Agreement.

ARTICLE III

AUTHORIZED UNITS; UNITS OF INITIAL MEMBERS; CERTIFICATES

3.1          Authorized Units.  The Company shall have the authority to issue an unlimited number of Units.

3.2          Units and Capital Contributions of Initial Member.  The Initial Member has been issued the number of Units in exchange for the Capital Contribution of the Initial Member described on Schedule 1 attached (or to be attached) hereto.

3.3          Certificates; Transferable Interest.  Units may be issued with or without certificates as determined and authorized by the Managers from time to time.  Any certificates issued for Units shall be in such form as the Managers shall prescribe.

A certificate issued for Units shall represent only the Transferable Interest with respect to the Units represented by such certificate and the transfer of the certificate shall only transfer said Transferable Interest and in no way shall it otherwise transfer any portion of the Membership Interest of a Member who was the original holder or a transferor of the

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certificate.  The only method by which a Transferee or other Person may obtain a Membership Interest in the Company is to become a Member in accordance with this Agreement.

All Units and certificates shall be issued and held upon and subject to all further terms and conditions of this Agreement.

3.4          Execution of Certificates.  All certificates for Units shall be numbered in the order in which they shall be issued and shall be signed by an officer, by and on behalf of the Company, which shall be in such form as shall be determined by the Managers.  The signature of an officer upon a certificate may be by facsimile if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Company itself or an employee of the Company.  In case any officer who has signed or whose facsimile signature has been placed upon a certificate for the Company shall have ceased to be a officer before such certificate is issued, the certificate may be issued by the Company with the same effect as if such prior officer were still an officer at the date of issue of the certificate.

3.5          Cancellation.  Every certificate surrendered to the Company for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 3.6 of this Agreement; provided, however, that the Managers may in all events authorize the issuance of Units without certificates in exchange for any surrendered and canceled certificate.  Every certificate surrendered to the Company for transfer shall be properly endorsed for transfer.

3.6          Lost, Destroyed, or Mutilated Certificates.  In the event of the loss, theft or destruction of any certificate for any Unit, another may be issued in its place pursuant to such regulations as the Managers may establish concerning proof of such loss, theft or destruction and concerning the giving of satisfactory indemnity or bond or bonds of indemnity.

3.7          Unit Record and Ownership.  A record shall be kept by the Company of the names and addresses of all Members and the number of Units held by each Member.  The Member in whose name Units stand on the books of the Company shall be deemed the owner thereof for all purposes as regards the Company.

3.8          Transfers of Units.  Transfers of Units shall be made only on the books of the Company by the record holder thereof, or by such holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Company, and the payment of all transfer taxes thereon, if any.  All Units and all interests represented thereby shall in all events be transferable only upon and subject to the terms and conditions of this Agreement.

3.9          Regulations.  The Managers may make such other rules and regulations as they may deem necessary or appropriate concerning the issue, transfer and registration of

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Units, so long as such rules and regulations are not inconsistent with the Certificate, this Agreement or applicable law.

3.10        Article 8 Election; Legend.  All Units shall be “securities” governed by Article 8 of the Uniform Commercial Code. Delaware shall constitute the local law of the Company’s jurisdiction in its capacity as the issuer of Units.

Any certificate evidencing Units shall bear a legend substantially to the following effect:

“THIS CERTIFICATE EVIDENCES UNITS IN BLACKHAWK BIOFUELS, LLC AND SHALL BE A SECURITY FOR PURPOSES OF ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE.  THE UNITS HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  FURTHER, THE SALE, TRANSFER, PLEDGE OR HYPOTHECATION OF THE UNITS IS SUBJECT TO CERTAIN RESTRICTIONS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY UNDER WHICH THIS CERTIFICATE IS ISSUED.”

ARTICLE IV

MEETINGS OF MEMBERS; MANNER OF ACTING OF MEMBERS

4.1          Power and Authority Reserved to Members.  While the day to day management of the Company shall be governed by its Managers as set out herein, the following powers and authority may only be exercised by the affirmative vote of the holders of a majority of the Units represented at a meeting and entitled to vote on the subject matter (including as applicable the Initial Member acting through its Board of Directors):

(a)           To authorize or issue, or obligate the Company to issue any stock or units or any securities or instruments convertible into stock or units, or to authorize or approve any new member being admitted to the Company, or consent to allow an assignee to become a member;

(b)           To amend the Certificate of the Company;

(c)           To amend any Operating Agreement of the Company;

(d)           To otherwise alter or change the rights, preferences or privileges of the members of the Company;

(e)           To issue, or cause the Company to issue, any indebtedness, other than trade accounts payable, letters of credit, performance bonds and other similar credit support incurred in the ordinary course of business, or to amend, renew, increase or otherwise alter in any material respect the terms of any indebtedness previously approved by the members;

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(f)            To redeem, purchase or otherwise acquire any stock, units or equity of the Company;

(g)           To declare bankruptcy, dissolve, liquidate or wind up the affairs of the Company;

(h)           To modify or change the nature of the Company’s business such that a material portion of the Company’s business is devoted to any business other than the business of (x) designing, constructing or operating biodiesel facilities and (y) manufacturing, selling or marketing biodiesel fuels;

(i)            To grant any exclusive rights or licenses in the Company’s intellectual property;

(j)            To make any capital expenditure in excess of $500,000 which is not otherwise included in the annual budget previously approved by members of the Company;

(k)           To elect or remove Managers of the Company;

(l)            To sell, exchange, lease, mortgage, pledge or otherwise transfer all or substantially all of the assets of the Company or any asset with a sale price in excess of $500,000 outside the ordinary course of business;

(m)          To merge or consolidate the Company with another entity (excluding any merger with or into the Initial Member or a wholly-owned subsidiary of the Initial Member);

(n)           To indemnify any officer, director or Manager of the Company; and

(o)           To declare and pay distributions to the Members as described in Section 8.2 hereof.

4.2          Annual and Special Meetings of the Members.  For so long as all Units are held by the Initial Member, such Initial Member may hold any annual or special meeting for the purpose of electing Managers, or for the transaction of such other business as the Member may deem appropriate, at such date, time and place as the Member shall determine, and without the need for notice thereof.

4.3          Reserved.

4.4          Reserved.

4.5          Meeting of all Members. If all of the Members shall meet at any time and place, either within or outside of the state of Delaware, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting lawful action may be taken.

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4.6          Record Date. The record date for the purpose of determining the Members entitled to notice of, or to vote at, any meeting of the Members shall be the date on which notice of the meeting is mailed, or if no notice is required to be given of such meeting, the date of the meeting.  A determination of the Members entitled to notice of, or to vote at, any meeting of the Members which has been made as provided in this Section 4.6 shall also apply to any adjournment of such meeting.

4.7          Voting Rights of Members.  The Members shall have one vote for each Unit held by them, and shall be entitled to vote on any matter on which the vote of the Members is taken or is required by this Agreement, the Delaware Act or other applicable law.

4.8          Quorum. Members holding at least a majority of the outstanding Units, represented in person or by proxy, shall constitute a quorum at any meeting of the Members.  In the absence of a quorum at a meeting of the Members, the Members holding a majority of the outstanding Units represented at the meeting may adjourn the meeting from time to time without further notice.  At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

4.9          Manner of Acting.  Except as otherwise provided in this Agreement or the Delaware Act, if a quorum is present, the affirmative vote of the majority of the Units represented at the meeting and entitled to vote on the subject matter shall be the act of the Members, including, but limited to, with respect to the election of Managers.

4.10        Proxies.  At all meetings of the Members, a Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact of the Member.  Any such proxy must be filed with the Company before or at the time of the meeting.  No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise expressly provided in the proxy.

4.11        Action by Members Without a Meeting; Telephonic Meetings.  Action required or permitted to be taken at a meeting of Members may be taken without a meeting and without notice if the action is evidenced by one or more written consents describing the action taken, signed by Members holding at least ninety percent (90%) of the outstanding Units entitled to vote and delivered to the Managers for inclusion in the minutes or for filing with the Company records.  Action taken under this Section 4.11 is effective when a sufficient number of Members to take the action have signed the consent, unless the consent specifies a different effective date.  The record date for determining the Members entitled to take action without a meeting shall be the date the first Member signs a written consent.  Prompt notice of the taking of action without a meeting by less than unanimous written consent shall be given to those Members who have not consented to the action in writing.

Members may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all of the Members participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a Member participates

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in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

4.12        Member Representative.  Any Member that is not an individual shall designate and appoint one individual to act as the exclusive representative of the Member for all purposes related to the Company, including, without limitation, for purposes of participation of the Member in all meetings of the Members, the voting of the Units of the Member and the execution of any written consent evidencing action of the Members taken without a meeting.  A Member may change the identity of the Member’s representative at any time and from time to time, in the Member’s sole discretion, but shall provide written notice thereof to the Company.

4.13        Waiver of Notice.  A Member may waive any notice required by law or this Agreement if the waiver is in writing and is signed by the Member, and whether before or after the date and time stated in such notice.  A waiver of notice shall be equivalent to proper notice as required by law or this Agreement.  The attendance of a Member (in person or by proxy) at, or participation in, a meeting shall constitute a waiver of notice of such meeting and of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the Member at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for, or assent to, action taken at the meeting.

ARTICLE V

RIGHTS AND DUTIES OF MEMBERS

5.1          No Liability.  A Member does not guarantee the return of any Member’s Capital Contributions or Capital Account, any Distributions to the Members, or a profit for the Members from the operations of the Company.  A Member is not personally liable for the acts or omissions of, or any debts, losses, liabilities, duties or obligations of, the Company, except only to the extent of any unpaid Capital Contribution to the Company.

5.2          Members Have No Exclusive Duty to Company.  A Member may have other business interests and may engage in other activities in addition to those relating to the Company; provided, however, that this Section 5.2 is not intended to and shall not be construed as waiving, amending, modifying or altering any of the terms or conditions of any other agreement between any Member and the Company which may prohibit, restrict or otherwise limit any interests or activities of the Member.  Neither the Company nor any Member shall have any right, by virtue of this Agreement, to share or participate in any such other interests or activities of any of the Members or to the income, proceeds or other benefits derived therefrom; provided again, however, that this Section 5.2 is not intended to, and shall not be construed as, waiving, amending, modifying or altering any of the terms or conditions of any other agreement between any Member and the Company.

5.3          Company Books.  The Managers shall maintain and preserve at the principal office of the Company relevant Company documents, including, but not limited to: (i) a current list of the full name and last known business address of each Member; (ii) a

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copy of the Certificate and all amendments thereto; (iii) copies of the Company’s federal, state and local income tax returns and reports, if any, for the three most recent years; (iv) a copy of this Agreement and all amendments thereto; and (v) copies of any financial statements of the Company for the three most recent years.

Each Member has the right, for any purpose reasonably related to the Member’s interest as a Member of the Company, and upon reasonable request and during ordinary business hours, to (i) inspect and copy the Company documents referred to above in this Section 5.3 at the Member’s expense, and (ii) obtain from the Managers from time to time upon reasonable demand (a) true and full information regarding the state of the business and financial condition of the Company; (b) promptly after they become available, a copy of the Company’s federal, state and local income tax returns for each year; and (c) other information regarding the affairs of the Company as is just and reasonable.

Notwithstanding anything in this Agreement or otherwise that may appear to the contrary, the rights to information hereunder do not extend to a Transferee.

5.4          Priority and Return of Capital.  No Member shall have priority over any other Member, either as to the return of Capital Contributions or Capital Accounts or as to Net Profits, Net Losses or Distributions.  This Section 5.4 shall not, however, apply to loans (as distinguished from Capital Contributions) which a Member has made to the Company.

5.5          Resignation of a Member.  A Member may not and does not have the power or right to resign from the Company prior to the dissolution and winding up of the Company. This Agreement specifically waives the applicability of any the events causing a person to cease being a Member listed in Section 18-304 of the Delaware Act to the Company and the Members. No Member shall cease to be a Member of the Company because of the occurrence of any act or circumstance, except as provided under Section 9.2 of this Agreement.

5.6          Binding the Company; Delegation of Authority.  The actions of less than all the Members shall not bind the Company, except as authorized under this Operating Agreement.  No Member may delegate to any Person the Member’s rights and powers to manage or control the business and affairs of the Company, except only with respect to the giving of a proxy as provided in Section 4.10 of this Agreement.

ARTICLE VI

RIGHTS AND DUTIES OF BOARD OF MANAGERS

6.1          General Powers and Qualifications of the Managers.  The general conduct of the business and affairs of the Company shall be under the direction of the Board of Managers, except that none of the powers or authority reserved to the Members under Section 4.1 shall be exercised by the Managers.  No Manager is required to be an officer or employee or a Member of the Company, or a resident of the state of Delaware.  No Manager may delegate to any Person the Manager’s rights and powers to manage and control the business and affairs of the Company, except only as provided in Section 6.12 of this Agreement with respect to the appointment of officers for the Company.

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6.2          Number of and Election of Managers; Tenure.  The number of Managers of the Company shall be not less than one (1) nor more than nine (9), the exact number within such range to be determined from time to time by the Members.  The Managers shall be elected at the annual meeting of the Members to hold office until the next annual meeting.  The initial Managers of the Company shall be Brad Albin, Daniel J. Oh, Jeffrey Stroburg, and Nile Ramsbottom.  Each Manager shall hold office until his or her successor shall have been elected and qualifies, or until his or her death, resignation or removal.

6.3          Quorum and Manner of Acting.  A quorum for a meeting of the Managers shall consist of a majority of the Managers.  If at any meeting of the Managers there be less than a quorum present, a majority of the Managers present may adjourn the meeting from time to time until a quorum shall be present.  Notice of any adjourned meeting need not be given.

At all meetings of the Managers, a quorum being present, the act of a majority of the Managers present shall be the act of the Managers, unless the vote of a greater number is otherwise affirmatively and expressly required by the Delaware Act or other applicable law.

Any action required or permitted to be taken at a meeting of the Managers may be taken without a meeting and without notice if the action is taken by all of the Managers and if one or more consents in writing describing the action so taken shall be signed by each Manager.  Any such written consent shall be effective when the last Manager signs the consent, unless the consent specifies a different effective date.  Any such written consent shall be placed in the minute book of the Company or otherwise retained in the records of the Company.

6.4          Meetings of Managers; Place of Meetings.  Regular meetings of the Managers shall be held at such place and at such time as the Managers may by resolution fix and determine from time to time.  No notice shall be required for any such regular meeting of the Managers.

Special meetings of the Managers shall be held whenever called by the direction of the President (if a President has been appointed by the Managers) or by any one or more of the Managers at the time being in office.  Notice of each special meeting shall be given to each Manager at least two (2) days before the date on which the meeting is to be held.  Each notice shall state the date, time and place of the meeting.  Unless otherwise stated in the notice thereof, any and all business may be transacted at a special meeting.

A Manager may waive any notice required by law or this Agreement if the waiver is in writing and is signed by the Manager, and whether before or after the date and time stated in such notice.  A waiver of notice shall be equivalent to notice in due time as required by law or this Agreement.  The attendance of a Manager at, or participation in, a meeting shall constitute a waiver of notice of such meeting unless the Manager at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

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A Manager who is present at a meeting of the Board of Managers at which action on any matter is taken shall be presumed to have assented to the action taken unless the Manager’s dissent is entered in the minutes of the meeting or unless the Manager files a written dissent to the action with the person acting as the secretary of the meeting before the adjournment thereof.  No right to dissent shall be available, however, to a Manager who voted in favor of the action.

The Managers may hold their meetings at such place or places, either within or without the state of Delaware, as the Managers may from time to time determine.  If no designation of the place for a meeting is made, the place of the meeting shall be the principal office of the Company in the state of Delaware.

A Manager may participate in any meeting by any means of communication, including, but not limited to, telephone conference call, by which all Managers participating may simultaneously hear each other during the meeting.  A Manager participating in a meeting by this means is deemed to be present in person at the meeting.

The Managers may adopt rules and regulations for the conduct of their meetings and the management of the Company, so long as such rules and regulations are not inconsistent with the Certificate, this Agreement or applicable law.

6.5          Powers of Board of Managers.  Without limiting the generality of Section 6.1, the Managers shall have the power and authority, as a group, on behalf of the Company, to do and perform all acts as may be necessary or appropriate to the conduct of the Company’s business that are not inconsistent with applicable law, the Certificate, this Agreement, or its reservation of certain powers and authority to the Members as set out at Section 4.1.

6.6          No Liability.  A Manager does not guarantee the return of any Member’s Capital Contribution or Capital Account, any Distributions to the Members or other Persons or a profit for the Members from the operations of the Company.  A Manager is not personally liable for the acts or omissions of, or any debts, losses, liabilities, duties or obligations of, the Company.

6.7          Managers Have No Exclusive Duty to Company.  A Manager shall not be required to manage the Company as his or her sole and exclusive function, and, subject to the fiduciary duties of a Manager set forth in this Agreement, a Manager may have other business interests and may engage in other activities in addition to those relating to the Company; provided, however, that this Section 6.7 is not intended to and shall not be construed as waiving, amending, modifying or altering any of the terms or conditions of any other agreement between any Manager and the Company which may prohibit, restrict or otherwise limit any interests or activities of the Manager.

6.8          Fiduciary Duty and Duty of Good Faith.  A Manager owes to the Members only the contractual obligation of good faith and fair dealing as set forth in Section 18-1101 of the Delaware Act. All fiduciary duties that the Manager may owe to the Members are hereby expressly eliminated.

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Notwithstanding the foregoing, this Section 6.8 is not intended to and shall not be construed as waiving, amending, modifying or altering any of the terms or conditions of any other agreement between any Manager and the Company which may prohibit, restrict or otherwise limit any interests or activities of the Manager.

6.9          Resignation.  Any Manager may resign at any time by giving written notice to each of the Members.  The resignation of any Manager shall take effect upon receipt of the written notice thereof by any Member or at such later time as may be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

6.10        Removal.  At a meeting called expressly for that purpose, any Manager may be removed at any time, with or without cause, by the affirmative vote of the Members holding at least a majority of the outstanding Units.

6.11        Vacancy.  Any vacancy occurring for any reason in a Manager position (including, without limitation, through death, removal or resignation) shall be filled by the affirmative vote of the Members holding at least a majority of the outstanding Units.  A Manager appointed to fill a vacancy shall serve as a Manager for the unexpired term of his or her predecessor in office or until his or her earlier death, resignation or removal.

6.12        Salary.  The salaries, benefits and all other compensation of the Managers, in their capacity as Managers of the Company, shall be fixed from time to time by the affirmative vote of the Members holding at least a majority of the outstanding Units, and no Manager shall be prevented from receiving such salary, benefits or other compensation by reason of the fact that the Manager is also a Member of the Company.  By resolution of the Managers, the Managers may be paid their expenses, if any, of attendance at each meeting of the Managers.

6.13        Officers.  The Officers of the Company shall be as set out hereafter, with their successors and replacements chosen by the Board of Managers:

President:	Daniel J. Oh
Vice President:	Brad Albin
Secretary:	Natalie Lischer
Treasurer:	Natalie Lischer

In addition to the President, Secretary, and a Treasurer, the Board of Managers may also choose one or more Vice Presidents, assistant officers, and such other officers as may in the discretion of the Board of Managers be appropriate.  Any number of offices may be held by the same person, and Managers may be selected to fill one or more offices.  The Managers may delegate their day-to-day management responsibilities to any such officers, as determined by the Managers from time to time, and such officers shall have the authority to contract for, negotiate on behalf of and otherwise represent the interests of the Company as so authorized by the Managers.  Unless the Managers decide otherwise, if the title is one commonly used for officers of a business corporation formed under the Delaware Business Corporation Act, the assignment of such a title to an individual shall

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constitute the delegation to that individual of the authority and duties that are normally associated with that office and that are set forth in the contract or resolution appointing such officer; subject, however, to any specific delegation of authority and duties or specific restriction on the authority and duties as may be made under or set forth in any such contract or resolution.  The officers shall, in all events, be subject to the direction and control of the Managers.

Each such officer shall hold office until his or her successor shall have been duly chosen and shall qualify or until his or her death or until he or she shall resign or shall have been removed.

An officer may resign at any time by delivering written notice to the Secretary, or, in the absence of a Secretary, to the President or any one of the Managers.  A resignation is effective when the notice is delivered unless the notice specifies a later effective date.  Any officer may be removed by the Board of Managers at any time, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the officer so removed.

6.14        Execution of Documents.  The Board of Managers may authorize any officer or officers to negotiate and enter into any agreement or contract and to negotiate, execute and deliver any instrument or document in the name of, and on behalf of, the Company, and such authority may be general or confined to specific instances, except for such actions as are reserved to the Members under Section 4.1 of this Agreement.

ARTICLE VII

CONTRIBUTIONS TO THE COMPANY; UNITS; AND CAPITAL ACCOUNTS

7.1          Issuance of Units to Members.  Each Member’s Capital Contribution shall be represented by Units.  The Initial Member has previously contributed the Capital Contribution described in Schedule 1 of this Agreement for the number of Units set forth that Schedule.  No subsequent Capital Contributions may be required of the Initial Member.

The number of Units issued to any Additional Member, the Capital Contribution for such Units and any other terms and conditions of such issuance shall be determined by the Members.  No Member shall have any preemptive or other right to acquire any Units as the Members may from time to time determine to issue to any Person.  Each Additional Member shall have all of the rights and be subject to all of the obligations of a Member under this Agreement upon admission as an Additional Member.  An Additional Member shall be admitted as a Member of the Company upon receipt by the Company of (i) the Additional Member’s Capital Contribution, and (ii) an executed addendum whereby the Additional Member accepts, adopts, agrees and otherwise becomes a party to this Agreement; or at such earlier or later date as may be specified at the time of acceptance of the Additional Member’s Capital Contribution.  No Unit shall be issued until receipt by the Company of the Additional Member’s Capital Contribution therefor.  No subsequent Capital

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Contributions may be required of any Additional Member unless otherwise agreed at the time of, or as imposed as a condition to, the issuance of Units to such Additional Member.

7.2          Capital Accounts. The Company shall maintain Capital Accounts for the Members in which shall be recorded all Capital Contributions made by each Member. The Capital Accounts shall from time to time be adjusted and shall reflect increases as a result of the Company’s Net Profits or additional Capital Contributions made by the Members and decreases as a result of the Company’s Net Losses and distributions to the Member.

7.3          No Demand of Member Capital.  A Member shall not be entitled to demand or receive from the Company the liquidation of the Member’s Units until the Company is dissolved in accordance with this Agreement.

7.4          Reserved.

ARTICLE VIII

ALLOCATIONS AND INCOME TAX; DISTRIBUTIONS

8.1          Reserved.

8.2          Distributions.

(a)           All distributions of cash or other property to the Members shall be made to the Members pro rata based upon the respective number of fully paid Units held by the Members.  All such distributions shall only be made in such amounts and at such times as are determined by the vote of the Members from time to time, but subject to Section 8.3 of this Agreement.  The date on which the resolution declaring a distribution to the Members is adopted by the Members shall be the record date for the determination of the Members entitled to receive payment of the distribution.  All amounts withheld pursuant to the Code or any provisions of foreign, federal, state or local tax law with respect to any payment or distribution to any Member or Members from the Company shall be treated as amounts distributed to the relevant Member or Members pursuant to this Section 8.2.  This Section 8.2 is not applicable to distributions payable to the Members upon the dissolution and liquidation of the Company, which distributions are governed by Section 10.2 of this Agreement.

(b)           Subject to Section 8.3 below, if requested by a vote of the Members, on or before March 15 of each year, the Company shall have distributed cash to the Members in at least the amount the Company reasonably estimates (assuming maximum federal and state individual tax rates) will equal the federal and state income tax payable by the Members as a consequence of allocation of income of the Company to the Members for the immediately preceding calendar year.

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8.3          Limitation Upon Distributions.  No distribution shall be declared and paid to any Member pursuant to Section 8.2 of this Agreement if, after the distribution is made:  (i) the Company would not be able to pay its debts as they became due in the usual course of business; (ii) the Company’s total assets would be less than the sum of its total liabilities, plus the amount that would be needed (if any), if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of Members whose preferential rights are superior to the rights of the Members receiving the distribution; or (iii) the payment of the distribution would be a default by the Company under any agreement for borrowed money by the Company, whether after notice, lapse of time or otherwise.

8.4          Interest on and Return of Capital Contributions.  No Member shall be entitled to interest on the Member’s Capital Contribution or to the return of the Member’s Capital Contribution, except only as may be otherwise expressly provided in this Agreement.

8.5          Loans to Company.  Nothing in this Agreement shall prevent any Member from making secured or unsecured loans to the Company by agreement with the Company.

8.6          Returns and Other Elections.  The Managers shall cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business.  Information returns showing the Member’s share of income or loss shall be furnished to the Members when available after the end of the Company’s Fiscal Year, subject to any extensions for filing.  All elections permitted to be made by the Company under federal, state or foreign laws shall be made by the Managers.

8.7          Reserved.

ARTICLE IX

TRANSFERABILITY OF UNITS; SUBSTITUTE MEMBERS;

ADDITIONAL MEMBERS

9.1          Assignment of Units.  Subject to any restrictions on transferability under applicable law or in this Agreement or any separate agreement as may be entered into by or among the Members, a Member may sell, transfer or assign its Units, in whole or in part, or pledge, grant a security interest, lien, or other encumbrance in or against any or all of the Members’ Units.  A sale, transfer or assignment of a Unit does not entitle the assignee to participate in the management and affairs of the Company or to become a Substitute Member or to otherwise exercise any rights of a Member (including, without limitation, the right to vote and to receive notice of meetings), but rather shall only be treated as the transfer of the Transferrable Interest with respect to such Unit and the assignee thereof shall be treated as a Transferee (but only after notice of such assignment is provided to the Company), unless and until the assignee also complies with Section 9.2 of this Agreement. The Member assigning the Unit retains the rights of the Member other than the Transferrable Interest and retains all duties and obligations of the Member.  Notwithstanding the foregoing or any other term or condition of this Agreement:

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(a)           No transfer of any Units shall be made if such transfer would (i) violate the then applicable federal or state securities laws or rules and regulations of the Securities Exchange Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer, (ii) terminate the existence or qualification of the Company under the laws of the jurisdiction of its formation, or (iii) cause the Company to be treated as an association taxable as a corporation or otherwise to be taxed as an entity and not as a partnership for federal income tax purposes.

(b)           The Managers may prohibit or otherwise impose restrictions on the transfer of Units if they determine that (i) such prohibition or restrictions are necessary to avoid a significant risk of the Company being treated as an association taxable as a corporation or otherwise being taxed as an entity and not as a partnership for federal income tax purposes or (ii) the transfer would or potentially would result in an increase in the number of record holders of the Company.

(c)           No Member shall in any event sell, transfer or assign or have the right to sell, transfer or assign a Unit, or any portion thereof, through an established securities market, a secondary market or the substantial equivalent thereof within the meaning of Code Section 7704(b) or Treasury Regulation Section 1.7704-1.  In accordance with Treasury Regulation Section 1.7704-1(d)(2), the purchaser, transferee or assignee of any Unit, or any portion thereof, sold, transferred or assigned through the use of a secondary market or the substantial equivalent thereof within the meaning of Code Section 7704(b) or Treasury Regulation Section 1.7704-1, shall not be admitted as a Substitute Member or otherwise accorded any membership rights, including, but not limited to, the right to receive distributions (directly or indirectly) or to acquire an interest in the capital or profits of the Company.  No Member shall establish or attempt to establish in the Units an established securities market, a secondary market or the substantial equivalent thereof within the meaning of Code Section 7704(b) or Treasury Regulation Section 1.7704-

(d)           No Person shall hold any Units, directly or indirectly, as a nominee on behalf of another Person.

9.2          Right of Assignee to Become a Member.  An assignee of a Unit may become a Substitute Member only if the proposed Substitute Member executes an agreement accepting and adopting the terms of the Certificate and this Agreement, and if Members holding a majority of the Units issued and outstanding approve the sale, transfer or assignment to the Substitute Member.  A Substitute Member shall be admitted as a Member upon the later to occur of the two (2) events specified in the preceding sentence.  An assignee who has become a Substitute Member has, to the extent of the Units assigned, the rights and powers, and is subject to the restrictions and liabilities, of a Member under the Certificate, this Agreement and the Delaware Act. If the assignee purchased or otherwise received all the Units of the transferring Member and the assignee

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becomes a Substitute Member under this section, the transferring Member will no longer retain any rights or obligations as a Member of the Company, notwithstanding Section 5.5 of this Agreement.

9.3          Assignments Not in Compliance with this Agreement. An assignee or transferee of Units pursuant to an assignment or other transfer which was not made pursuant to and upon the terms and conditions of this Agreement shall not have any rights whatsoever as a Member (including, without limitation, to receive Distributions, any notices to Members, to vote, or otherwise) unless and until such assignee or transferee has complied with the terms and conditions of this Agreement, and such assignment or other transfer shall be of no force and effect whatsoever unless and until such compliance has been obtained and satisfied.

9.4          Allocations to Assignees and to Additional Members and Substitute Members.  No assignee of a Unit, Additional Member or Substitute Member shall be entitled to any retroactive allocation of losses, income or expense deductions incurred by the Company.  The Managers may, at their option, at the time an assignee, Additional Member or Substitute Member is admitted, close the Company books (as though the Company’s tax year had ended) or make pro rata allocations of loss, income and expense deductions to the assignee, Additional Member or Substitute Member for that portion of the Company’s Fiscal Year in which the assignee, Additional Member or Substitute Member was admitted, in accordance with the provisions of Section 706(d) of the Code and the Treasury Regulations promulgated thereunder.

ARTICLE X

DISSOLUTION AND TERMINATION

10.1        Dissolution.  The Company shall be dissolved upon the occurrence of any of the following events:

(a)           At the time or on the happening of an event specified in the Delaware Act Sections 18-801(4) or 18-801(5), the Certificate or this Agreement to cause dissolution, if any; or

(b)           Upon the affirmative vote of the Members holding at least a majority of the issued and outstanding Units.

10.2        Distribution of Assets Upon Dissolution.  In settling accounts after dissolution, the assets of the Company shall be distributed in the following order:

(a)           To creditors, including Members who are creditors (to the extent permitted by law) in satisfaction of the liabilities of the Company, other than for distributions to Members under the Delaware Act;

(b)           To the Members and former members of the Company in satisfaction of liabilities for distributions under the Delaware Act;

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(c)                                  To the Members in proportion to, and to the extent of, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments for the Company’s Fiscal Year in which the liquidation occurs; and then

(d)                                 To the Members, pro rata based upon the respective number of Units held by the Members.

10.3        Certificate of Cancellation.  When all debts, liabilities and obligations have been paid and discharged or reasonably adequate provisions have been made therefor and all of the remaining property and assets have been distributed to the Members, a certificate of cancellation shall be executed and filed with the Delaware Secretary of State.  Thereafter, the existence of the Company shall cease, except for the purpose of suits, other proceedings and appropriate action as may be expressly provided in the Delaware Act.  The Managers shall have authority to distribute any property of the Company discovered after dissolution, convey real estate and take all such other action as the Managers may determine to be necessary or appropriate on behalf of, and in the name of, the Company.

10.4        Winding Up.  Except as provided by law, upon dissolution each Member or Transferee shall look solely to the assets of the Company for the return of the Member’s Capital Account.  If the Company property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the Capital Account of a Member, or to pay any distributions owed to the Member, such Member shall have no recourse against any of the Company, any Manager or any other Member.  Further, no Member shall be required to restore any deficit in the Member’s Capital Account and such deficit shall not be treated as an asset of the Company.  The winding up of the affairs of the Company and the distribution of its assets shall be conducted exclusively by the Members or designee(s) thereof, who are hereby authorized to take all actions necessary or appropriate to accomplish such winding up and distribution, including, without limitation, selling any assets of the Company the Members or their designees deem necessary or appropriate to sell.

ARTICLE XI

LIMITATION ON LIABILITY; INDEMNIFICATION

A Manager or Member of the Company shall not be personally liable to the Company or to its (other) Members for money damages for any action taken, or any failure to take action, as a Member or Manager except for liability for any of the following: (i) the bad faith violation of the covenant of good faith and fair dealing; (ii) a financial benefit received by the Member or Manager to which the Member or Manager was not entitled; (iii) a breach of duty under § 18-607 of the Delaware Act (improper distributions); (iv) an intentional infliction of harm on the Company or a Member; or (v) an intentional violation of criminal law.  If the Delaware Act or other applicable law is hereafter amended to authorize the further elimination or limitation of the liability of Members or Managers, then the liability of a Member or Manager of the Company, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the extent of such amendment,

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automatically and without any further action, to the maximum extent permitted by law.  Any repeal or modification of this provision by the Members of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability, or any other right or protection, of a Member or Manager of the Company with respect to any state of facts existing at or prior to the time of such repeal or modification.

Each Person, who is or was a Manager or officer of the Company who was or is made a party to or a witness in, or is threatened to be made a party to, or a witness in, any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including a grand jury proceeding) and whether formal or informal, by reason of the fact that such Person (i) is or was a Manager or officer of the Company; or (ii) while a Manager or officer of the Company, is or was serving at the request of the Company as a manager, member, director, officer, partner, trustee, employee or agent of another limited liability company, corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise, shall be indemnified and held harmless by the Company with respect to such claim, action, suit or proceeding to the maximum extent the Company may indemnify such Person under Section 18-108, and other provisions of, the Delaware Act, as the same now exists or as it may hereafter be amended or changed (but, in the case of any such amendment or change, only to the extent that such amendment or change empowers the Company to provide broader indemnification than said law empowered the Company to provide prior to such amendment or change), including, without limitation, against reasonable costs and expenses (including attorneys’ fees), judgments, fines, penalties (including an excise tax assessed with respect to an employee benefit plan) and amounts paid in settlement actually and reasonably incurred by such Person in connection with such claim, action, suit or proceeding or any appeal thereof; provided, however, that except with respect to proceedings seeking to enforce indemnification under this Article, entitlement to such indemnification shall be conditioned upon the Company being afforded the opportunity to participate directly on behalf of such Person in such claim, action, suit or proceeding or any settlement discussions relating thereto, and with respect to any settlement or other non-adjudicated disposition of any threatened or pending claim, action, suit or proceeding, entitlement to indemnification shall be further conditioned upon the prior approval by the Company of the proposed settlement or other non-adjudicated disposition.  Approval or disapproval by the Company of any proposed settlement or other non-adjudicated disposition shall not subject the Company to any liability to, or require indemnification or reimbursement of, any Person who the Company would not otherwise have been required to indemnify or reimburse.

The right to indemnification conferred in this Article shall include the right to payment or reimbursement by the Company of reasonable expenses incurred in connection with any such claim, action, suit or proceeding in advance of its final disposition; provided, however, that the payment or reimbursement of such expenses in advance of the final disposition of such claim, action, suit or proceeding shall be made only upon delivery to the Company of: (i) a written undertaking by or on behalf of the Person claiming indemnification under this Article to repay all amounts so advanced if it shall ultimately be determined that such Person is not entitled to be indemnified under this Article or otherwise, and (ii) a written affirmation of such Person’s good faith belief that such Person has met the applicable

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standard of conduct necessary to require indemnification by the Company pursuant to this Article or otherwise.

This Article shall be deemed a contract between the Company and each Person who is a Manager or officer of the Company at any time while this Article and the relevant provisions of the Delaware Act are in effect, and any repeal or modification of the Delaware Act or of this Article shall not adversely affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any claim, action, suit or proceeding theretofore or thereafter brought or threatened based, in whole or in part, upon any such state of facts.

The Company may, by action of the Managers, provide indemnification to such of the employees and agents of the Company to such extent and to such effect as the Managers shall determine to be appropriate and as otherwise authorized by the Delaware Act, as the same now exists or as it may hereafter be amended.

Except only as may be limited by the affirmative requirements of applicable law, the indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights which a Person seeking indemnification or advancement of expenses may have, hereafter acquire or become entitled to under any statute, provision of the Certificate, this Agreement or another agreement, vote of the Managers or otherwise.

This Article shall be applicable to all claims, actions, suits or proceedings commenced after the effective date hereof, whether arising from acts or omissions occurring before or after the effective date hereof.  Each Person who is now serving or who shall hereafter serve as a Manager or officer of the Company shall be deemed to be doing so in reliance upon the rights of indemnification provided for in this Article, and such rights of indemnification shall continue as to a Person who has ceased to be a Manager or officer of the Company, as the case may be, and shall inure to the benefit of the heirs, executors, legal or personal representatives, administrators, and successors of such a Person.  If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each Manager and officer of the Company to the maximum extent permitted by any applicable portion of this Article that shall not have been invalidated.

Notwithstanding anything in this Article to the contrary, the Company shall (except with respect to proceedings initiated to enforce rights of indemnification to which a Person is entitled under this Article or otherwise) indemnify a Person in connection with a claim, action, suit or proceeding (or part thereof) initiated by such Person only if the initiation of such claim, action, suit or proceeding (or part thereof) was authorized by the Managers.

The Company may purchase and maintain insurance, at its expense, to protect itself and any Person who is or was a Manager officer, employee or agent of the Company, or while a Manager or officer of the Company, is or was serving at the request of the Company as a manager, member, director, officer, partner, trustee, employee or agent of another limited liability company, corporation, partnership, joint venture, trust, employee

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benefit plan or other entity or enterprise, against any liability asserted against such Person and incurred by such Person in such capacity, or arising out of such Person’s status as such, and whether or not the Company would have the power to indemnify such Person against such liability or eliminate or limit the Person’s liability to the Company for the conduct giving rise to the liability under the provisions of this Article or the Delaware Act.  The Company may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or similar arrangements), as well as enter into contracts providing for indemnification to the maximum extent permitted by law and including as a part thereof any or all of the foregoing, to ensure the payment of such sums as may be necessary to effect full indemnification.  The Company’s obligation to make indemnification and pay expenses pursuant to this Article shall be in excess of any insurance purchased and maintained by the Company and such insurance shall be primary.  To the extent that indemnity or expenses of a Person entitled to indemnification and payment of expenses pursuant to this Article are paid on behalf of or to such Person by such insurance, such payments shall be deemed to be in satisfaction of the Company’s obligation to such Person to make indemnification and pay expenses pursuant to this Article.

ARTICLE XII

MISCELLANEOUS PROVISIONS

12.1        Notices.  All notices, demands, requests and other communications desired or required to be given hereunder (“Notices”) shall be in writing and shall be given by:  (i) hand delivery to the address for Notices; (ii) delivery by overnight courier service to the address for Notices; (iii) sending the same by United States mail, postage prepaid, addressed to the address for Notices; or (iv) facsimile transmission or e-mail with confirmation of receipt to the address for Notices.

All Notices shall be deemed given and effective upon the earlier to occur of: (i) the hand delivery of such Notice to the address for Notices; (ii) one business day after the deposit of such Notice with an overnight courier service by the time deadline for next day delivery addressed to the address for Notices; (iii) three business days after depositing the Notice in the United States mail as set forth in the preceding paragraph; or (iv) upon transmission of the facsimile transmission or e-mail with confirmation of receipt.

All Notices to a Member shall be addressed to the address, facsimile number or e-mail address of the Member as it appears in the Company’s records, and all Notices to the Company shall be sent to the principal office, facsimile number or e-mail of the Initial Member, or to such other Persons or at such other place as the Member or the Company, as the case may be, may by Notice designate as a place for service of Notice.

12.2        Application of Delaware Law.  This Agreement, and the application and interpretation hereof, shall be governed by and construed in accordance with the laws of the State of Delaware, and specifically the Delaware Act, but without regard to provisions thereof relating to conflicts of law.

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12.3        Waiver of Action for Partition.  Each Member irrevocably waives any right that the Member may have to maintain any action for partition with respect to the property of the Company.

12.4        Execution of Additional Instruments and Voting.  Each Member agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations, or to evidence the Managers’ authority hereunder.

12.5        Construction.  Words and phrases herein shall be construed as in the singular or plural number, and as masculine, feminine or neuter gender, according to the context.  The use of the words “herein,” “hereof,” “hereunder” and other similar compounds of the word “here” shall refer to this entire Agreement and not to any particular article, section, paragraph or provision.  This Agreement shall not be construed more strongly against any party regardless of who was more responsible for its preparation.

12.6        Headings and Captions.  The headings, captions or titles of sections and paragraphs in this Agreement are provided for convenience of reference only, and shall not be considered a part hereof for purposes of interpreting or applying this Agreement, and such titles or captions do not define, limit, extend, explain or describe the scope or extent of this Agreement or any of its terms or conditions.

12.7        No Waiver.  No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  Except as may be otherwise expressly provided herein, the remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party at law or in equity or otherwise.

12.8        Severability.  In the event any provision of this Agreement is held invalid, illegal or unenforceable, in whole or in part, the remaining provisions of this Agreement shall not be affected thereby and shall continue to be valid and enforceable.  In the event any provision of this Agreement is held to be invalid, illegal or unenforceable as written, but valid, legal and enforceable if modified, then such provision shall be deemed to be amended to such extent as shall be necessary for such provision to be valid, legal and enforceable and it shall be enforced to that extent.  Any finding of invalidity, illegality or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.9        Binding Effect on Heirs, Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the Company, the Managers, the Members and their respective heirs, successors, legal representatives and permitted assigns.  Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Company, the Managers, the Members, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, liabilities or obligations under or by reason of this Agreement.

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12.10      Creditors.  None of the provisions of this Agreement are for the benefit of, or enforceable by, any creditor of the Company.

12.11      Counterparts.  This Agreement may be executed by one or more of the Members on any number of separate counterparts (including by facsimile transmission), and said counterparts taken together shall be deemed to constitute one and the same Agreement.

12.12      Entire Agreement.  The Certificate, this Agreement and all exhibits and schedules hereto constitute the entire agreement pertaining to the subject matters hereof and supersede all negotiations, preliminary agreements and all prior or contemporaneous discussions and understandings in connection with the subject matters hereof.  All exhibits and schedules are incorporated into this Agreement as if set forth in their entirety and constitute a part hereof.

12.13      Amendments.  A proposed amendment to this Agreement or the Company’s Certificate shall become effective at such time as it has been approved by the Members holding at least a majority of the outstanding Units entitled to vote.

12.14                 Reserved.

12.15      Indemnification.  In addition to any other indemnities provided for herein or otherwise available at law, in equity or otherwise, each Member shall defend, indemnify and hold the Company and each of the other Members harmless from and against any loss, claim, liability, damage, cost or expense (including, without limitation, reasonable attorneys’ fees and court costs) arising in connection with or resulting from any breach of warranty, misrepresentation or non-fulfillment of any agreement on the part of the Member under this Agreement.

12.16      Arbitration.  Any claim, dispute or controversy between or among the Company and/or any Member or Members and arising out of this Agreement (with the interested parties in such claim, dispute or controversy collectively referred to in this Section 12.16 as the “Interested Parties”) shall be settled by arbitration in accordance with the then-prevailing Commercial Arbitration Rules of the American Arbitration Association, except as the same may be modified in this Section 12.16.  All proceedings in connection with any arbitration shall occur in Ames, Story County, Iowa.

The Company and Members agree that each Interested Party shall submit its proposed resolution of the claim, dispute or controversy in question to the arbitrator and that the arbitrator shall be required to render a decision adopting one or the other of such proposed resolutions, and that no compromises or alternate resolutions shall be allowed or considered by the arbitrator, except to the extent the arbitrator deems necessary in order to cause the resolution to be consistent with the terms and conditions of this Agreement; it being the intent of the Company and the Members that the Company, the Members and the arbitrator shall in all events be bound by the terms and conditions of this Agreement.  Any proposed resolution to be submitted by the Company shall be adopted by the

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Managers in the manner provided in this Agreement before the proposed resolution is submitted to the arbitrator.

The Interested Parties shall jointly agree on an arbitrator.  If the Interested Parties are unable to agree in good faith within a reasonable time (and in all events within thirty (30) days of the date notice of the claim, dispute or controversy shall be given to each Interested Party) any Interested Party may request appointment of an arbitrator by the American Arbitration Association.

The arbitrator shall not be bound by any rules of civil procedure or evidence, but rather shall consider such written and oral presentations as reasonable business persons would use in the conduct of their day-to-day affairs, and may require the Interested Parties to submit some or all of their case by written declaration or such other manner of presentation as the arbitrator may determine to be appropriate.  The arbitrator may require remedial measures as part of any award and may award attorneys’ fees and costs to the prevailing Interested Party.  If fees and costs are not so awarded, they shall be borne equally by the Interested Parties.  The award of the arbitrator shall be final.  For the purpose of enforcement of arbitration awards, the Company and the Members hereby irrevocably submit to the nonexclusive jurisdiction of any United States Federal Court sitting in Des Moines, Iowa or Iowa District Court sitting in Ames, Iowa.  The Company and the Members each irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which they may now or hereafter have to the bringing of any such action or proceeding in any such courts.  The Company and each of the Members irrevocably consent to the service of any and all process in any such action or proceeding brought in any court in or of the State of Iowa by delivery of copies of such process to the Company and the Members at their respective address as reflected in the records of the Company.  Neither the Company nor any Member shall, however, commence any action in court regarding any claim, controversy or dispute arising out of this Agreement, except to confirm an arbitration award.

12.17      Waiver of Jury Trial.  WITHOUT LIMITING SECTION 12.16 ABOVE, EACH MEMBER HEREBY UNCONDITIONALLY WAIVES ANY RIGHT TO A JURY TRIAL WITH RESPECT TO AND IN ANY ACTION, PROCEEDING, CLAIM, COUNTERCLAIM, DEMAND OR OTHER MATTER WHATSOEVER ARISING OUT OF THIS AGREEMENT.

IN WITNESS WHEREOF, this Agreement is made and entered into as of the day and year first above written.

INITIAL MEMBER
REG NEWCO, INC.

By
Jeffrey Stroburg, CEO

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Schedule 1

Units and Capital Contributions of Initial Member

Name	Capital Contribution	No. of Units
REG Newco, Inc.

TOTAL

1

Exhibit C

CERTIFICATE OF DESIGNATION OF SERIES

AND DETERMINATION OF RIGHTS AND PREFERENCES

OF

SERIES A CONVERTIBLE PREFERRED STOCK

OF

REG NEWCO, INC.

REG Newco, Inc., a Delaware corporation (the “Company”), acting pursuant to Section 151 of the General Corporation Law of Delaware, does hereby submit the following Certificate of Designation of Series and Determination of Rights and Preferences of its Series A Preferred Stock.

FIRST:  The name of the Company is REG Newco, Inc.

SECOND:  By approval of the Board of Directors of the Company dated                         , 2009, the following resolutions were duly adopted:

WHEREAS, the Certificate of Incorporation of the Company authorizes preferred stock consisting of sixty million (60,000,000) shares, par value $0.0001 per share, issuable from time to time in one or more series;

WHEREAS, the Board of Directors of the Company is authorized, subject to limitations prescribed by law and by the provisions of Article IV of the Company’s Certificate of Incorporation, to establish and fix the number of shares to be included in any series of preferred stock and the designation, rights, preferences, powers, restrictions and limitations of the shares of such series;

WHEREAS, it is the desire of the Board of Directors to establish and fix the number of shares to be included in a new series of Preferred Stock and the designation, rights, preferences and limitations of the shares of such new series.

NOW, THEREFORE, BE IT RESOLVED that pursuant to Article IV of the Certificate of Incorporation, there is hereby established a series of fourteen million (14,000,000) shares of cumulative convertible preferred stock of the Company designated as the “Series A Preferred Stock” which shall have the rights, preferences, powers, restrictions and limitations set forth as follows.

1.             Relative Seniority.  The Series A Preferred Stock shall, with respect to payment of dividends or in the case of redemption, liquidation, dissolution or winding up of the Company, rank (a) senior and prior to the Common Stock of the Company and to any other class or series of capital stock issued by the Company not designated as ranking senior to or pari passu with the Series A Preferred Stock with respect to payment of dividends or in the case of redemption, liquidation, dissolution or winding up of the Company (collectively, the “Junior Stock”); (b) pari passu with any other class or series of capital stock of the Company, the terms of which specifically provide that such class or series shall rank pari passu with the Series A Preferred Stock with respect to payment of dividends or in the case of redemption, liquidation, dissolution or winding up of the Company (such other class or series of capital stock and the Series A Preferred Stock together, the “Parity Stock”); and (c) junior to any other class or series of capital stock of the Company, the terms of which specifically provide that such class or series shall rank senior to the Series A Preferred Stock with respect to payment of dividends or in the case of redemption, liquidation, dissolution or winding up of the Company (the “Senior Stock”).

2.             Dividends.

(a)           General.  The holders of the Series A Preferred Stock shall accrue dividends at the rate of $.88 per share per annum (subject to appropriate adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) calculated on the basis of a 360-day year, consisting of twelve 30-day months, and shall accrue on a daily basis from the date of issuance thereof, compounded annually from the date of issuance, whether or not declared and shall be cumulative (the “Accrued Dividends”); provided, however, that except as set forth in Sections 3, 5 and 6, the Company shall be under no obligation to pay such Accrued Dividends; and, provided further, the holders’ right to receive dividends pursuant to this Section 2(a) shall terminate (other than with respect to Accrued Dividends as of the date of conversion) upon the conversion of the shares of Series A Preferred Stock into Common Stock pursuant to Section 5 below.  In the event that, during any calendar year, dividends are paid on both the Series A Preferred Stock and the Common Stock, and the amount of dividends each share of Series A Preferred Stock would have received had it been converted into Common Stock on the first day of such calendar year exceeds the amount of dividends per share paid to the holders of Series A Preferred Stock during such year, then, within five (5) business days following the end of such calendar year, the holders of Series A Preferred Stock shall receive an amount per share equal to the difference between the amount of dividends each share of Series A Preferred Stock would have received had it been converted to Common Stock as of the first day of such year and the amount of dividends paid with respect to each share of Series A Preferred Stock during such year (the “Participating Dividend Payment”), and the amount of the Participating Dividend Payment will be subtracted from the Accrued Dividends with respect to each outstanding share of Preferred Stock as of the date the Participating Dividend Payment is made.

(b)           Dividends in Arrears.  If any Accrued Dividends on the Series A Preferred Stock shall not have been paid, or declared and set apart for payment, the deficiency shall be fully paid or declared and set apart for payment before any dividend (other than dividends on shares of Common Stock payable in shares of Common Stock) shall be paid or declared or set apart for Junior Stock and before any purchase or acquisition of any Junior Stock is made by the

Company, except the repurchase of Junior Stock from employees of the Company upon termination of employment.  At the earlier of:  (i) the redemption of the Series A Preferred Stock; (ii) the conversion of the Series A Preferred Stock pursuant to Section 5; or (iii) the liquidation, dissolution or winding up of the Company (including in connection with an Acquisition as defined in Subsection 3(c) below), all Accrued Dividends shall be paid to the holders of record of outstanding shares of Series A Preferred Stock as provided in Section 6 in the event of a redemption of the Series A Preferred Stock, Sections 2(c) or 5, as applicable, in the event of the conversion of the Series A Preferred Stock and Section 3(a) in the event of a liquidation, dissolution or winding up of the Company (including an Acquisition).  No accumulation of dividends on the Series A Preferred Stock shall bear interest.

(c)           Manner of Payment.  Except as set forth in Subsection 5(a) or Subsection 5(b) below, dividends on the Series A Preferred Stock shall be paid in cash at the time specified in Subsection 2(b) above; provided, however, in the event of a conversion pursuant to Subsection 5(a) or Subsection 5(b), as applicable, in which the Company and such holder do not jointly elect to include the amount of Accrued Dividends in the conversion, and such conversion occurs prior to                         , 2013, then the Company may elect to postpone the cash payment of any or all Accrued Dividends until up to the earliest to occur of (i) a QPO (as defined in Subsection 5(a)(i) below), (ii) the liquidation, dissolution or winding up of the Company (including in connection with an Acquisition deemed to be a liquidation pursuant to Subsection 3(c) below) or (iii)                         , 2013.  When payable hereunder, each dividend shall be mailed to the holders of record of the Series A Preferred Stock as their names and addresses appear on the share register of the Company or at the office of the transfer agent.

(a)           Waiver of Dividend.  Notwithstanding anything herein to the contrary, the timing or amount of any payment of Accrued Dividends owing to the holders of Series A Preferred Stock hereunder may be waived by the written consent or affirmative vote of the Preferred Supermajority (as hereinafter defined in Section 3(c) below).

3.             Liquidation, Dissolution or Winding Up.

(a)           General.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, (i) the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any Senior Stock, but before any payment shall be made to the holders of Junior Stock by reason of their ownership thereof, an amount equal to $13.75 per share of Series A Preferred Stock (subject to appropriate adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) (“Series A Base Value”) plus any and all Accrued Dividends accrued but unpaid thereon (whether or not declared), together with any other dividends declared but unpaid thereon in an amount which together for such Series A Base Value plus Accrued Dividends and any other dividends declared but unpaid thereon shall not exceed $16.50 per share (the “Series A Accreted Value”) and (ii) the holders of previously converted shares of Series A Preferred Stock shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any Senior Stock, but before any payment shall be made to the holders of Junior Stock by reason of their ownership thereof, any accrued and unpaid dividends on such previously converted shares of Series A Preferred Stock, in an amount which does not exceed the Series A Accreted Value less the Series A Base Value.  If upon any such liquidation, dissolution or winding up of the Company the remaining assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock and the holders of previously converted shares of Series A Preferred Stock the full amount to which they shall be entitled, the holders of Parity Stock shall first share ratably in any distribution of the remaining assets and funds of the Company in proportion to the respective amounts which would otherwise be payable in respect of the Parity Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full, and the holders of previously converted shares of Parity Stock shall then share ratably in any distribution of any remaining assets and funds of the Company in proportion to the respective amounts which would otherwise be payable in respect of any accrued and unpaid dividends on such shares previously held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(b)           Participation.  After the payment of all preferential amounts required to be paid to the holders of Preferred Stock upon the dissolution, liquidation, or winding up of the Company, all of the remaining assets and funds of the Company available for distribution to its stockholders shall be distributed ratably among the holders of the Common Stock and the holders of the Series A Preferred Stock as if the Series A Preferred Stock has been converted pursuant to Section 5.

(c)           Treatment of Consolidations, Mergers, and Sales of Assets.  The merger or consolidation of the Company into or with another corporation which results in the exchange of outstanding shares of the Company, the sale of all or substantially all the assets of the Company, or the license of all or substantially all of the assets of the Company, including without limitation any sale (whether by merger or otherwise) of all or substantially all of the assets or the license of all or substantially all of the assets of one or more subsidiaries (the “Subject Subsidiaries”) of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by the Subject Subsidiaries shall be deemed to be a liquidation, dissolution or winding up of the Company for purposes of this Section, unless the Company’s stockholders of record as constituted immediately prior to any such transaction, by virtue of securities issued as consideration for such transaction hold at least 50% of the voting power of the surviving or acquiring entity in approximately the same relative percentages after such transaction as before (any transaction so deemed to be a liquidation, dissolution or winding up, an “Acquisition”). The amount deemed distributed to the holders of Series A Preferred Stock upon any such merger or consolidation shall be the cash or the value of the property, rights and/or securities distributed to such holders by the acquiring person, firm or other entity; provided, however, that if the holders of at least seventy-five percent (75%) of the then outstanding shares of Series A Preferred Stock that were issued in exchange for shares of the series A, series AA, series B or series BB preferred stock of Renewable Energy Group, Inc. a Delaware corporation (“REG”), pursuant to the Agreement and Plan of Merger dated                                 , 2009 by and among the Company, REG and REG Merger Sub, Inc. (the “Preferred Supermajority”), affirmatively approve by written consent an Acquisition in accordance with Section 4 below and, in connection with such approval, expressly agree in writing that the cash, securities or other property shall be distributed among the holders of Preferred Stock and Common Stock in accordance with the applicable agreement or agreements setting forth the terms and conditions of such Acquisition, the holders of Preferred Stock and Common Stock shall be entitled to receive upon the closing of such Acquisition only such amounts as are set forth in such agreement or agreements.  The value of such property, rights or other securities shall be determined in good faith by the Board of Directors of the Company, taking into consideration the relevant terms of any underlying transaction documents.  In the event the Company continues to exist following an Acquisition, after payment in full of the liquidation preference as provided for in this Section 3, the certificates representing shares of the Series A Preferred Stock issued and outstanding immediately prior to the consummation of the Acquisition shall be cancelled and extinguished and the holders of such shares of Series A Preferred Stock shall have no further rights in the Company.

4.             Voting.

(a)           Each holder of outstanding shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible (as adjusted from time to time pursuant to Section 5 hereof), at each meeting of stockholders of the Company (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Company for their action or consideration.  Except as provided by law, by the provisions of Subsection 4(b) below or by the provisions establishing any other series of Preferred Stock, holders of Series A Preferred Stock and of any other outstanding series of Preferred Stock shall vote together with the holders of Common Stock as a single class.

(b)           Protective Provisions.  Subject to the rights of series of Preferred Stock that may from time to time come into existence and any contractual agreements or restrictions which may be then in effect in any agreement of stockholders or other organizational document to which the holders of Series A Preferred Stock and the Company may be a party, the approval by written consent of the Preferred Supermajority (in addition to any other applicable stockholder approval requirements required by law) shall be required for the Company to take the following actions:

(i)            authorize or issue, or obligate itself to issue, any shares of Preferred Stock or any other equity security on parity with or having a preference over any series of Preferred Stock with respect to dividends, liquidation, redemption or voting, including any security convertible into or exercisable for any such equity security, or authorize any subsidiary to issue any equity security or any such securities convertible or exercisable therefor;

(ii)           increase or decrease the number of authorized shares of any series of Preferred Stock;

(iii)          amend the Certificate of Incorporation or Bylaws of the Company, including the amendment of the Certificate of Incorporation by the adoption or amendment of any Certificate of Designation or similar document, or amend the organizational documents of any subsidiary, in any such case other than amendments solely to the extent required to authorize the issuance of any Junior Stock or any security convertible into or exercisable for any Junior Stock;

(iv)          alter or change the rights, preferences or privileges of the shares of any series of the Preferred Stock;

(v)           issue, or cause any subsidiary to issue, any indebtedness, other than trade accounts payable and/or letters of credit, performance bonds or other similar credit support incurred in the ordinary course of business, or amend, renew, increase or otherwise alter in any material respect the terms of any indebtedness previously approved or required to be approved by the holders of the Preferred Stock other than the incurrence of debt solely to fund the payment of Accrued Dividends on the Preferred Stock or solely to fund the redemption of the Preferred Stock pursuant to Section 6;

(vi)          increase the authorized number of directors constituting the Board of Directors of the Company from fourteen (14) directors;

(vii)         redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of capital stock of the Company; provided, however, that this restriction shall not apply to the repurchase of shares of Preferred Stock pursuant to Section 6 or the repurchase of shares of Junior Stock from employees, officers, directors, consultants or other persons performing services for the Company or any subsidiary pursuant to agreements under which the Company has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment;

(viii)        declare or pay dividends or otherwise make distributions with respect to any shares of capital stock of the Company, other than dividends on the Preferred Stock;

(ix)           declare bankruptcy, dissolve, liquidate or wind up the affairs of the Company or any subsidiary;

(x)            modify or change the nature of the Company’s business such that a material portion of the Company’s business is devoted to any business other than the business of (A) designing, constructing or operating facilities for biofuels, chemicals or by-products thereof and (B) procurement, manufacturing, selling, distribution, logistics, marketing or risk management related to biofuels, chemicals or by-products thereof;

(xi)           make or permit any subsidiary to make any capital expenditure in excess of $500,000 which is not otherwise included in the annual budget previously approved by the Board of Directors of the Company;

(xii)          effect any Acquisition;

(xiii)         acquire directly or through a subsidiary the stock or any material assets of another corporation, partnership or other person or entity for consideration valued at more than ten percent (10%) of the total assets of the Company as of the most recent month-end prior to such acquisition as reflected on the balance sheet of the Company prepared in accordance with generally accepted accounting principles consistently applied; or

(xiv)        agree or commit to do any of the foregoing;

provided, however, that nothing in this Section 4(b) shall be deemed to alter any statutory provision entitling a particular class or series of shares to vote as a class or series with respect to such matter.

5.             Conversion Rights.

The holders of the Series A Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a)           Automatic Conversion.

(i)            Each of the issued and outstanding shares of Series A Preferred Stock shall be automatically converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Issue Price (as defined below), plus (to the extent the Company and such holder jointly elect to include the amount of Accrued Dividends in the conversion) Accrued Dividends, by the Conversion Price (as defined below) in effect at the time of conversion, upon (A) the closing of the sale of shares of Common Stock, at a price per share to the public (before deducting any commissions or other expenses) of at least two times the Original Series A Issue Price (as defined below) (subject to appropriate adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), in a firm commitment underwritten public offering pursuant to an effective registration statement on Form S-1 (or any such successor form) under the Securities Act of 1933, as amended (the “Act”), underwritten by a nationally recognized and reputable investment bank, resulting in an aggregate proceeds to the Company of at least $40,000,000 (a “QPO”), or (B) the date specified in a written contract or agreement of the Preferred Supermajority, or (C) if the shares of Common Stock have a closing price on NASDAQ or any national securities exchange in excess of $24.75 per share for ninety (90) consecutive trading days with an average daily trading volume on such trading days of at least US $8,000,000.

(ii)           All holders of record of shares of Series A Preferred Stock then outstanding will be given at least 10 days’ prior written notice of the date fixed and the place designated for automatic conversion of all such shares of Series A Preferred Stock pursuant to this Section 5(a).  Such notice will be sent by first class or registered mail, postage prepaid, to each record holder of Series A Preferred Stock at such holder’s address last shown on the records of the transfer agent for the Series A Preferred Stock (or the records of the Company, if it serves as its own transfer agent).

(b)           Optional Right to Convert.  Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $11.00 per share of Series A Preferred Stock (the “Original Series A Issue Price”), plus (to the extent the Company and such holder jointly elect to include the amount of Accrued Dividends in the conversion) Accrued Dividends, by the Conversion Price (as defined below) in effect at the time of conversion. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion of Series A Preferred Stock without the payment of additional consideration by the holder thereof (the “Conversion Price”) shall initially be the Original Series A Issue Price.  Such initial Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

In the event of a liquidation of the Company, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series A Preferred Stock.

(c)           Mechanics of Conversion.

(i)            In order to convert shares of Series A Preferred Stock into shares of Common Stock in accordance with this Section 5, the holder shall (A) in the event of a conversion pursuant to Subsection 5(a)(i)(B) or Subsection 5(b) (an “Elective Conversion”), provide written notice to the Company that such holder elects to convert all or any number of the shares represented by such certificate or certificates and the date of conversion which notice, if notice is provided after                             , 2013, must be received by the Company at least sixty (60) days prior to the date selected by the holder for conversion (the “Conversion Notice”), (B) surrender the certificate or certificates for such shares of Series A Preferred Stock at the office of the transfer agent (or at the principal office of the Company if the Company serves as its own transfer agent), and (C) state in writing such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued.  If required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or his or its attorney duly authorized in writing.  The conversion date shall be the date for conversion specified in the Conversion Notice in the case of an Elective Conversion or in any other case on the date of receipt of such certificates by the transfer agent or the Company following the occurrence of the event (other than an Elective Conversion) giving rise to conversion.  The Company shall, as soon as practicable after the conversion date, issue and deliver at such office to such holder, or to his nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share and, except as provided in Section 2(c), cash in the amount of any Accrued Dividends (through the date one day prior to the date the shares of Series A Preferred Stock were converted) payable in respect of the shares of Series A Preferred Stock converted pursuant to this Section 5.

(ii)           The Company shall at all times during which the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock (including any Accrued Dividends).  Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

(iii)          All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate on the applicable conversion date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor.  Any shares of Series A Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Company may from time to time take such appropriate action as may be necessary to reduce the number of shares of authorized Series A Preferred Stock accordingly.

(iv)          If the conversion is in connection with an underwritten offer of securities registered pursuant to the Act, the conversion may at the option of any holder tendering Series A Preferred Stock for conversion be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of the sale of securities.

(d)           Conversion Price Adjustments of Series A Preferred Stock for Certain Dilutive Issuances, Splits and Combinations.

(i)            The Conversion Price of the Series A Preferred Stock, as applicable, shall be subject to adjustment from time to time as follows:

(A)          If the Company shall issue, after the date upon which any shares of Series A Preferred Stock were first issued (the “Purchase Date”), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for Series A Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such Series A Preferred Stock in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock deemed to be issued pursuant to subsection 5(d)(i)(E)(1) or (2)) plus the number of shares of Common Stock that the aggregate consideration received by the Company for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock deemed to be issued pursuant to subsection 5(d)(i)(E)(1) or (2)) plus the number of shares of such Additional Stock; provided, however, for purposes of such calculation (1) it shall not include any additional shares of Common Stock issuable with respect to shares of Preferred Stock, convertible securities, or exercisable options, warrants or other rights for the purchase of shares of stock or convertible securities, solely as a result of the adjustment of such Series A Conversion Price (or other conversion ratios) resulting from the issuance of Additional Stock causing such adjustment and (2) the grant, issue or sale of Additional Stock consisting of the same class of security, and warrants to purchase such security and notes convertible into such security, issued or issuable at the same price at two or more closings within a six month period shall be aggregated and shall be treated as one sale of Additional Stock occurring on the earliest date on which such securities were granted, issued or sold.

(B)           No adjustment of the Conversion Price for the Series A Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward.  Except to the limited extent provided for in subsections (E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this subsection 5(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(C)           In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

(D)          In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors irrespective of any accounting treatment, taking into consideration the relevant terms of any underlying transaction documents.

(E)           In the case of the issuance (whether before, on or after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 5(d)(i) and subsection 5(d)(ii):

(1)           The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 5(d)(i)(C) and (d)(i)(D)), if any, received by the Company upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

(2)           The aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 5(d)(i)(C) and (d)(i)(D)).

(3)           In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Company upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series A Preferred Stock to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(4)           Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issuable upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(5)           The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 5(d)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 5(d)(i)(E)(3) or (4).

(ii)           “Additional Stock” shall mean any shares of capital stock issued (or deemed to have been issued pursuant to subsection 5(d)(i)(E)) by the Company after the Purchase Date other than:

(A)          Common Stock issued pursuant to a transaction described in subsection 5(d)(iii) hereof;

(B)           Shares of Common Stock issuable or issued to employees, consultants, directors, officers, advisors or vendors (if in transactions with primarily non-financing purposes) of the Company or directors of West Central Cooperative, directly or pursuant to a stock option plan, stock purchase or restricted stock plan, or other arrangement or agreement approved by the Board of Directors of the Company, in an aggregate amount not to exceed 5,400,000 shares;

(C)           Shares of Common Stock issued, issuable or deemed to have been issued by the Company upon conversion of Preferred Stock;

(D)          shares of Common Stock issued or issuable (I) in a public offering before or in connection with which all outstanding shares of Preferred Stock will be converted to Common Stock or (II) upon exercise of warrants or rights granted to underwriters in connection with such a public offering;

(E)           Shares of Common Stock issued, issuable or deemed to have been issued in connection with the acquisition by the Company of the stock or assets of another corporation, partnership or other entity, provided that such issuances are first approved by the Board of Directors and for purposes other than primarily equity financing for the Company; and

(F)           Shares of Common Stock issued, issuable or deemed to have been issued to a vendor, lender or equipment lessor or in connection with strategic or licensing transactions, joint ventures or similar transactions, provided that such issuances are first approved by the Board of Directors (including the affirmative approval of a majority of the directors designated by NGP, Westway and Bunge and the affirmative approval of the director designated by the USBG Group as provided in the Stockholder Agreement dated on or about                             , 2009 by and between the Company and certain of its stockholders);

(G)           The issuance up to 1,313,359 shares of Common Stock upon the exercise of warrants outstanding as of                             , 2009 at the exercise prices specified therein (subject to anti-dilution adjustments provided therein); and

(H)          Shares of Common Stock issued, issuable or deemed to have been issued in connection with any borrowings by the Company, direct or indirect, from financial institutions, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument, provided that such issuances are approved by the Board of Directors (including the affirmative approval of a majority of the directors designated by NGP, Westway and Bunge and the affirmative approval of the director designated by the USBG Group as provided in the Stockholder Agreement dated on or about                           , 2009 by and between the Company and certain of its stockholders.)

(iii)          In the event the Company should at any time or from time to time after a Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in subsection 5(d)(i)(E).

(iv)          If the number of shares of Common Stock outstanding at any time after a Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

(e)           Other Distributions.  In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 5(d)(iii), then, in each such case for the purpose of this subsection 5(e), the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Company into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.

(f)            Recapitalizations.  If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 5 or Section 3) provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of such Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of such Preferred Stock after the recapitalization to the end that the provisions of this Section 5 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of such Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(g)           No Impairment.  The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

(h)           No Fractional Shares and Certificate as to Adjustments.

(i)            No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share (with one-half being rounded upward).  The calculation of the number of shares to be issued shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(ii)           Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A Preferred Stock pursuant to this Section 5, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such series of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Company shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price and (C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of Series A Preferred Stock.

(i)            Notices of Record Date.  In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Series A Preferred Stock, at least ten (10) business days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(j)            Reservation of Stock Issuable Upon Conversion.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of Series A Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation, and shall not, until such action is taken to increase the authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, issue any shares of Common Stock.

(k)           Notices.  Any notice required by the provisions of this Section 5 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Company or by electronic transmission in the manner permitted by the General Corporation Law of the State of Delaware.

(l)            Waiver of Adjustment of Conversion Price.  Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of any series of Preferred Stock may be waived by the consent or vote of the holders of the majority of the outstanding shares of such series either before or after the issuance causing the adjustment.

6.             Redemption of the Preferred Stock.

(a)           At any time and from time to time on or after                           , 2013, the Preferred Supermajority may require, by providing written notice thereof to the Company (a “Redemption Election”), that all or part of the issued and outstanding shares of Preferred Stock be redeemed by the Company out of funds lawfully available therefor; provided, however, that any such redemptions shall be for an aggregate Redemption Price, as defined below, of at least $5,000,000.  Within fourteen (14) days following the receipt by the Company of a Redemption Election, the Company shall provide written notice to all holders of Preferred Stock of the Redemption Election (a “Redemption Notice”) which shall set forth the date of such redemption (the “Redemption Date”) and shall allow all other holders of Preferred Stock the opportunity to participate in the redemption transaction by providing written notice to the Company (an “Election Notice”) within ten (10) days following the receipt of the Redemption Notice of such holder’s election to participate and the number and series of shares held by such holder to be redeemed by the Company.  The Redemption Date shall be determined by the Company and shall be (i) a date not less than forty-five (45) days and not more than one hundred and eighty (180) days after the date of the Redemption Notice (a “Standard Redemption Date”), or (ii) a date that is more than one hundred and eighty (180) days after the date of the Redemption Election but prior to the date which is eighteen months following such date (a “Delayed Redemption Date”).  On the applicable Redemption Date, concurrently with surrender by the holders of the certificates representing such shares to be redeemed, the Company shall, to the extent it may lawfully do so, redeem all issued and outstanding shares of Series A Preferred Stock to be redeemed by paying an amount per share therefor equal to (i) in the event such redemption occurs on a Standard Redemption Date, the greater of (A) the Fair Market Value (as defined in Section 6(d) below) per share of Series A Preferred Stock,  as of the date of the Redemption Election or (B) the Series A Accreted Value; or (ii) in the event such redemption occurs on a Delayed Redemption Date, the greater of (x) the Fair Market Value per share of Series A Preferred Stock, as of the date which is sixty (60) days prior to the Delayed Redemption Date, or (y) the Series A Accreted Value, (in each case, the “Redemption Price”).  Each holder of Preferred Stock to be redeemed shall surrender to the Company the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the applicable Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled.  In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.  If the Company does not have sufficient funds legally available to redeem on any Redemption Date all shares of Preferred Stock to be redeemed on such Redemption Date, (i) the Company shall redeem a pro rata portion of each holder’s redeemable shares of Preferred Stock out of funds legally available therefor, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Company has funds legally available therefore, and (ii) the Company shall use commercially reasonable efforts to obtain sufficient legally available funds in order to effectuate the complete redemption of all shares of Preferred Stock to be redeemed on the Redemption Date as soon as practicable after the Redemption Date.

(b)           In the event the Company sets a Delayed Redemption Date, upon written notice to the Company not less than thirty (30) days prior to the Delayed Redemption Date, each holder of shares of Preferred Stock electing to redeem shares pursuant to an Election Notice shall have the right, by written notice to the Company, to revoke their election to have such shares redeemed.

(c)           From and after a Redemption Date, all rights of the holders of the shares of Preferred Stock designated for redemption as holders of Preferred Stock (except the right to receive the Redemption Price, without interest, upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever.  The shares of Preferred Stock covered by an Election Notice but not redeemed due to the Company’s having insufficient funds legally available for redemption thereof shall remain outstanding and entitled to all the rights and preferences provided herein until redeemed as provided in Section 7(a) above.

(d)           For purposes of calculating the Redemption Price, the “Fair Market Value” per share of Series A Preferred Stock, shall be determined in good faith by the Board of Directors (other than those directors affiliated with or nominated by any holder of Preferred Stock that has submitted an Election Notice) as of the applicable date and in making such determination it shall not give consideration to any discount related to shares representing minority interest or related to any illiquidity or lack of marketability of shares arising from restrictions on transfer under applicable federal or state securities laws, but shall take into consideration the rights and preferences of the Preferred Stock.  If the holders of a majority of the Preferred Stock to be redeemed disagree with such determination of Fair Market Value, such holders shall provide written notice to the Company thereof (a “Value Dispute”) and the Fair Market Value per share of the Series A Preferred Stock, shall be determined by the following procedures.  Each of the Company, on the one hand, and the holders of Series A Preferred Stock submitting the Value Dispute, on the other hand, shall appoint an independent appraiser, each of whom shall independently determine the Fair Market Value per share of Series A Preferred Stock (the “Appraised Values”).  If the higher of the Appraised Values is not more than 25% higher than the lower of the Appraised Values, then the Fair Market Value per share will be the average of the two Appraised Values.  If the higher of the Appraised Values is more than 25% higher than the lower of the Appraised Values, then the parties shall appoint a third independent appraiser who shall, within thirty (30) days following receipt of the Appraised Values, select one of the two

Appraised Values as the Fair Market Value per share which is closest to the Fair Market Value per share determined by such third party appraiser (the “Third Party Determination”).  The Third Party Determination shall be binding on and non-appealable by the Company and the holders of the shares of Preferred Stock to be redeemed.  Following the receipt of the Third Party Determination, the Redemption Date shall be deemed to be the date which is ten (10) days thereafter.  All costs of the appraisers pursuant to this Section 6(d) shall be split equally by the Company on the one hand and the holders of Preferred Stock to be redeemed on the other hand.

7.             Sinking Fund.

There shall be no sinking fund for the payment of dividends, or liquidation preferences on the Series A Preferred Stock or the redemption of any shares thereof.

8.             Amendment.

This Certificate of Designation constitutes an agreement between the Company and the holders of the Series A Preferred Stock.  It may be amended by vote of the Board of Directors of the Company and the written consent of the Preferred Supermajority; provided, however, that nothing in this Section 8 shall be deemed to alter any statutory provision entitling a particular class or series of shares to vote as a class or series with respect to such amendment; provided further, however, any such amendment that would have a material adverse effect on the rights of a particular holder of shares of Preferred Stock provided in this Certificate of Designation, but would not have a similar material adverse effect on all holders of Preferred Stock generally, shall require the consent of such materially adversely affected holder.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by its Chief Executive Officer and attested to by its Treasurer this          day of                             , 2009.

By:
Jeffrey Stroburg,
Chief Executive Officer

ATTEST:

Natalie Lischer, Secretary and Treasurer

SERIES A CERTIFICATE OF DESIGNATION SIGNATURE PAGE

Exhibit D

CERTIFICATE OF INCORPORATION

OF

REG NEWCO, INC.

ARTICLE I

The name of the Corporation (hereinafter called the “Corporation”) is REG Newco, Inc.

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, city of Wilmington, County of New Castle, and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

A. The Corporation is authorized to issue two classes of shares to be designated respectively Preferred Stock (“Preferred Stock”) and Common Stock (“Common Stock”). The total number of shares of capital stock that the Corporation is authorized to issue is two hundred million (200,000,000). The total number of shares of Preferred Stock the Corporation shall have authority to issue is sixty million (60,000,000). The total number of shares of Common Stock the Corporation shall have authority to issue is one hundred forty million (140,000,000). The Preferred Stock shall have a par value of $0.0001, and the Common Stock shall have a par value of $0.0001.

B. The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the “Board of Directors”) is expressly authorized to provide for the issue of all or any of the undesignated shares of Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares (a “Preferred Stock Designation”) and as may be permitted by the General Corporation Law of the State of Delaware. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status they had prior to the adoption of the resolution originally fixing the number of share of such series.

C. The powers, preferences rights, restrictions, and other matters relating to the Common Stock are as follows:

1.             Relative Rights of Preferred Stock and Common Stock. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock.

2.             Voting Rights. Except as otherwise required by law or this Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by such holder of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation.

3.             Dividends. Subject to the preferential rights of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in case, in property or in shares of capital stock.

4.             Dissolution, Liquidation or Winding Up. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of Common Stock shall be entitled, unless otherwise provided by law or this Certificate of Incorporation, to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

ARTICLE V

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation shall have the power, subject to the rights of any holders of Preferred Stock that may be in existence at such time, both before and after receipt of any payment for any of the Corporation’s capital stock, to adopt, amend, repeal or otherwise alter the Bylaws of the Corporation without any action on the part of the stockholders; provided, however, that the grant of such power to the Board of Directors of the Corporation shall not divest the stockholders of nor limit their power, to adopt, amend, repeal or otherwise alter the Bylaws.

ARTICLE VI

Elections of directors need not be by written ballot.

ARTICLE VII

The name and mailing address of the incorporator is:

John A. Gerken

c/o Wilcox, Polking, Gerken, Schwarzkopf & Copeland, P.C.

115 E. Lincolnway, Suite 200

Jefferson, IA 50129

ARTICLE VIII

The Corporation reserves the right to adopt, repeal, rescind or amend in any respect any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by applicable law, and all rights conferred on stockholders herein are granted subject to this reservation.

ARTICLE IX

A.  A director of the Corporation shall, to the full extent permitted by the Delaware General Corporation Law as it now exists or as it may hereafter be amended,  not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

B. The Corporation shall, to the fullest extent permitted by law and to the extent authorized from time to time by the Board of Directors of the Corporation, grant rights to indemnification and to the advancement of expenses to any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

C. Neither any amendment nor repeal of this Article IX nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article IX, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision. If the Delaware General Corporation Law hereafter is amended to further eliminate or limit the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE X

A. No share of capital stock of the Corporation now or hereafter issued shall be sold, pledged, or otherwise transferred, in whole or in part, voluntarily or involuntarily, by any stockholder, such stockholder’s executor, administrator, trustee in bankruptcy, receiver or other representative, or by any other person, to any person, unless and until the prior written consent of the Corporation has first been obtained. This general restriction on transfer shall remain in effect until the earlier of the following occurrences:

1.               One hundred eighty (180) days after the effective date of a registration statement relating to the Corporation’s first firm commitment underwritten public offering of its common stock registered under the Securities Act of 1933, as amended (the “IPO”), provided that such 180-day period may be extended for not more than eighteen (18) days if such extension is reasonably necessary to allow the Corporation’s underwriters to comply with FINRA Conduct Rule 2711 (or any similar successor rule); or

2.               December 31, 2010 at 5:00 p.m. New York time plus up to an additional one hundred eighty (180) days after the effective date on or before December 31, 2010 of a registration statement relating to the IPO, provided that such 180-day period may be extended for not more than eighteen (18) days if such extension is reasonably necessary to allow the Corporation’s underwriters to comply with FINRA Conduct Rule 2711 (or any similar successor rule).

B. The transfer restrictions provided for in section A of this Article X shall not apply to the following permitted transfers, provided that the restrictions shall continue to apply to the shares transferred in a permitted transfer:

1.               A transfer to a partner, member, stockholder, subsidiary or other affiliate of the stockholder, whether voluntarily or by operation of law;

2.               A transfer to an entity that is the legal successor of the stockholder;

3.               A transfer in accordance with a marital dissolution decree issued by a court of competent jurisdiction;

4.               A bona fide gift;

5.               A transfer by will or intestacy;

6.               A transfer by a stockholder, which is a trust, to the principal beneficiaries of that trust;

7.               A transfer by a stockholder, who is an individual, to a member of such stockholder’s family or to a revocable trust for estate planning purposes; or

8.               A transfer pursuant to a bona fide pledge of shares for collateral purposes.

C.  The transfer restrictions provided for in section A of this Article X shall not apply to the sale of shares in the IPO nor shall any transfer restrictions continue with respect to any such shares sold in the IPO.

D.  Any certificates evidencing shares of capital stock of the Corporation shall bear a legend referring to the above transfer restrictions.

I, THE UNDERSIGNED, being the incorporator herein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 28th day of April 2009.

/s/ John A. Gerken
John A. Gerken, Incorporator

Exhibit E

BYLAWS

OF

REG NEWCO, INC.

(a Delaware corporation)

As of                         , 2009

E-1

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ARTICLE 5 Officers		8
5.1	Officers Designated	8
5.2	Appointment of Officers	8
5.3	Subordinate Officers	8
5.4	Removal and Resignation of Officers	8
5.5	Vacancies in Offices	9
5.6	Compensation	9
5.7	The Chairman of the Board	9
5.8	Chief Executive Officer	9
5.9	The President, Chief Operating Officer, Chief Financial Officer	9
5.10	The Vice President	9
5.11	The Secretary	10
5.12	The Assistant Secretary	10
5.13	The Treasurer	10
5.14	The Assistant Treasurer	10

ARTICLE 6 Indemnification of Directors, Officers, Employees and Other Agents		11
6.1	Indemnification of Directors And Officers	11
6.2	Indemnification of Others	11
6.3	Payment Of Expenses In Advance	11
6.4	Indemnity Not Exclusive	11
6.5	Insurance	12
6.6	Conflicts	12

ARTICLE 7 Stock Certificates		12
7.1	Certificates for Shares	12
7.2	Signatures on Certificates	12
7.3	Transfer of Stock	12
7.4	Registered Stockholders	13
7.5	Lost, Stolen or Destroyed Certificates	13

ARTICLE 8 Notices		13
8.1	Notice	13
8.2	Waiver	13

ARTICLE 9 General Provisions		14
9.1	Dividends	14
9.2	Dividend Reserve	14
9.3	Checks	14
9.4	Corporate Seal	14
9.5	Execution of Corporate Contracts and Instruments	14

ARTICLE 10 Amendments		14

ii

BYLAWS

OF

REG NEWCO, INC.

(a Delaware corporation)

As of                     , 2009

ARTICLE 1

Offices

1.1                                 Principal Office.  The Board of Directors (the “Board”) shall fix the location of the principal executive office of the corporation at any place within or outside the State of Delaware.

1.2                                 Additional Offices.  The Board may at any time establish branch or subordinate offices at any place or places.

ARTICLE 2

Meeting of Stockholders

2.1                                 Place of Meeting.  Meetings of stockholders may be held at such place, either within or without Delaware, as determined by the Board.  The Board may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Delaware law.  If authorized by the board of directors in its sole discretion, and subject to such guidelines and procedures as the board of directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:  (i) participate in a meeting of stockholders; and (ii) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

2.2                                 Annual Meeting.  Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the Board and stated in the notice of the meeting.  At such annual meetings, the stockholders shall elect the members of the Board which shall

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be determined by a plurality of votes cast and transact such other business as may properly be brought before the meetings.

2.3                                 Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, may, unless otherwise prescribed by the statute or by the Certificate of Incorporation, be called by the Chairman of the Board or the President and shall be called by the President or Secretary at the request in writing of a majority of the Board or of the holders of shares entitled to cast not less than ten percent (10%) of the votes at the meeting and by additional persons as may be provided in the Certificate of Incorporation or these Bylaws.  Such request shall state the purpose or purposes of the proposed meeting.  Upon request in writing that a special meeting of stockholders be called for any proper purpose, directed to the Chairman of the Board of Directors, the President, the Chief Executive Officer, the Vice President or the Secretary, by any person (other than the board of directors) entitled to call a special meeting of stockholders, the person forthwith shall cause notice to be given to the stockholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, such time not to be less than thirty-five (35), nor more than sixty (60), days after receipt of the request.  Such request shall state the purpose or purposes of the proposed meeting.

2.4                                 Notice of Meetings.  Written notice of stockholders’ meetings, stating the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten (10), nor more than sixty (60), days prior to the meeting.

When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, if any, date and time thereof and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith.  At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

2.5                                 Business Matter of a Special Meeting.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

2.6                                 List of Stockholders.  The officer in charge of the stock ledger of the Corporation or the transfer agent shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting:  (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation.  In the

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event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.  If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

2.7                                 Organization and Conduct of Business.  The Chairman of the Board or, in his or her absence, the President of the Corporation or, in their absence, such person as the Board may have designated or, in the absence of such a person, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as Chairman of the meeting.  In the absence of the Secretary of the Corporation, the Secretary of the meeting shall be such person as the Chairman appoints.

The Chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him or her in order.

2.8                                 Quorum and Adjournments.  Except where otherwise provided by law or in the Certificate of Incorporation or these Bylaws, the holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented in proxy, shall constitute a quorum at all meetings of the stockholders.  The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to have less than a quorum if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.  At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.  If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat who are present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

2.9                                 Voting Rights.  Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder.

2.10                           Majority Vote.  When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Certificate of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

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2.11                           Record Date.  For purposes of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any lawful action, the Board may fix, in advance, a record date which shall not be more than sixty (60), nor less than ten (10), days prior to the date of such meeting, nor more than sixty (60) days prior to the date of any other action.  A determination of stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

If the Board does not so fix a record date, (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held and (ii) the record date for any other purpose shall be the close of business at the Corporation’s principal office on the day on which the Board adopts the resolution relating to such purpose.

2.12                           Proxies.  Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the Corporation.  A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, electronic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact.  A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (a) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by the maker of the proxy, or by that person’s attendance and vote at the meeting; or (b) written notice of the death or incapacity of the maker of that proxy is received by the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven months from the date of the proxy, unless otherwise provided in the proxy.

2.13                           Inspectors of Election.  Before any meeting of stockholders, the Board may appoint any person other than nominees for office to act as inspectors of election at the meeting or its adjournment.  If no inspectors of election are so appointed, the Chairman of the meeting may, and on the request of any stockholder or a stockholder’s proxy shall, appoint inspectors of election at the meeting.  The number of inspectors shall be either one (1) or three (3).  If inspectors are appointed at a meeting on the request of one or more stockholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed.  If any person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy.

2.14                           Action Without Meeting by Written Consent.  All actions required to be taken at any annual or special meeting may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be

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necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings or stockholders are recorded. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section to the extent permitted by law.  Any such consent shall be delivered in accordance with Section 228(d)(1) of the Delaware General Corporation Law.

ARTICLE 3

Directors

3.1                                 Number; Qualifications; Election.  The authorized number of directors shall initially be not less than one (1) nor more than fourteen (14), the exact number within such range to be determined by the Board, but no reduction in the number of directors shall have the effect of reducing the terms of office of any directors then in office.  All directors shall be elected at the annual meeting or at any special meeting of the stockholders, except as provided in Section 3.2 hereof, and each director so elected shall hold office until the next annual meeting or any special meeting, or until his successor is elected and qualified, or until his earlier resignation or removal.  Directors need not be stockholders.

3.2                                 Resignation and Vacancies.  A vacancy or vacancies in the Board shall be deemed to exist in the case of the death, resignation or removal of any director, or if the authorized number of directors is increased.  Vacancies may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, unless otherwise provided in the Certificate of Incorporation.  The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors.  If the Board accepts the resignation of a director tendered to take effect at a future time, the Board shall have power to elect a successor to take office when the resignation is to become effective.  If there are no directors in office, then an election of directors may be held in the manner provided by statute.

3.3                                 Removal of Directors.  Unless otherwise restricted by statute, or by the Certificate of Incorporation or these Bylaws, any director or the entire Board may be removed, with or without cause, by the holders of at least a majority of the shares entitled to vote at an election of directors.

3.4                                 Powers.  The business of the Corporation shall be managed by or under the direction of the Board which may exercise all such powers of the Corporation and do all such lawful acts and things which are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

3.5                                 Place of Meetings.  The Board may hold meetings, both regular and special, either within or without the State of Delaware.

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3.6                                 Annual Meetings.  The annual meeting of the Board shall be held immediately following the annual meeting of stockholders, and no notice of such meeting shall be necessary to the Board, provided a quorum shall be present.  The annual meetings shall be for the purposes of organization, for an election of officers, and for the transaction of other business.

3.7                                 Regular Meetings.  Regular meetings of the Board may be held without notice at such time and place as may be determined from time to time by the Board.

3.8                                 Special Meetings.  Special meetings of the Board may be called by one-third (1/3) of directors then in office (rounded up to the nearest whole number) or by the Chairman of the Board or the President and shall be held at such place, and on such date, and at such time as they or he or she shall fix.  Except as otherwise required by statute, notice of each special meeting shall be given to each director, if by mail, when addressed to him or her at his or her residence or usual place of business, unless he or she shall have filed with the Secretary a written request that notices intended for him or her be mailed to some other address, in which case it shall be mailed to the address designated in such request, on at least two (2) days’ notice prior to the time of the meeting, or shall be sent to him or her at such place by telegram, radiogram or cablegram, or other electronic means, or delivered to him or her personally, not later than four (4) hours before the time the meeting is to be held.  Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

3.9                                 Quorum and Adjournments.  At all meetings of the Board, a majority of the total number of the whole Board shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may otherwise be specifically provided by law or by the Certificate of Incorporation.  If a quorum is not present at any meeting of the Board, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting at which the adjournment is taken, until a quorum shall be present.  A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved of by at least a majority of the required quorum for that meeting.

3.10                           Action Without Meeting.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.11                           Telephone Meetings.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any member of the Board or of any committee may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

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3.12                           Waiver of Notice.  Notice of a meeting need not be given to any director who signs a waiver of notice or provides a waiver by electronic transmission or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, either prior thereto or at its commencement, the lack of notice to such director.  All such waivers, consents and approvals or any waiver by electronic transmission shall be filed with the corporate records or made a part of the minutes of the meeting.

3.13                           Fees and Compensation of Directors.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors.  The directors may be paid their expenses, if any, of attendance at each meeting of the Board, and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

3.14                           Rights of Inspection.  Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind, and to inspect the physical properties of the Corporation and also of its subsidiary corporations, domestic or foreign.  Such inspection by a director may be made in person or by agent or attorney, and includes the right to copy and obtain extracts.

3.15                           Action with Respect to Securities of Other Corporations.  Unless otherwise directed by the Board, the President or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE 4

Committees of Directors

4.1                                 Selection.  The Board may, by resolution passed by a majority of the entire Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

4.2                                 Power.  Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management

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of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the General Corporation Law of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, removing or indemnifying directors or amending the Bylaws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.

4.3                                 Committee Minutes .  Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

ARTICLE 5

Officers

5.1                                 Officers Designated.  The officers of the Corporation shall be chosen by the Board and shall be a President, a Secretary and a Treasurer.  The Board may also choose a Chairman of the Board, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, and one or more assistant Secretaries and assistant Treasurers.  The Board or any duly authorized committee may also choose one or more Vice Presidents.  Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

5.2                                 Appointment of Officers.  The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or 5.5 hereof, shall be appointed by the Board, and each shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.

5.3                                 Subordinate Officers.  The Board or any duly authorized committee may appoint, and may empower the President to appoint, such other officers and agents as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board or duly authorized committee may from time to time determine.

5.4                                 Removal and Resignation of Officers.  Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board or authorized committee, at any regular or

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special meeting of the Board or such committee, or, except in case of an officer chosen by the Board or authorized committee, by any officer upon whom such power of removal may be conferred by the Board or authorized committee.

Any officer may resign at any time by giving written notice to the Corporation.  Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.  Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5                                 Vacancies in Offices.  A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointment to that office.

5.6                                 Compensation.  The salaries of all officers of the Corporation shall be fixed from time to time by the Board, and no officer shall be prevented from receiving a salary because he is also a director of the Corporation.

5.7                                 The Chairman of the Board.  The Chairman of the Board, if such an officer be elected, shall, if present, perform such other powers and duties as may be assigned to him from time to time by the Board.  Unless otherwise separately filled by the Board, the Chairman of the Board shall also be the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in Section 5.8 hereof.

5.8                                 Chief Executive Officer.  Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board, if there be such an officer, the Chief Executive Officer of the Corporation shall preside at all meetings of the stockholders and in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board, shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board are carried into effect.  He or she shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation.

5.9                                 The President, Chief Operating Officer, Chief Financial Officer.  In the absence of the Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer, and when so acting shall have the powers of and be subject to all the restrictions upon the Chief Executive Officer.  The Chief Operating Officer and the Chief Financial Officer shall perform such duties and have such powers as may be from time to time be prescribed for them by the Board, the Chairman of the Board or these Bylaws.

5.10                           The Vice President.  The Vice President (or in the event there be more than one, the Vice Presidents in the order designated by the directors, or in the absence of any designation, in the order of their election), shall, in the absence of the President or in the event of his disability or refusal to act, perform the duties of the President, and when so acting, shall have the powers of and be subject to all the restrictions upon the President.  The Vice President(s) shall

9

perform such other duties and have such other powers as may from time to time be prescribed for them by the Board, the President, the Chairman of the Board or these Bylaws.

5.11                           The Secretary.  The Secretary shall attend all meetings of the Board and the stockholders and record all votes and the proceedings of the meetings in a book to be kept for that purpose, and shall perform like duties for the standing committees, when required.  The Secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board, and shall perform such other duties as may from time to time be prescribed by the Board, the Chairman of the Board or the President, under whose supervision he or she shall act.  The Secretary shall have custody of the seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and, when so affixed, the seal may be attested by his or her signature or by the signature of such Assistant Secretary.  The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.  The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

5.12                           The Assistant Secretary.  The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order designated by the Board (or in the absence of any designation, in the order of their election) shall, in the absence of the Secretary, or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board.

5.13                           The Treasurer.  The Treasurer shall have the custody of the Corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and the Board, at its regular meetings, or when the Board so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.  The Treasurer may also be known as the Chief Financial Officer.

5.14                           The Assistant Treasurer.  The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order designated by the Board (or in the absence of any designation, in the order of their election) shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board.

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ARTICLE 6

Indemnification of Directors, Officers, Employees and Other Agents

6.1                                 Indemnification of Directors And Officers.  The Corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation.  For purposes of this Section 6.1, a “director” or “officer” of the Corporation includes any person (a) who is or was a director or officer of the Corporation, (b) who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was a director or officer of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation; provided, however, that, except with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such director or officer in connection with a proceeding (or part thereof) initiated by such director of officer only if such proceeding (or part thereof) was authorized by the Board.

6.2                                 Indemnification of Others.  The Corporation shall have the power, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation.  For purposes of this Section 6.2, an “employee” or “agent” of the Corporation (other than a director or officer) includes any person (a) who is or was an employee or agent of the Corporation, (b) who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was an employee or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

6.3                                 Payment Of Expenses In Advance.  Expenses incurred in defending any action or proceeding for which indemnification is required pursuant to Section 6.1 hereof, or for which indemnification is permitted pursuant to Section 6.2 hereof, following authorization thereof by the Board, shall be paid by the Corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount, if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Article 6.

6.4                                 Indemnity Not Exclusive.  The indemnification provided by this Article 6 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the Certificate of Incorporation.

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6.5                                 Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of Delaware.

6.6                                 Conflicts.  No indemnification or advance shall be made under this Article 6, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

(a)                                  That it would be inconsistent with a provision of the Certificate of Incorporation, these Bylaws, a resolution of the stockholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(b)                                 That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

ARTICLE 7

Stock Certificates

7.1                                 Certificates for Shares.  The shares of the Corporation shall be represented by certificates or shall be uncertificated.  Certificates shall be signed by, or be in the name of the Corporation by, the Chairman of the Board, or the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation.

Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required by the General Corporation Law of the State of Delaware or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof, and the qualifications, limitations or restrictions of such preferences and/or rights.

7.2                                 Signatures on Certificates.  Any or all of the signatures on a certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

7.3                                 Transfer of Stock.  Subject to any transfer restrictions in the Certificate of Incorporation of the Corporation or which may otherwise be imposed by law or noted on the share certificate, upon surrender to the Corporation or the transfer agent of the Corporation of a

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certificate of shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, to cancel the old certificate and record the transaction upon its books.  Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be canceled, and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto, and the transaction shall be recorded upon the books of the Corporation.

7.4                                 Registered Stockholders.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

7.5                                 Lost, Stolen or Destroyed Certificates.  The Board may direct that a new certificate or certificates be issued to replace any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing the issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require, and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

ARTICLE 8

Notices

8.1                                 Notice.  Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law.  Notice to directors may also be given by telegram or telephone.

8.2                                 Waiver.  Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or waiver by electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent thereto.  Neither the business nor the purpose of any meeting need be specified in such a waiver.

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ARTICLE 9

General Provisions

9.1                                 Dividends.  Dividends upon the capital stock of the Corporation, subject to any restrictions contained in the General Corporation Laws of Delaware or the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting.  Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

9.2                                 Dividend Reserve.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

9.3                                 Checks.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

9.4                                 Corporate Seal.  The Board may provide a suitable seal, containing the name of the Corporation, which seal shall be in charge of the Secretary.  If and when so directed by the Board or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

9.5                                 Execution of Corporate Contracts and Instruments.  The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances.  Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement, or to pledge its credit or to render it liable for any purpose or for any amount.

ARTICLE 10

Amendments

In addition to the right of the stockholders of the Corporation to make, alter, amend, change, add to or repeal the bylaws of the Corporation, the Board shall have the power (without the assent or vote of the stockholders) to make, alter, amend, change, add to or repeal the bylaws of the Corporation, subject to applicable provisions of the Certificate of Incorporation.

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CERTIFICATE OF SECRETARY

I, the undersigned, hereby certify:

1.                                       That I am the duly elected, acting and qualified Secretary of REG Newco, Inc., a Delaware corporation; and

2.                                       That the foregoing Bylaws, comprising 15 pages (excluding this Certificate), constitute the Bylaws of such corporation as duly adopted by unanimous action of the Board of Directors of such corporation pursuant to written consent dated                 , 2009.

IN WITNESS WHEREOF, I have hereunto subscribed my name as of this          day of                   , 2009.

Secretary

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Exhibit F

RULE 145 AFFILIATE LETTER

                 , 2009

REG Newco, Inc.

416 S. Bell Ave.

Ames, Iowa 50010

Dear Sir/Madam:

Reference is made to the terms of that certain Second Amended and Restated Agreement and Plan of Merger executed November 20, 2009 (the “Agreement”), by and among REG Newco, Inc., a Delaware corporation (“Newco”), REG Danville, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“MergerLLC”), Blackhawk Biofuels, LLC, a Delaware limited liability company (the “Company”), and Renewable Energy Group, Inc., a Delaware corporation (“REG”), pursuant to which MergerLLC will merge with and into the Company and the units of Company membership interests shall be converted to into the right to receive shares of Newco’s common stock, par value $0.0001 per share (“Newco Common Stock”) and shares of Newco preferred stock, par value $0.0001 per share, (“Newco Preferred Stock”), on the Closing Date (the “Transaction”).  Terms used but not defined in this letter shall have the meanings ascribed to such terms in the Agreement.

I understand that I may be deemed to be an “affiliate” of Company, as such term is defined for purposes of paragraphs (c) and (d) of Rule 145 (“Rule 145”) promulgated under the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder, the “Act”).

If in fact I were to be deemed an “affiliate” of Company under paragraphs (c) and (d) of Rule 145, my ability to sell, transfer or otherwise dispose of any shares of Newco Common Stock and Newco Preferred Stock received by me pursuant to the Transaction may be restricted under current law.

I hereby represent, warrant and covenant to Newco that:

I will not sell, pledge, transfer or otherwise dispose of any Newco Common Stock or Newco Preferred Stock unless (i) such sale, pledge, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the provisions of Rule 145 under the Act (as such rule may be amended from time to time), or (iii) in the opinion of counsel in form and substance reasonably satisfactory to Newco, or under a “no-action” letter obtained by me from the staff of the Securities and Exchange Commission (the “SEC”), (a) such sale, pledge, transfer or other disposition will not violate or is otherwise exempt from registration under the Act and (b) such sale, pledge, transfer or other disposition otherwise complies with all applicable laws;

I hereby acknowledge that Newco is under no obligation to register the sale, transfer, pledge or other disposition by me of Newco Common Stock or Newco Preferred Stock or to take any other action necessary for the purpose of making an exemption from registration available except as may be provided in that certain Registration Rights Agreement dated the Closing Date among Newco and its shareholders.

I understand that Newco will issue stop transfer instructions to its transfer agent with respect to Newco Common Stock and Newco Preferred Stock to be received in the Transaction and that a restrictive legend will be placed on certificates delivered to me evidencing such Newco Common Stock and Newco Preferred Stock in substantially the following form:

“This certificate and the shares represented hereby have been issued pursuant to a transaction governed by Rule 145 (“Rule 145”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and may be sold or otherwise disposed of only in accordance with the terms of a letter agreement, dated                   , 2009, between the holder of this certificate and the issuer of this security (a copy of which is on file in the principal office of such issuer) which contains further restrictions on the transferability of the shares represented hereby.”

It is understood and agreed that the legend set forth above will be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act.  It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) the securities have been sold in conformity with the provisions of Rule 145 under the Act, (ii) Newco Common Stock or Newco Preferred Stock received by me in the Transaction are registered for sale by me under the Act or (iii) Newco has received either an opinion of counsel in form and substance reasonably satisfactory to Newco, or a “no-action” letter obtained by me from the staff of the SEC, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to me.

The term “Newco Common Stock” and “Newco Preferred Stock” as used in this letter shall mean and include not only the common stock and preferred stock of Newco as presently constituted, but also any other stock which may be issued in exchange for, in lieu of, or in addition to, all or any part of such Newco Common Stock or Newco Preferred Stock.

I hereby acknowledge that I have read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of shares of Newco Common Stock and Newco Preferred Stock to the extent I felt necessary with my counsel.

This letter will be governed by the laws of Iowa regardless of any applicable principles of conflict of laws.  This letter will be binding upon the undersigned and Newco and their respective successors and assigns.  This letter is the complete agreement between the undersigned and Newco concerning the subject matter hereof.  If the Agreement is terminated in accordance with its terms prior to the Closing Date, then the legal effect of this letter will thereupon automatically terminate.

Execution of this letter shall not be construed as an admission on my part of “affiliate” status nor as a waiver of any rights that I may have to object to any claim that I am an “affiliate” on or after the date of this letter.

Very truly yours,

Name:

Agreed to and accepted as of the
date first written above:

REG Newco, Inc.

By:
Name:
Title:

Exhibit G

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of                        , 2009, by and among REG Newco, Inc., a Delaware corporation (together with its successors and assigns, the “Company”), the holders of the Company’s Series A Convertible Preferred Stock as listed on Exhibit A hereto (the “Series A Stockholders”), and the holders of the Company’s Common Stock as listed on Exhibit A hereto (the “Common Stockholders”). The Series A Stockholders and Common Stockholders are collectively referred to herein as the “Stockholders.”

1.             Background.   Pursuant to (a) the Second Amended and Restated Asset Purchase Agreement executed November 20, 2009 by and among the Company, REG Newton, LLC, Renewable Energy Group, Inc. (“REG”) and Central Iowa Energy, LLC , (b) the Second Amended and Restated Asset Purchase Agreement executed November 20, 2009 by and among the Company, REG Wall Lake, LLC, REG and Western Iowa Energy, LLC, (c) the Second Amended and Restated Merger Agreement executed November 20, 2009 by and among the Company, REG Danville, LLC, REG and Blackhawk Biofuels, LLC and (d) the Second Amended and Restated Merger Agreement executed November 20, 2009 by and among the Company, REG and REG Merger Sub, Inc. (collectively, such Asset Purchase Agreements and Merger Agreements are referred to herein as the “Acquisition Agreements”), the Company is obligated to enter into this Agreement in order to provide the Stockholders with certain registration rights regarding the Company’s equity securities. Certain terms used herein are defined in Section 2 of this Agreement.

2.             Definitions.  As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

Commission: The Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

Exchange Act: The Securities Exchange Act of 1934, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934 shall include a reference to the comparable section, if any, of any such similar Federal statute.

Form S-3: Such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Commission that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

Holder: Any Stockholder owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 8 hereof.

Initial Offering: The Company’s first firm commitment underwritten public offering of its Common Stock under the Securities Act.

Junior Registrable Securities: (i) The shares of Common Stock issued to the Common Stockholders other than Senior Registrable Securities; and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) above, excluding in all cases, however, any Junior Registrable Securities sold by a person in a transaction in which his rights under this Agreement are not assigned.

Person: A corporation, an association, a partnership, a limited liability company, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

Preferred Stock: Series A Preferred Stock

Registrable Securities: Any Senior Registrable Securities and Junior Registrable Securities.

Registration Expenses: All expenses incident to the Company’s performance of or compliance with Sections 3.1, 3.2 and 3.3 below, including, without limitation, all registration, filing and National Association of Securities Dealers fees, all fees and expenses of complying with applicable laws (including securities or blue sky laws), all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including, without limitation, the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, the fees and disbursements of one special counsel for the selling Holders selected by the selling Holders with the approval of the Company, which approval shall not be unreasonably withheld, which fees and disbursements shall not exceed $50,000, premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Registrable Securities being registered, the fees and expenses of any special experts retained by the Company in connection with such offering, the fees and expenses of any qualified independent underwriter or other independent appraiser participating in any offering pursuant to the Conduct Rules of the National Association of Securities Dealers, Inc., all printing, mailing courier and overnight delivery charges (except to the extent borne by underwriters), all travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the offered securities, and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding Selling Expenses, if any; provided, that, in any case where Registration Expenses are not to be borne by the Company, such expenses shall not include salaries of Company personnel or general overhead expenses of the Company, auditing fees, premiums or other expenses relating to liability insurance required by underwriters of the Company or other expenses for the preparation of financial statements or other data normally prepared by the Company in the ordinary course of its business or which the Company would have incurred in any event.

Securities Act: The Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as shall be in effect at the time. References to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such similar Federal statute.

Selling Expenses: Underwriting discounts and commissions and stock transfer taxes relating to Registrable Securities covered by such registration.

Senior Registrable Securities: (i) The shares of Common Stock issuable or issued upon conversion of the Series A Preferred Stock of the Company, (ii) the shares of Common Stock issued and outstanding following the exercise of any warrant to purchase shares of Common Stock issued by the Company to any Series A Stockholder or its affiliates, (iii) any other shares of Common Stock held by a Series A Stockholder, (iv) 1,409,053 shares of Common Stock issued to West Central Biodiesel Investors, LLC and 696,210 shares of the Common Stock issued to Blue Marble Investors, LLC, (v) the shares of Common Stock issued pursuant to any of the Acquisition Agreements, and (vi) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i), (ii), (iii), (iv) and (v) above, excluding in all cases, however, any Senior Registrable Securities sold by a person in a transaction in which his rights under this Agreement are not assigned.

3.             Registration under Securities Act, etc.

3.1           Demand Registration.

(a)           Demand Rights. Subject to the conditions of this Section 3.1, if the Company shall receive a written request from the holders of at least seventy-five percent (75%) of the issued and outstanding shares of Preferred Stock that were issued in exchange for shares of series A, series AA, series B or series BB preferred stock of Renewable Energy Group, Inc., a Delaware corporation (“REG”), pursuant to the Agreement and Plan of Merger dated                , 2009 by and among the Company, REG and REG Merger Sub, Inc. (the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities with anticipated proceeds of at least (i) $40,000,000 at a share price (subject to appropriate adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization as generally described in the Company’s Certificate of Designation of Series A Convertible Preferred Stock (the “Series A Certificate of Designation”)) of at least two times the original purchase price per share of the Series A

Preferred Stock for the Initial Offering or (ii) $10,000,000 for a public offering thereafter, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 3.1, use best efforts to file, and commercially reasonable efforts to cause to become effective, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 3.1(a).  The holders of Senior Registrable Securities shall be limited to a maximum of two (2) demand registrations pursuant to this Section 3.1, provided that a registration requested pursuant to this Section 3.1(a) shall not be deemed to have been effected (i) unless a registration statement with respect thereto has been declared effective for a period of at least one hundred twenty (120) days, (ii) if after a registration statement has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than as a result of the voluntary termination of such offering by the Holders of Registrable Securities, or (iv) if the Holders of Registrable Securities that would otherwise be underwritten are required to exclude or withdraw a number of Registrable Securities from such underwriting pursuant to Section 3.1(b) the result of which is gross proceeds to the Holders of Registrable Securities from the registration of less than $40,000,000 if the Initial Offering or $10,000,000 if a public offering thereafter.

(b)           If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 3.1 and the Company shall include such information in the written notice referred to in Section 3.1(a).  In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be nationally recognized and reputable investment banks reasonably acceptable to a majority in interest of the Initiating Holders).  Notwithstanding any other provision of this Section 3.1, if the underwriter advises the Company that marketing factors require a limitation of the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated on a pro rata basis first among the selling Holders of Senior Registrable Securities based on the number of Senior Registrable Securities held by such Holder, and then, if any additional shares may be included in the underwriting, pro rata among the Holders according to the total amount of remaining Junior Registrable Securities, owned by each such selling Holder.  Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c)           The Company shall not be required to effect a registration pursuant to this Section 3.1:

(i)            prior to the earlier of (A) August 1, 2011 or (B) six (6) months following the effective date of the Initial Offering; provided, however, that, if at any time after the date hereof the Initiating Holders shall provide to the Company letters from two nationally recognized and reputable investment banks of their willingness to act as lead underwriter in an Initial Offering with anticipated proceeds of at least $40,000,000 at a share price (subject to appropriate adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization as generally described in the Series A Certificate of Designation) of at least two times the original purchase price of the Series A Preferred Stock, the Company shall use its commercially reasonable efforts to file and effectuate a registration statement on Form S-1 under the Securities Act in a timely manner thereafter; or

(ii)           in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Securities Act; or

(iii)          during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred eighty (180) days following the effective date of, a Company-initiated registration subject to Section 3.2 below, provided that the Company is actively employing in good faith its best efforts to cause such registration statement to become effective; or

(iv)          if the Initiating Holders propose to dispose of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 3.3 below; or

(v)           if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 3.1, a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board (as defined below) stating that in the good faith judgment of the Board of Directors of the Company (the “Board”), it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders, provided that (A) such right to delay a request shall be exercised by the Company not more than once in any twelve (12)-month period and (B) any such delay must also suspend the registration rights of all stockholders of the Company having any registration rights with respect to shares of capital stock of the Company.

3.2           Company Registration.

(a)           If (but without any obligation to do so) the Company proposes to register under the Securities Act (whether for its own account or otherwise) any of its Common Stock and solely for cash in connection with a public offering of such Common Stock (other than (i) a registration relating solely to the sale of securities to participants in a Company stock plan, (ii) a registration relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act, (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration.  Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 7, the Company shall, subject to the provisions of Section 3.2(c), use its commercially reasonable efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

(b)           Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.  The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 3.8 hereof.

(c)           Underwriting Requirements.  In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 3.2 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with an underwriter or underwriters selected by the Company, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company.  If the total amount of securities, including Registrable Securities, requested by holders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned on a pro rata basis first among the selling Holders of Senior Registrable Securities based on the number of Senior Registrable Securities held by such Holder, and then, if any additional shares may be included in the underwriting, pro rata among the Holders according to the total amount of remaining Junior Registrable Securities owned by each such selling Holder) unless such offering is the Initial Offering in which case the selling Holders may be excluded if the underwriters make the determination described above.

3.3           Form S-3 Registration.  In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a)           promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b)           as soon as practicable, use commercially reasonable efforts to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 3.3:  (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the Holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $2,000,000; (iii) if the Company shall furnish to the Holders a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 3.3; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; (iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for any Holders pursuant to this Section 3.3; (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or (vi) during the period ending one hundred eighty (180) days after the effective date of a registration statement subject to Section 3.2.

(c)           Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.  Registrations effected pursuant to this Section 3.3 shall not be counted as demands for registration or registrations effected pursuant to Section 3.1.

3.4           Registration Procedures.  If and whenever the Company is required to use its commercially reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 3.1, 3.2 or 3.3 above, the Company shall as expeditiously as possible:

(a)           prepare and as soon thereafter as possible (but with respect to a public offering other than the Initial Offering, in any event no later than ninety (90) days after the last request for inclusion in the applicable registration is timely given to the Company) file with the Commission the requisite registration statement to effect such registration and thereafter use commercially reasonable efforts to cause such registration statement to become effective and remain effective for a period of one hundred twenty (120) days or, if earlier, until the distribution contemplated by the registration statement has been completed (the “Effectiveness Period”); provided, however, in the case of any registrations on Form S-3 that are intended to be offered on a continuous or delayed basis, the Effectiveness Period shall be extended until all applicable Registrable Securities thereunder are sold.  Notwithstanding the foregoing, the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto; and provided further, in the event that, in the good faith judgment of the Company, it is advisable to suspend use of the prospectus relating to such registration statement for a discrete period of time (a “Deferral Period”) due to pending or proposed material corporate developments or similar material events that have not yet been publicly disclosed and as to which the Company believes public disclosure will be prejudicial to the Company, the Company shall deliver a certified resolution of the Board, signed by a duly authorized officer of the Company, to each Holder of Registrable Securities covered by the Registration Statement to the effect of the foregoing and such Holders, upon receipt of such certificate, and the Company agrees not to dispose of any Registrable Securities covered by any registration or prospectus (other than in transactions exempt from the registration requirements under the Securities Act); provided, however, that the Company shall not utilize more than four (4) Deferral Periods in any twelve (12) month period and in no event shall the aggregate length of all such Deferral Periods in any such twelve (12) month period be greater than ninety (90) days. The Effectiveness Period shall be extended for a period of time equal to any Deferral Period.

(b)           prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the Holder or Holders thereof set forth in such registration statement;

(c)           furnish to each Holder of Registrable Securities covered by such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including, without limitation, all exhibits), such number of copies of the prospectus contained in such registration statement (including, without limitation, each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such Holder may reasonably request;

(d)           use commercially reasonable efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each Holder thereof shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the securities owned by such Holder, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (d) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

(e)           use its commercially reasonable efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary to enable the Holder or Holders thereof to consummate the disposition of such Registrable Securities;

(f)            use its commercially reasonable efforts to furnish, at the request of the underwriters pursuant to an underwriting agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to Section 3.1:

(i)            an opinion of counsel for the Company for the purpose of such registration, dated as of such date, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and

(ii)           a “comfort” letter, dated such date, signed by the independent certified public accountants who have certified the Company’s financial statements included in such registration statement, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

(g)           notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, or, if for any reason it shall be necessary during such time period to amend or supplement the registration statement or the prospectus in order to comply with the Securities Act, at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall (i) not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or (ii) effect such compliance;

(h)           otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and shall furnish to each such Holder of Registrable Securities covered by such registration statement at least five (5) business days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which any such Holder shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

(i)            provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

(j)            use its commercially reasonable efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any of the equity securities of the Company of the same class as the Registrable Securities are then listed;

(k)           cooperate with the underwriters with respect to all roadshows and other marketing activities as may be reasonably requested by the underwriters; and

(l)            enter into such agreements and take such other actions as the Holders of Registrable Securities covered by a registration statement shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

The Company may require each Holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such Holder and the distribution of such securities as the Company may from time to time reasonably request in writing.

Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in clause (g) of this Section 3.4, such Holder will forthwith discontinue such Holder’s disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by clause (g) of this Section 3.4 and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

3.5           Preparation; Reasonable Investigation.  In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give one representative designated by the Holders of a majority of the Registrable Securities included in such registration statement, and one special counsel and accounting firm similarly designated by the Holders of a majority of the Registrable Securities included in such registration statement, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holders’ counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

3.6           Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 3 with respect to the Registrable Securities of any selling Holder that at the request of the Company such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

3.7           Additional Rights of Holders.  If any registration statement prepared under this Agreement refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require (a) the insertion therein of language, in form and substance satisfactory to such Holder to the effect that the holding by such Holder of such securities does not necessarily make such Holder a “controlling person” of the Company within the meaning of the Securities Act and is not to be construed as a recommendation by such Holder of the investment quality of the Company’s debt or equity securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (b) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any rules and regulations promulgated thereunder, the deletion of the reference to such Holder.

3.8           Expenses of Registration.  The Company shall pay all Registration Expenses in connection with any registration requested pursuant to Sections 3.1, 3.2 or 3.3.  Any Selling

Expenses in connection with any registration requested pursuant to Sections 3.1, 3.2 or 3.3 shall be allocated among all Holders on whose behalf Registrable Securities of the Company are included in such registration, on the basis of the respective amounts of the Registrable Securities then being registered on their behalf.  Notwithstanding the foregoing or anything contained herein to the contrary, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 3.1 or 3.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case the participating Holders shall bear such expenses on a pro rata basis based on the Registrable Securities of such Holder proposed to be included in such withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 3.1 or one S-3 registration pursuant to Section 3.3, as applicable; provided further, however, that if such withdrawal occurs prior to the date the registration statement shall have become effective and at the time of such withdrawal, the Holders have learned of a material adverse change in the financial condition, business, properties or results of operations of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 3.1 and 3.3, as applicable.

3.9           Indemnification.

(a)           Indemnification by the Company.  In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless the Holder of any Registrable Securities covered by such registration statement, its directors and officers, legal counsel and accountants for such Holder, and each other Person, if any, who controls such Holder, within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such Holder and each such director, officer, and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Holder specifically stating that it is for use in the preparation thereof; provided further, that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person’s failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus; and provided still further, that the indemnity agreement contained in this Section 3.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such Holder.

(b)           Indemnification by the Holders.  Each Holder, severally and not jointly, shall indemnify and hold harmless the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any officer, director, legal counsel or accountant or controlling person of any such Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state securities law insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Holder specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that the indemnity agreement contained in this Section 3.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.  The maximum liability of each Holder for any such indemnification shall not exceed the amount of aggregate gross proceeds received by such Holder from the sale of his/its Registrable Securities, except in the case of willful fraud.  Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such Holder.

(c)           Notices of Claims, etc.  Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 3.9(a) or (b) above, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 3.9(a) or (b) above, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice.  In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release reasonably acceptable to such indemnified party from all liability in respect to such claim or litigation.

(d)           Other Indemnification.  Indemnification similar to that specified in Sections 3.9(a), (b) and (c) above (with appropriate modifications) shall be given by the Company and each Holder of Registrable Securities with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority other than the Securities Act.

(e)           Indemnification Payments. The indemnification required by this Section 3.9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

(f)            Contribution. If the indemnification provided for in this Section 3.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Section 3.9(f) exceed the aggregate gross proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

3.10           Adjustments Affecting Registrable Securities. The Company will not effect or permit to occur any combination or subdivision which would adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in any registration of its securities contemplated by this Section 3 or the marketability of such Registrable Securities under any such registration.

4.               Rule 144 and Rule 144A. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, will, upon the request of any Holder of Registrable Securities, make publicly available other information) and will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission.  Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company).  After any sale of Registrable Securities pursuant to this Section 4, the Company will, to the extent allowed by law, cause any restrictive legends to be removed and any transfer restrictions relating to the absence of registration under the Securities Act to be rescinded with respect to such Registrable Securities.  In order to permit the Holders of Registrable Securities to sell the same, if they so desire, pursuant to Rule 144A promulgated by the Commission (or any successor to such rule) (“Rule 144A”), the Company will comply with all rules and regulations of the Commission applicable in connection with use of Rule 144A.  Prospective transferees of Registrable Securities that are Qualified Institutional Buyers (as defined in Rule 144A) which would be purchasing such Registrable Securities in reliance upon Rule 144A may request from the Company information regarding the business, operations and assets of the Company.  Within five (5) business days after receipt by the Company of any such request, the Company shall deliver to any such prospective transferee copies of annual audited and quarterly unaudited financial statements of the Company and such other information as may be required to be supplied by the Company for it to comply with Rule 144A.

5.             Amendments and Waivers. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if the Company agrees and it shall have obtained written consents to such amendment, action or omission to act from the Holders of at least a majority of the Registrable Securities (which must also include the consent of the holders of at least seventy-five percent (75%) of the issued and outstanding shares of Preferred Stock that were issued in exchange for shares of series A, series AA, series B or series BB preferred stock of REG, pursuant to the Agreement and Plan of Merger dated                 , 2009 by and among the Company, REG and REG Merger Sub, Inc.); provided, however, that any such amendment or consent that would have a material adverse effect on a particular Holder but would not have a similar material adverse effect on all Holders generally or would otherwise remove a Holder as a party to this Agreement shall require the consent of such Holder.  Each Holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 5, whether or not such Registrable Securities shall have been marked to indicate such consent.

6.             Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the Holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of Registrable Securities held by any Holder or Holders of Registrable Securities contemplated by this Agreement.  If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner’s beneficial ownership of such Registrable Securities.

7.             Notices. Except as set forth in Section 8, all communications provided for hereunder shall be sent (a) by first-class mail and (i) if addressed to a party other than the Company, to such party at the address furnished to the Company by such party, or (ii) if addressed to the Company, at the address of its principal place of business, Attention: President, or at such other address, or to the attention of such other officer, as the Company shall have furnished to each Holder of Registrable Securities at the time outstanding or (b) by electronic transmission in the manner permitted by the General Corporation Law of the State of Delaware.

8.             Assignment. The rights to cause the Company to register Registrable Securities pursuant to Section 3 may be assigned (but only with all related obligations) by (a) a Holder to a transferee or assignee of such securities who, after such assignment or transfer, holds at least 250,000 shares of such Holder’s Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations and including for purposes of such calculation the shares of Common Stock then issuable upon conversion of the Preferred Stock), or (b) any Holder who transfers all of its Registrable Securities to a single transferee or assignee, or (c) a Holder to its partners, members, stockholders, subsidiaries or affiliates (“the Distributees”); provided, however, prior to an assignment pursuant to subclause (c), the Distributees shall appoint a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Agreement; and provided, further, in each case: (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement.  For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership or limited liability company who are partners or retired partners of such partnership or members of such limited liability company (including spouses and ancestors, lineal descendants and siblings of such partners or members or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership or limited liability company, as the case may be.  For purposes of this Agreement, the terms “affiliates” or “affiliated” shall mean, with respect to any person or entity, any person or entity that, directly or indirectly, controls or is controlled by or is under common control with such person or entity.  For the purposes of the preceding sentence, the term “control” shall mean the possession; directly or indirectly, through one or more intermediaries in the case of any person or entity, of the power or authority, through ownership of voting securities, by contract or otherwise, to direct the management, activities or policies of the person or entity.

9.             Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the holders of two-thirds (2/3rds) of the Senior Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder the right to include such securities in any registration (unless such right is subordinate to the rights granted to holders of Senior Registrable Securities in this Agreement) or to demand any registration of any securities held by such holder or prospective holder.

10.           Termination. The right of any Holder to request registration or inclusion in any registration pursuant to Section 3.1, Section 3.2 or Section 3.3 shall terminate at such time as both (A) all shares of Registrable Securities held or entitled to be held upon conversion by such Holder are permitted to be immediately sold under Rule 144 during any ninety (90) day period, and (B) such Holder holds or upon conversion of Series A Preferred Stock would hold less than three percent (3%) of the issued and outstanding shares of Common Stock of the Company.

11.           Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.  References herein to Sections are references to Sections of this Agreement, except as otherwise indicated.

12.           Specific Performance. The parties hereto recognize and agree that money damages may be insufficient to compensate the Holders of any Registrable Securities for breaches by the Company of the terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach.

13.           Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal laws of the State of Delaware,

without regard to rules or principles of conflicts of law requiring the application of the law of another State.

14.           Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement or have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

COMPANY:

REG NEWCO, INC.

By:
Name:
Title:

REGISTRATION RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement or have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

SERIES A STOCKHOLDER:

[SERIES A STOCKHOLDER]

By:
Name:
Title:

REGISTRATION RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement or have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

COMMON STOCKHOLDER:

[COMMON STOCKHOLDER]

By:
Name:
Title:

REGISTRATION RIGHTS AGREEMENT

SIGNATURE PAGE